SCHEDULE 14c (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Check the appropriate box:
[x] Preliminary Information Statement [ ] Confidential, for use of the Commission only

                             NESCO INDUSTRIES, INC.

[ ]  Definitive Information Statement

(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Price  per  unit or  other  underlying  value of  transaction  pursuant  to
     Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid: ____________________________________________________
2)  Form, Schedule or Registration Statement No.: ______________________________
3)  Filing Party: ______________________________________________________________
4)  Date Filed: ________________________________________________________________

                             NESCO INDUSTRIES, INC.
                               305 Madison Avenue
                            New York, New York 10165


                             INFORMATION STATEMENT


To the Holders of the Voting Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Nesco Industries, Inc. ("Nesco") have given their written consent to resolutions adopted by the Board of Directors of Nesco (a) to effect an exchange of our securities for outstanding securities and debt instruments of Hydrogel Design Systems, Inc. ("HDSI") pursuant to a Share Exchange Agreement dated April 29, 2004, as a consequence of which, on May 25, 2004, exchanging security holders of HDSI acquired a majority of our outstanding voting stock, and HDSI became a subsidiary of Nesco; and (b) to amend the Articles of Incorporation of Nesco so as (1) to change the name of the company to "Aquamatrix, Inc." ("Aquamatrix"), and (2) to increase the authorized number of common shares to 400,000,000. The Board of Directors has fixed August _, 2005 as the record date for determining the holders of voting stock entitled to notice and receipt of this Information Statement. We anticipate that this Information Statement will be mailed on August ___, 2005 to stockholders of record. On or after [20 days from mailing date], the Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and become effective.


     The Nevada Revised Statutes permits holders of a majority of the voting power to take stockholder action by written consent. Accordingly, Nesco will not hold a meeting of its stockholders to consider or vote upon either the Share Exchange Agreement or the amendment to Nesco's Articles of Incorporation.

                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                        MATTHEW HARRITON
                                        President, Chief Executive Officer
                                        And Chairman of the Board

By Order of the Board of Directors


________________, 2005

                                Page 2 of total

                                    Summary

This summary presents selected information contained in this information statement relating to the share exchange effected pursuant to the share exchange agreement and the amendment to our articles of incorporation and may not contain all of the information that is important to you. To understand the share exchange and the amendment fully, you should carefully read this entire document as well as the additional documents to which it refers. We have included page references to direct you to a more complete description of the topics presented in this summary.

Share Exchange (see page 13)

The share exchange was effected pursuant to a Share Exchange Agreement among us, Hydrogel Design Systems, Inc. ("HDSI"), and a majority of our shareholders and of the shareholders of HDSI. As a consequence of the share exchange, on May 25, 2004, HDSI became our majority owned subsidiary.

The Company (see page 16)

Nesco Industries, Inc.
305 Madison Avenue, Suite 4510
New York, NY 10165
Telephone: (212) 808-0607

Through our HDSI subsidiary, we develop, manufacture and sell high water content polymer- based radiation ionized gel for medical and cosmetic uses. Our gel products are marketed by us under the AQUAMATRIX(R) brand name, and by other manufacturers that use our products in the products they sell to others.

We have been in this business since May 25, 2004 when we acquired a majority of the outstanding securities of HDSI. HDSI has conducted this business since 1997.

Prior to our acquisition of a majority of the outstanding securities of HDSI, we were not actively engaged in business as we had ceased our prior activity of providing asbestos abatement and indoor testing, monitoring and remediation services in 2003. Prior to the acquisition, our business address was 12-12 43rd Avenue, Long Island City, NY 11101, and our phone number was 718-937-5333.

                                Page 3 of total

HDSI (see page 16)

Prior to our acquisition of a majority of the outstanding securities of HDSI, HDSI conducted its business of developing, manufacturing and selling high water content polymer-based radiation ionized gel for medical and cosmetic uses from the offices currently occupied by us.

Former Holders of HDSI Securities
own a Majority of our Voting Securities ( see page 12)

The holders of approximately 97% of HDSI common stock and of 90% of HDSI preferred stock have accepted our exchange offer, and own approximately 54.1% of our voting securities outstanding at the time of the exchange.

If all holders of HDSI common and preferred stock become holders of our securities and convert such securities into shares of our common stock, former HDSI shareholders would own approximately 55.3% of the shares of our common stock outstanding at the time of the exchange.

Issuance of Preferred Shares in Share Exchange (see page 11)

When we agreed to acquire a majority of the outstanding securities of HDSI, we did not have enough shares of common stock available for issue under our articles of incorporation to acquire all the securities of HDSI and assume all of its share issuance obligations under various debt instruments and options.

We agreed to issue to the former HDSI stockholders shares of our preferred stock convertible into shares of our common stock once our articles of incorporation were amended to provide for the issuance of such additional shares. We made similar promises to the holders of other securities of HDSI convertible into HDSI common stock.


Accounting Treatment (see page 11)

The accounting for the share exchange is a recapitalization of HDSI, with HDSI being treated as the acquirer. The acquired assets and assumed liabilities, if any, of Nesco are carried forward at their historical values.


Material US Federal Income Tax Considerations (see page 37)

There are no material U.S. Federal Income Tax consequences for either HDSI or Nesco as a consequence of the share exchange. There are no U.S. Federal Income

                                Page 4 of total

Tax consequences resulting from the share exchange for holders of Nesco common stock who have not participated in the share exchange.

Regulatory Approvals (see page 38)

We do not believe that the share exchange was subject to any state or federal regulatory requirements. Other than the filing of this information statement and a registration statement with respect to shares of our common stock, including shares issuable upon conversion of securities issued in the share exchange, and certain other filings under applicable securities laws and the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, we do not believe that, in connection with the share exchange and the amendment to our Articles of Incorporation, any consent, approval, authorization or permit or filing with any regulatory authority will be required.

Rights to Dissent (see page 41)

Under applicable Nevada law, holders of shares of Nesco common stock who did not participate in the share exchange do not have the right to dissent and exercise appraisal rights.

Interest of our Officers and Directors   (see pages 29, 34 and 37)


As a condition to the share exchange, we transferred our wholly owned subsidiaries, NAC, IAP and NACS to a corporation controlled by Ronald Kuzon, a former interim officer and consultant to the Company. In consideration for an indemnification undertaking, the transferee received 3,000,000 of our common shares. We also issued an aggregate of 6,500,000 of our common shares to an advisor, a limited liability company owned by an affiliate of Ronald Kuzon, for services in connection with the share exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. On May 25, 2004, we entered into a two year consulting agreement with an affiliate of Ronald Kuzon which provided for the issuance of 2,000,000 of our common shares and a minimum monthly consulting fee of $7,500. We also issued, in exchange for outstanding notes and accrued payroll, convertible 8% debentures in the aggregate principal amounts of approximately $385,000 to Mr. Matthew Harriton and approximately $439,000 to Mr. Geoffrey Donaldson, and a like number of warrants.


The officers and directors named below own securities convertible into shares of our common stock. Our other officers and directors do not own securities convertible into shares of our common stock. Because we do not have sufficient authorized shares of common stock, the securities can not presently be converted into shares of common stock. Upon filing of the amendment, this limitation will no longer apply and all of such securities will become convertible into shares of our common stock.


The following table sets forth the beneficial  ownership  as of August __ , 2005


                                Page 5 of total
of each of the below named officers and directors, specifying the number of shares of common stock then held directly(none) and the number of shares of common stock beneficially owned as of such date. After the amendment becomes effective, each such person may acquire direct ownership of all shares of common stock beneficially owned:

                               Shares of Common Stock held     Shares of Common Stock
                               in the form of Common Stock     Beneficially Owned 1
Name and Title
Matthew L. Harriton                        0                         7,910,244
President,
Chief Executive Officer
and Chairman of Board

Geoffrey Donaldson
Director and Chief
Operating Officer of HDSI                  0                         3,962,715

Purpose of Information Statement

We are sending you this information statement to inform you of the share exchange and the amendment to our articles of incorporation increasing the number of authorized shares of common stock before the amendment becomes effective. We are required to do this by the rules of the Securities and Exchange Commission. We are not requesting a proxy. Please do not send us a proxy.

--------
1 See Footnotes 1, 3 and 5 to the table under the heading "Voting Securities and Principal Stockholders" on page 28 for additional information as to the shares beneficially owned, and how beneficial ownership is determined.

                                Page 6 of total

                     SUMMARY SELECTED FINANCIAL INFORMATION

The financial information as presented below and elsewhere in this information statement reflect the historical results of our predecessor entity, HDSI, prior to May 25, 2004, the date of the Exchange Agreement, and our consolidated results of operations subsequent to the acquisition date of May 25, 2004.

                                                Years ended April 30,             Nine Months Ended

                                          2002,          2003,          2004      January 31, 2005

Statement of Operations Data                                                         (Unaudited)
Total revenues                         $1,043,995     $1,130,995      $623,349       $516,318

Total costs and expenses               2,439,956      2,204,555       1,690,032      4,774,477

Other income (expense)                 (573,537)      (589,360)       (432,358)      (2,232,870)

Net loss                               (1,969,498)    (1,662,920)     (1,499,041)    (6,491,029)

Net loss per share                     ($0.44)        ($0.37)         ($0.34)        ($0.42)

Balance Sheet Data:

Total Assets                           1,518,536      1,234,674       924,295        2,009,218

Working capital (deficit)              (3,229,395)    (4,222,237)     (1,368,544)    (4,813,127)

Total liabilities                      3,376,359      4,424,683       5,482,465      5,340,951
                                                                                     (3,331,733)
Stockholders' equity (deficit)         (1,857,823)    (3,190,009)     (4,558,170)

Selected Unaudited Pro Forma Financial Information

The share exchange is accounted for as a recapitalization of HDSI, with HDSI being treated as the acquirer.

We have presented below selected unaudited pro forma financial information that reflects the recapitalization of HDSI. The unaudited pro forma combined statement of operations data gives effect to the acquisition as if it had occurred on May 1, 2003 and the unaudited pro forma combined balance sheet data gives effect to the acquisition as if it had occurred on April 30, 2004. The unaudited proforma financial information may have been different had the share exchange been assumed to have occurred on a different date.

The following selected unaudited financial information has been derived from, and should be read in conjunction with, the unaudited proforma financial information and related notes thereto included elsewhere in this information statement.

The unaudited pro forma financial information is provided for illustrative purposes only and its inclusion in the information statement should not be regarded as an indication that it is an accurate prediction of future events, and it should not be relied on as such. Given the limitations of this information, we believe it should not be meaningful to an evaluation of the share exchange. No one has made, or makes, any representation regarding the

                                Page 7 of total
information contained in the unaudited pro forma financial information.



Pro Forma Statement of Operations Data:            May 1, 2003 to April 30, 2004

Total Revenues                                     $623,349

Total Costs and Expenses                           2,302,282

Other income (expense)                             (1,589,049)

Net Loss                                           (3,267,982)

Net Loss per share                                 (.03)


Pro Forma Balance Sheet Data                       April 30, 2004

Total Assets                                       $1,068,990

Working Capital (deficit)                          (1,065,488)

Total Liabilities                                  $3,543,953

Stockholders' Equity (deficit)                     (2,474,963)

Book value per share                               (.02)


COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of Nesco and HDSI and unaudited pro forma book value per share information after giving effect to the share exchange. You should read this information in conjunction with the selected historical financial information included elsewhere in this information statement, and the historical financial statements of Nesco and HDSI and related notes that are included elsewhere in this information statement. The unaudited proforma per share information is derived from, and should be read in conjunction with, the unaudited proforma information and related notes included elsewhere in this information statement. The historical per share information is derived from financial statements as of and for the year ended April 30, 2004.

                                Page 8 of total

                                                Nesco               HDSI
Net loss per share-historical Year ended        ($.30)              ($.34)
April 30, 20041


Book value per share-historical April 30,        (.23)               (.99)
2004


Book value per share-proforma April 30,                              (.02)
20042

Net loss per share-proforma April 30, 2004                           (.03)

--------
1 The historical net loss and book value per share was calculated based on the actual common shares outstanding at April 30, 2004 which aggregated 7,627,105 and 4,452,806 for Nesco and HDSI, respectively.

2 The proforma net loss and book value per share was calculated based on a total of 106,387,000 common shares, the total common shares to be issued as a result of the share exchange.

                                Page 9 of total

                    BACKGROUND AND REASONS FOR SHARE EXCHANGE


     Nesco Industries, Inc. was incorporated in Nevada in March 1993, and was inactive for a number of years. In March 1998, Nesco acquired National Abatement Corporation ("NAC") and NAC Environmental Services, Inc. ("NACE").

     Nesco was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. In the fiscal year ended April 30, 2003, we consolidated the operations of our various subsidiaries into a single environmental services operating unit organized under the banner of our wholly-owned subsidiary NAC. Prior to this consolidation, we also operated through two other wholly-owned subsidiaries, NAC/Indoor Air Professionals, Inc. ("IAP") and NACE.

     In the fourth quarter of fiscal 2003, we elected to deactivate the environmental services operating unit, and authorized NAC to cease business operations, in order to conserve financial and other resources until a new business focus was identified. We ceased business operations in May 2003 and wrote-off goodwill, fixed assets and inventory in fiscal 2003. Our efforts at that time were directed to winding down this business, and considering other ventures we might pursue.

     On April 29, 2004, we entered into a share exchange agreement with Hydrogel Design Systems, Inc. ("HDSI"), a privately held Delaware corporation, whereby HDSI would become a majority-owned subsidiary of the Company and upon completion of the exchange, the holders of HDSI common stock and debt would hold a majority interest of Company.

     We initially became aware of HDSI through information provided by KSH Securities, Inc. KSH Securities, Inc. had previously assisted us in obtaining financing and knew of the opportunity with HDSI because of prior business contacts with HDSI management. KSH Securities, Inc. did not participate in any negotiations with HDSI, and did not receive any fee for introducing HDSI to us.

     Ronald Kuzon, who was an interim officer and consultant to the Company prior to the share exchange, acted as a financial advisor to the Company in negotiating the terms of the share exchange with then senior management of HDSI. Mr. Kuzon also provided due diligence services to the Company in this engagement. Discussions and negotiations, involving the parties respective officers and their financial advisors, took place over a period of several months commencing in December 2003. The definitive agreement was signed on April 29, 2004 and the transaction closed on May 25, 2004. The final exchange ratio was based on a number of factors including the parties evaluation of the respective liquidation preferences of their then outstanding preferred stock, their respective debt obligations, the Company's liquidity and ability to access capital markets and HDSI's business prospects.

                                Page 10 of total

        This exchange was completed on May 25, 2004.

Accounting Treatment for Share Exchange

     The accounting for the transaction is a recapitalization of HDSI, with HDSI treated as the acquirer. The acquired assets and assumed liabilities, if any, of Nesco are carried forward at their historical values. HDSI's historical financial statements are carried forward as those of the combined entity.

     The auditors for HDSI have raised substantial doubts about the ability of HDSI to continue as a going concern because of operating deficits, working capital deficits and stockholder deficits. HDSI is not a development company.

Issuance of Preferred Shares

     We had intended to issue shares of our common stock in exchange for the equity securities of HDSI in certain ratios as provided for in the exchange agreement. However, because we did not have the required number of authorized shares of common stock to complete the exchange on this basis, we agreed to issue shares of our newly designated Series B Preferred Stock instead of common shares. Upon filing of a certificate of amendment to our articles of incorporation to increase the number of shares of common stock which we are authorized to issue, each share of our Series B Preferred Stock will be automatically converted into shares of our common stock at a fixed ratio of 750 shares of common stock for each 1 share of Series B Preferred Stock.

Steps to Effect Share Exchange Transaction

     As a condition to this transaction, we transferred our wholly-owned subsidiaries, NAC, IAP and NACE under the terms of a stock purchase and assumption agreement to a newly-formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant to us. The transferee assumed all liabilities and obligations of these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common stock, certain related registration rights, and our agreement that the transferee, at its election, may demand that we repurchase from the transferee 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arms-length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.

     In addition to the transfer of our subsidiaries, we were required to convert our outstanding shareholder debt to equity. On May 11, 2004, prior to the date of the closing, the holders of this debt in the aggregate principal amount of $952,501 agreed to exchange the debt for an aggregate of 20,000 shares

                                Page 11 of total
of our Series B Preferred Stock which will be converted into 15,000,000 shares of common stock. We were also required to obtain the consent to cancel an aggregate of 602,500 special warrants prior to the closing. The holders of these special warrants were granted shares in the exchange as part of the common advisor shares issued. In addition, we were required to retain net cash of approximately $350,000 as part of the terms of the agreement, of which approximately $208,500 was paid as a bridge loan prior to April 30, 2004 and is included in our assets at April 30, 2004. This bridge loan became part of the closing requirements in May 2004.

     Concurrent with the exchange, our Series A Preferred Stock shareholders agreed to exchange 512,500 shares of stock for an aggregate of 20,500 shares of our Series B Preferred Stock, which will be converted into 15,375,000 shares of common stock (a ratio of approximately 30 of our common shares for 1 share of Series A Preferred Stock). As of January 31, 2005, 445,500 shares of Series A Preferred Stock shares have been exchanged for 17,820 shares of Series B Preferred shares. No Series A shareholder has rejected the exchange and we anticipate that the balance will be exchanged over time.

Former Holders of HDSI Securities
Own a Majority of Our Voting Securities

     At the time of the transaction, HDSI common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of our Series B Preferred Stock, which will be converted into 29,165,250 shares of common stock (a ratio of approximately 9 of our shares for 1 share of HDSI stock). The HDSI preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of our Series B Preferred Stock, which will be converted into 10,650,750 shares of common stock (a ratio of approximately 36 of our shares for 1 share of HDSI stock). Approximately 97% of the common and 90% of the preferred shareholders have exchanged their shares as of January 31, 2005 which has resulted in approximately 54.1% of our voting securities outstanding at the time of the exchange owned by HDSI stockholders. We anticipate that the remaining shareholders will exchange their shares in the near future, which will result in 55.3% of our voting securities outstanding at the time of the exchange being owned by HDSI stockholders. Upon completion of this exchange, HDSI common shareholders will exchange a total of 4,452,806 shares of stock for 53,434 shares of our Series B Preferred Stock, which will be converted into 40,075,167 shares of common stock (a ratio of approximately 9 of our shares for 1 share of HDSI stock). The HDSI preferred shareholders will exchange a total of 522,487 shares of stock for 25,079 shares of our Series B Preferred Stock which will be converted into 18,809,574 shares of common stock (a ratio of approximately 36 of our shares for 1 share of HDSI preferred stock). The HDSI stockholders, upon completion of the exchange of shares, will receive an aggregate of 58,884,741 of our common shares or 55.3% of the total shares outstanding at the time of the exchange which aggregated 106,386,847 equivalent common shares on May 25, 2004.

     In connection with the share exchange agreement, we also issued an aggregate of 6,500,000 common shares (with a fair value of $975,000) to an advisor, a limited liability corporation owned by an affiliate of Ronald Kuzon, an interim officer and consultant, for services rendered in connection with the

                                Page 12 of total
exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants. We also incurred additional costs related to the exchange approximating $48,000. Approximately $328,000 of these costs, the net amount of cash retained at the time of the acquisition, were charged to equity, and the balance of $695,000 was recorded as a charge to operations in the quarter ended July 31, 2004.

     Prior to the transaction, we had 7,627,105 common shares outstanding. After giving effect to the transactions above and after such time that we increase the number of shares that we are authorized to issue, we will have approximately 106,387,000 shares outstanding as of the exchange date. This amount does not include the additional shares issuable pursuant to the exchanges described in the following paragraph.

     In addition to the exchange of shares, all outstanding options/warrants of HDSI were exchanged for our options/warrants based on the same ratios as the stock exchange. This resulted in the issuance of approximately 25,137,000 options/warrants. These options/warrants are currently exercisable at prices that range between $.08 -$.39 and expire between one and eight years. Compensation expense approximating $1,794,000 was recorded on May 25, 2004 for the increase in the fair value of the vested HDSI options/warrants as a result of the exchange. The HDSI debt holders were also granted, in consideration of an extension of term debt, a warrant to acquire one share of our common stock for each dollar of HDSI debt, for an aggregate issuance of 2,736,000 warrants. The total HDSI term debt of $2,736,000 was also exchanged for our convertible debt and the holders may convert this debt to approximately 28,551,000 shares of our common stock. Approximately $156,000 of the total HDSI debt exchanged was attributed to the fair value of the warrants and $1,703,000 was attributed to the intrinsic value of the beneficial conversion feature. These amounts were recorded as equity components. The remaining balance of $877,000 was recorded as long-term debt. Our convertible debt bears interest at the rate of 8% per annum and matures on December 31, 2005. Convertible debt in the amount of $1,933,000 has a conversion price of $.0833 per share, and the remaining convertible debt in the amount of $803,000 converted at the time of the share exchange has a conversion price of $.15 per share.

     Prior to the transaction, we had approximately 4,212,500 options and warrants outstanding. After giving effect to the transactions above (including the cancellation of 602,500 warrants), we will have approximately 31,483,000 options and warrants outstanding and debt convertible into approximately 28,551,000 common shares as a result of the exchange agreement.

Share Exchange Agreement

The summary of the material terms of the Share Exchange Agreement set forth above under "Steps to Effect Share Exchange Transaction" and elsewhere in this information statement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached to this information statement as

                                Page 13 of total

Appendix A and which we incorporate by reference into this document. This summary may not contain all of the information about the Share Exchange Agreement that is important to you. We encourage you to read carefully the Share Exchange Agreement in its entirety.


                                Page 14 of total

Summary of Consideration or Contributions in Exchange

     The  following   table   summarizes   the   respective   consideration   or
contributions by Nesco and HDSI referred to above in the exchange:

                       Nesco                                                HDSI
Approximately $350,000 in cash in exchange for          HDSI's business and business assets

Shares of Series B Preferred Stock in exchange for      Shares of HDSI common stock

Shares of Series B Preferred Stock in exchange for      Shares of HDSI preferred stock

Options and warrants to purchase shares of Nesco        Options and warrants to purchase shares of HDSI
common stock in exchange for                            common stock and preferred stock

Shares of Series B Preferred Stock in exchange for its own indebtedness

Shares of Series B Preferred Stock in exchange for shares of its Series A Preferred Stock

Convertible debentures in exchange for                  HDSI indebtedness

Warrants to acquire common stock  for extension of      HDSI indebtedness
maturity of

Dilution from Share Exchange

The following table sets forth, as of May 25, 2004, the date of the share exchange effected pursuant to the Share Exchange Agreement, the dilution in direct ownership of shares of common stock that will occur following the effectiveness of the amendment to our Articles of Incorporation, assuming that all of our securities issued pursuant to the Share Exchange Agreement are converted into shares of our common stock:

                                                             Number of
                                                              Shares
                                         Percentage of      Outstanding     Percentage of Shares
                     Number of Shares     Outstanding     after Exchange      Outstanding after
 Sources of Share      Outstanding      Shares Prior to      assuming         Exchange assuming
     Issuances       Prior to Exchange      Exchange         Amendment            Amendment
-------------------- ------------------ ----------------- ----------------- -----------------------
Common Stock                19,127,106              100%        19,127,106                  11.61%
outstanding
immediately after
share exchange

                                Page 15 of total

                                     0                 0        15,000,000                    9.1%
Conversion of
Series B preferred
stock into common
stock by debt
holders
Conversion of                        0                 0        15,375,000                   9.33%
Series A preferred
stock into Series
B preferred stock
and subsequent
exchange into
common stock
Exchange of Series                   0                 0        58,884,750                  35.73%
B preferred stock
by HDSI holders

Exercise of                          0                 0        27,873,032                  16.91%
options and
warrants exchanged
by HDSI holders

Conversion of debt                   0                 0        28,550,747                  17.32%
held by HDSI
holders

-------------------- ------------------ ----------------- ----------------- -----------------------
Total no. of Shares         19,127,106              100%       164,810,635                 100.00%

     The 19,127,106 shares of common stock outstanding immediately after the share exchange represent approximately 11.61% of the total number of shares of common stock that would be outstanding on a fully diluted basis after giving effect to the amendment, or a total dilution of approximately 88.39% for the shares of common stock. The above table does not include 3,610,000 shares of common stock issuable upon exercise of our options and warrants outstanding prior to the share exchange.

                                    BUSINESS

     HDSI develops, manufactures and markets high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. HDSI gels are produced using unique proprietary manufacturing technologies which enable HDSI to develop, manufacture and market electron beam cross-linked aqueous polymer sheet

                                Page 16 of total
hydrogels, hereafter referred to as "gels". Through discussions with various customers of our products and through market research, to the best of Management's knowledge and belief, HDSI is one of two known manufacturers in the world of these gels.

     HDSI specializes in custom gels capitalizing on proprietary manufacturing technologies. These capabilities allow HDSI to manufacture gels which meet the rigid specifications of our customers, a key requirement in gels used for delivery of active ingredients, the most rapidly growing component of the hydrogel industry.

     Gels are colloidal substances made of water and solids. They can be created chemically (through a combination of ultra violet cross-linking and chemical interface), or by mixing a hydrophilic polymer and water then exposing it to an electron beam creating a "sheet" of water. Active ingredients such as OTC medication, and skin care, wound healing or other materials can be added before or after cross-linking. Materials that do not survive radiation are added after the cross-linking process is completed. Once the gels have been mixed and cross-linked, they form sheets which can be delivered to customers or first cut and shaped according to customer specifications.

     Currently, and for the foreseeable future, all of the gel products produced by HDSI are electron beam cross-linked, water and polymer gels. The Company cross-links its gels using an electron beam accelerator.

     Electron beam cross-linking is achieved through the introduction of the high energy field, created by the accelerated electrons, which causes the release of hydrogen atoms thereby causing carbon molecule covalent bonding. The creation of longer chains of the polymer in the gel increases its molecular integrity, giving the gel characteristics which make it useful in a variety of products.

     HDSI owns and operates a Radiation Dynamics, Inc., Dynamitron IEA 1500-40 Industrial Electron Accelerator, serial number 318. The HDSI RDI Dynamitron Industrial Electron Accelerator has been customized to handle the cross-linking of the type of materials the Company uses, but can also be used for several of the other potential uses such as coloring gemstones and treating wire, cable and tubing. Replacement cost of the Company's RDI Accelerator and processing equipment is estimated to be in excess of $7 million. The delivery and installation process is time-consuming with replacement estimated to take 2.5 to 3 years. The Company's equipment has a useful life of approximately 20 years and provides annual production capacity in excess of 6,000 hours.

     Management believes that many of the processes are proprietary to the Company and provide significant competitive advantages. The company believes HDSI gels have a significant competitive advantage, in part due to the following product characteristics:

     --   painless adhesion to the human body;
     --   stability of form and composition;

                                Page 17 of total

     --   purity;
     -- reproducibility (manufacturing high quality product on a consistent basis);
     --   compatibility with active ingredients; and
     --   high water content.

     Many of the competitive products feature physical characteristics which are less desirable than those of HDSI's gels. These include aggressive skin bonding, chemical and form instability, lack of uniformity, low water content, and active receptivity issues. Some of these products do offer higher absorptive and adherence characteristics than the HDSI gels.

     While the Company believes that HDSI's products have significant commercial potential, the Company recognizes that such potential has not yet been achieved and may not occur. The Company acknowledges that HDSI has never operated at a profit, incurred a loss of $1,499,041 in its fiscal year ended April 30, 2004 and at April 30, 2004 had an accumulated deficit of $10,684,870.

     The auditors for HDSI have raised substantial doubts about the ability of HDSI to continue as a going concern because of operating deficits, working capital deficits and stockholder deficits. HDSI is not a development stage company.


     HDSI manufactures and markets electron-beam cross-linked sheet gels and patches for use as moist wound/burn dressings with and without active ingredients, components in certain medical devices, transdermal and intradermal delivery of medication, and topical application of non-prescription drugs, other skin care treatments and cosmetics. HDSI markets its own brand of moist wound/burn dressings under the AQUAMATRIX(R) brand name, and is currently developing additional line extensions of this product. In addition, the HDSI gels are prepared as components for products distributed by HDSI customers under their brand names. HDSI, in addition to manufacturing gels, offers its customers converting services, allowing HDSI to create competitive advantage in pricing while expediting the production process. HDSI specializes in cutting sheet gels to customers' specified shape, a converting process requiring technological expertise and pouching.

     For the year ended April 30, 2004, HDSI filled orders from approximately 22 different customers. Of these 82.9% of the annual revenue is attributable to 6 of these customers. Four (4) of our customers accounted for more than 10% of our annual revenues individually with our largest customer accounting for 31.1% of annual revenues. While we have a single manufacturing facility located in the Northeast United States, our customers are located throughout the world. The products for which our gels are used by our customers include wound and burn dressings, transdermal drug delivery devices, warming/cooling apparatus, and medical electrodes. Our non-gel customers utilize our electron accelerator for material modification (the enhancement of materials through cross-linking).

                                Page 18 of total

     We have identified several markets in which to market the products by identifying those fields, such as wound care, which offer reasonable means of entry, in which we have some form of competitive advantage and those which offer meaningful growth opportunities. Several of these markets fall under the regulatory authority of the Food and Drug Administration ("FDA"). Our basic wound care dressings are Class I exempt devices and therefore are subject only to very basic regulatory requirements. Some of our other products, including those which incorporate active ingredients, may fall under more stringent FDA regulatory requirements that may require prior approvals or testing before the products are sold.

     As of January 31, 2005 HDSI had eleven employees, five in administration, finance and marketing, and six in manufacturing and quality control.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS


Liquidity and Capital Resources

The following table sets forth our working capital (deficiency) position as at January 31, 2005:


                              As at January 31, 2005
Current assets                                          $399,124

Current liabilities                                    5,212,251

Working capital (deficiency)                         $(4,813,127)
                                                     ============


Our cash at January 31, 2005 increased to $124,000 as compared to $17,000 in the prior fiscal period. This increase is primarily attributable to the additional net cash provided by the issuance of new convertible debentures in the current fiscal period.

Net cash used in operating activities in the nine months ended January 31, 2005 was $1,615,000 as compared with $138,000 in the prior fiscal period ended
January 31, 2004. The net cash used in operations in the nine months ended January 31, 2005 was used to fund current operations and pay down accounts payable and amounts due to affiliates which consisted primarily of overdue rent and other expenses which were required to be paid in order for us to continue to be able to operate. The balance of the cash used to fund operations was used to fund increased general and administrative costs and to cover fixed manufacturing costs as discussed below in results of operations. In the period ending January 31, 2004, we used approximately $138,000 to fund current operations as funds were not available to pay down accounts payable and other liabilities which were due. In addition, approximately $323,000 in funding was provided from customer

                                Page 19 of total
deposits and included in net cash used in operations which offset the actual use of cash for operating activities. The increase in the current period excluding these deposits was approximately $1,154,000 which is the result of the paydown of liabilities and increased expenses as described. As our revenues and accounts receivable collections did not significantly increase during the nine months ended January 31, 2005, additional cash was not provided to cover these increased expenses. However, management believes that the paydown of these liabilities and increased expenses are required in order to continue to operate and to build our future operations.

Net cash provided by investing activities in the nine months ended January 31, 2005 was $77,000 as compared with $2,000 in the nine months ended January 31, 2004. The net cash provided by investing activities was due to the cash received at the closing of the share exchange, net of closing costs. Nesco had advanced HDSI $208,000 in the prior fiscal year. The net cash provided by financing activities in the nine months ended January 31, 2005 was $1,661,000 as compared with $108,000 in the nine months ended January 31, 2004. The net cash provided by financing activities was primarily provided by the issuance of convertible debentures.

On July 1, 2004, we entered into an investment banking agreement with Sloan Securities Corp. for the sale of up to $3,000,000 principal amount of our 8% senior convertible notes due December 1, 2005, with interest payable on December 1 and June 1 semi- annually, either in cash or common stock, and convertible into common stock at $.15 per share. Each note was issued with a five-year warrant to purchase shares of our common stock at $.25 per share or 666,667 warrants for each $100,000 of principal amount of notes purchased. As a result of the agreement, which terminated on September 30, 2004, we received $2,295,000 in gross proceeds in connection with this agreement and issued warrants to purchase 15,300,000 shares. Under the terms of the private placement we have agreed to undertake to register the common stock issuable upon the conversion of the notes and the exercise of the warrants, which are included in this prospectus. Approximately $1,108,000 of the proceeds was attributed to the fair value of the warrants and $1,004,000 to the intrinsic value of the beneficial conversion feature of the convertible debt. These amounts were recorded as equity components. The remaining balance of $183,000 was recorded as long-term debt. For the nine months ended January 31, 2005 the amortization of debt discount was approximately $764,000. Interest expense for the nine months ended January 31, 2005 was approximately $90,000, of which approximately $32,000 is included in interest payable at January 31, 2005. On December 1, 2005, we issued 390,305 shares of common stock as payment for interest due in the aggregate of approximately $59,000.

Financing fees in connection with this agreement approximated $286,000 which are being amortized over the term of the convertible notes. For the nine months ended January 31, 2005, the amortization of financing costs approximated $107,000.

In  connection  with this  agreement,  we issued the broker  warrants to acquire

                                Page 20 of total

5,052,600 shares of Nesco common stock at an exercise price of $.15 per share. The fair value of the warrants ($405,000) will be charged to operations over the life of the underlying debt. For the nine months ended January 31, 2005, approximately $168,000 was charged to operations as financing costs for these warrants.

In connection with this agreement, under the terms of a related registration rights agreement, we were required to file a registration statement to effectively register the common stock issuable upon the conversion of the notes and exercise of the warrants no later than 60 days after the termination of the offering. We did not file the required registration statement until January 27, 2005, and liquidated damages in the amount of 2% per month of the aggregate purchase price were required to be paid in cash under the terms of the agreement. The holders of the notes agreed to accept instead of cash, payment in the aggregate of $91,800 in our common stock. The fair value of the shares due ($91,800) has been charged to operations and this expense is included in current liabilities as these shares have not been issued at January 31, 2005. The above registration statement covers the shares issuable upon conversion of notes and exercise of the warrants and the additional share payment.


On August 23, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. an investment firm. Under the terms of the agreement, the investment firm has committed to purchase up to $10,000,000 of our common stock at a purchase price equal to 98% of the market price at the time of purchase. The investment firm is entitled to a 5% commission per transaction. The equity line can be drawn down upon a registration statement covering the shares being declared effective by the SEC. The shares are covered by this Registration Statement. On November 16, 2004 we filed a preliminary information statement with the Securities and Exchange Commission (ASEC@) to allow us to increase the number of common shares we are authorized to issue. This must be completed before this registration statement can be declared effective by the SEC. On December 16, 2004, the SEC responded with comments pertaining to the preliminary information statement. On February 25, 2005, we responded to these comments and on May 2, 2005 responded to further comments subsequently received from the SEC and on July 7, 2005 responded to further comments subsequently received from the SEC and on July --, 2005 responded to further comments received from the SEC so that the information statement can be completed. On January 27, 2005, a preliminary registration statement was filed. On March 1, 2005, the SEC responded with comments pertaining to the preliminary registration statement. On August 15, 2005 we responded to these comments. The registration statement will be effective at such time that the SEC completes its review of our responses to the comments in regard to both the preliminary information statement and the preliminary registration statement and we are able to complete the information statement. Upon completion of this process, we will file the Certificate of Amendment to increase the number of common shares we are authorized to issue. As consideration for entering into the Standby Equity Distribution Agreement, we granted Cornell Capital Partners, LP 3,266.66 shares


                                Page 21 of total
of Series B Preferred Stock (convertible into 2,450,000 common shares) and paid a $70,000 cash consulting fee. In addition, we granted the placement agent 66.66 shares of Series B Preferred shares (convertible into 50,000 common shares). The fair value of the shares ($625,000) as well as $17,500 in fees and the $70,000 cash consulting fee associated with this agreement were recorded on the balance sheet as stock issuance costs in the quarter ended October 31, 2004.

At January 31, 2005, we had an accumulated deficit of approximately $17,176,000, a working capital deficit of approximately $4,813,000 and incurred a net loss of approximately $6,491,000 for the nine months then ended. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent on our ability to obtain financing on an as needed basis. We have obtained additional financing and have completed an acquisition as described above. In addition, we have additional financing available as described above upon this registration statement being declared effective by the SEC. However, our financial condition raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

Management intends to focus its efforts in the next twelve months on building the business of HDSI, as described below, which we believe will be possible as a result of the additional financing as described above. The proceeds from the additional financing will be used to repay indebtedness, for product development, working capital (including the addition of employees and consultants to further develop our products and services), pay professional fees associated with the share exchange transaction as well as the ongoing costs associated with SEC compliance, and marketing of our products and services. The additional financing should provide sufficient capital to sustain these efforts for the next 12 months.

The  Company's   current  primary  sources  of  revenues  are  the  development, manufacture and sale of hydrogel related products to the original equipment manufacturer market and developers and distributors of skin care preparations and other cosmetics as well as prescription and OTC medications. The Company has expanded its business to include the sales of finished product including its branded wound care products, Aquamatrix(R), to wound care providers and other potential users and plans to expand this business by: (i) Increasing the number of distributors who carry Aquamatrix(R), (ii) Identifying potential private label opportunities; (iii) Incorporating novel active ingredients for wound
healing  into  the  gels  as  product   extensions;   and  (iv)   Expanding  the
Aquamatrix(R) product line to include complimentary products. Management believes that these efforts will result in an increase in revenues within the next 12 months with product development expenses including salaries and consulting fees of approximately $250,000 other working capital needs of approximately $350,000 and distribution costs of approximately $75,000 over this time period.

                                Page 22 of total

Results of Operations

For the nine months ended January 31, 2005

Revenues for the nine months ended January 31, 2005 were $516,000 as compared to $512,000 for the nine months ended January 31, 2004. Cost of revenues for the nine months ended January 31, 2005 decreased by $40,000 from $693,000 to
$653,000. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates primarily to lower allocation of depreciation of manufacturing equipment as some assets became fully depreciated in the current period. The majority of our cost of revenues are fixed costs such as salaries and plant costs. The gross margin for the nine months ended January 31, 2005 was ($136,000) and compared with ($181,000) for the nine months ended January 31, 2004. The negative gross margin is attributable to the amount of direct fixed costs such as rent, equipment depreciation and manufacturing overhead (primarily labor) which approximate $180,000 quarterly. At such time that we can generate additional revenue to cover these fixed costs, the margin should improve as increased revenues will result in little, if any, corresponding increase to these fixed costs. We anticipate that as a result of additional capital resources that revenues will increase in the future and these fixed costs as well as general and administrative expenses will be covered.

General and administrative expenses for the nine months ended January 31, 2005 increased to $3,986,000 from $526,000 for the nine months ended January 31, 2004. This increase of $3,460,000 includes a charge of approximately 1,187,000 for stock issued for consulting and other services and a charge of approximately $1,794,000 for the revaluation of the HDSI outstanding warrants which were exchanged for Nesco warrants at the time of the share exchange. The balance of the increase is primarily due to ongoing consulting fees and executive salaries from agreements entered into as a result of the share exchange of approximately $198,000 and increased professional fees as a result of increased reporting requirements and other services needed as a result of the share exchange of approximately $224,000. In addition insurance costs increased by approximately $30,000 due to increased premiums in directors and officers insurance in connection with the share exchange and rent increased by approximately $25,000 as per the terms of the lease for the nine months ended January 31, 2005.

The net loss for the nine months ended January 31, 2005 increased to $6,491,000 from $1,161,000 for the nine months ended January 31, 2004. This increase of $5,330,000 includes a non-cash debt discount charge of $1,602,000, an increase of $1,443,000 from the nine months ended January 31, 2004. This increase is primarily due to a charge of $798,000 for the fair value of additional warrants issued to the HDSI debt holders for the extension of their term debt and for the intrinsic value of the beneficial conversion feature as related to the exchange of the HDSI term debt for Nesco convertible debt at the time of the share exchange and a charge of $764,000 for the intrinsic value of the beneficial conversion feature as related to the issuance of convertible debentures and warrants in connection with the investment banking agreement. The increase in the net loss also includes a charge of $275,000 in the current period for amortization of various financing costs and a charge of $91,800 for liquidated

                                Page 23 of total
damages paid in stock for not filing the required registration statement as per the terms of an investment banking agreement. The rest of the increase is primarily attributable to the increase in general and administrative expenses as described above.

Revenues for the three months ended January 31, 2005 increased from $115,000 for the three months ended January 31, 2004 to $184,000 in the current period. This increase of $69,000 is due primarily to revenue of approximately $113,000 derived from one customer in the current period who started a developmental project that did not place any orders in the prior period offset by one customer in the prior period that had revenues of approximately $32,000 that did not run any product in the current period. Cost of revenues for the three months ended January 31, 2005 decreased by $15,000 from $246,000 to $231,000. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates primarily to lower allocation of depreciation of manufacturing equipment as some assets became fully depreciated in the current period. The majority of the Company=s cost of revenues are fixed costs such as salaries and plant costs. The gross margin for the three months ended January 31, 2005 was ($47,000) and compared with ($131,000) for the three months ended January 31, 2004. The negative gross margin is attributable to the amount of direct fixed costs such as rent, equipment depreciation and manufacturing overhead (primarily labor) which approximate $180,000 quarterly. At such time that we can generate additional revenue to cover these fixed costs, the margin should improve as increased revenue will result in little, if any, corresponding increase to these fixed costs. We anticipate that as a result of additional capital resources that revenues will increase in the future and these fixed costs as well as general and administrative expenses will be covered.

General and administrative expenses for the three months ended January 31, 2005 increased to $437,000 from $183,000 for the three months ended January 2004. This increase of $254,000 includes a charge of approximately $88,000 for stock and warrants issued for consulting and other services. The balance of the increase is primarily due to ongoing consulting fees and executive salaries from agreements entered into as a result of the share exchange of approximately $93,000 and increased professional fees as a result of increased reporting requirements and other services needed as a result of the share exchange of approximately $36,000. In addition insurance costs increased by approximately $14,000 due to increased premiums in directors and officers insurance in connection with the share exchange and rent increased by approximately $8,000 as per the terms of the lease for the three months ended January 31, 2005.

The net loss for the three months ended January 31, 2005 increased to $1,534,000 from $428,000 for the three months ended January 31, 2004. This increase of $1,106,000 includes a non-cash debt discount charge of $702,000, an increase of $702,000 from the three months ended January 31, 2004. This increase is primarily due to a charge of $293,000 for the fair value of additional warrants issued to the HDSI debt holders for the extension of their term debt and for the

                                Page 24 of total
intrinsic value of the beneficial conversion feature as related to the exchange of the HDSI term debt for Nesco convertible debt at the time of the share exchange and a charge of $409,000 for the intrinsic value of the beneficial conversion feature as related to the issuance of convertible debentures in connection with the investment banking agreement. The increase in the net loss also includes a charge of $126,000 in the current period for amortization of various financing costs and a charge of approximately $91,800 for liquidated damages paid in stock for not filing the required registration statement as per the terms of an investment banking agreement. The rest of the increase is primarily attributable to the increase in general and administrative expenses offset by the increase in revenue as described above.

Fiscal years ended April 30, 2004 and 2003

Revenues for the year ended April 30, 2004 decreased by $508,000 to $623,000, or 45% as compared with revenues of $1,131,000 for the prior fiscal year. This decline is due primarily to revenue derived from one customer in the prior period which aggregated $557,000 as compared to $57,000 in the current period. This customer ceased production of the product for which HDSI was a supplier in the year ended April 30, 2004 due to problems with production and its parent Company. Cost of revenues for the year ended April 30, 2004 decreased by $117,000 from $1,029,000 to $912,000 in the prior fiscal year. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The decrease relates to material costs which are attributable to the decreased revenue. Material costs generally range between 10-20% of revenue depending on the type of gel related product.

General and administrative expenses for the year ended April 30, 2004 decreased to $662,000 from $1,057,000 for the prior fiscal year. This decrease of $395,000 is primarily due to reduction of salaries and layoffs aggregating approximately $295,000 inclusive of payroll taxes and benefits and reduction of professional fees and other administrative costs as a result of the loss of a major customer as described above.

The net loss for the year ended April 30, 2004 decreased to $1,499,000 from $1,663,000 for the year ended April 30, 2003. The loss from operations remained relatively the same as the decrease in revenues and corresponding decrease in gross margin of approximately $390,000 was offset by the savings in general and administrative expenses of $395,000. This decrease of $164,000 is primarily attributable to the decrease in amortization of debt discount of $161,000 as most of the debt was fully amortized in 2003 and was due in early fiscal 2004.

Fiscal years ended April 30, 2003 and 2002

Revenues for the year ended April 30, 2003  increased by $87,000 to  $1,131,000,

                                Page 25 of total
or 8% as compared with revenues of $1,044,000 for the prior fiscal year. This increase is due primarily to revenue derived from one customer in the current period which aggregated $557,000 as compared to $202,000 in the prior period. This customer increased production of the product for which HDSI was a supplier in the year ended April 30, 2003. This increase was offset by a decrease in revenue from another customer of $62,000 in the current period as compared to $238,000 in the prior period as this customer has downsized its operations. The remainder of the change in revenues is a result of the customer mix changing as there were some new customers entering into development contracts and some prior customers either reducing production or completing developmental work for which no product was finalized. Cost of revenues for the year ended April 30, 2003 increased by $41,000 to $1,029,000 from $988,000 in the prior fiscal year. Cost of revenues consists primarily of direct labor and other manufacturing fixed costs. The increase relates to material costs which are attributable to the increased revenue and also to an increase in certain fixed costs. Material costs generally range between 10-20% of revenue depending on the type of gel related product.

General and administrative expenses for the year ended April 30, 2003 decreased to $1,057,000 from $1,339,000 for the prior fiscal year. This decrease of $282,000 is primarily due to reduction of salaries aggregating approximately $110,000 inclusive of payroll taxes and benefits and reduction of consulting fees of approximately $150,000 due to the termination of a sales consultant contract.

The net loss for the year ended April 30, 2003 decreased by $306,000 to $1,663,000 from $1,969,000 for the year ended April 30, 2002. The loss from operations decreased by approximately $322,000 as a result of the reduction of general and administrative costs as described above of $282,000 and the increase in gross margin of $46,000 due to increased revenues as described above.

Critical Accounting Policies

Revenue Recognition

Revenues are generally recognized as product is shipped to a customer. In cases where a customer requests a development project for a gel or a gel to be used as a component of a new product, the Company will recognize revenue at the time the project is completed.

Stock Compensation

Stock options and warrants issued to non-employees are valued using the fair value of the securities issued. This valuation is made using the Black-Scholes option-pricing model.

The Company  applies APB No. 25,  Accounting for Stock Issued to Employees,  and

                                Page 26 of total
related interpretations in accounting for its employee stock option plans and, accordingly, no compensation cost has been recognized because all stock options granted to employees under the plans were at exercise prices which were equal or above the market value of the underlying stock at date of grant.

On December 16, 2004, the FASB issued Statement No. 123 (revised) ("Statement No. 123(R)"), Share-Based Payment, an Amendment of FASB Statements No. 123 and APB No. 25, that addressed the accounting for share-based awards to employees, including employee-stock-purchase plans, or ESPPs. Statement No. 123(R) requires companies to recognize the fair value of stock options and other stock-based compensation to employees. The statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead, that such transactions be accounted for using a fair-value- based method. The requirements of Statement No. 123(R) will be effective for the Company effective February 1, 2006.

New Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin 51, Consolidated Financial Statements, for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. We are currently evaluating the impact, if any, of FIN 46 on our financial position, results of operations and cash flows. In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003.

                                Page 27 of total

On December 16, 2004, the FASB issued Statement No. 123 (revised) ("Statement No. 123(R)"), Share-Based Payment, an Amendment of FASB Statements No. 123 and APB No. 25, that addressed the accounting for share-based awards to employees, including employee-stock-purchase plans, or ESPPs. Statement No. 123(R) requires companies to recognize the fair value of stock options and other stock-based compensation to employees. The statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires instead, that such transactions be accounted for using a fair-value- based method. The requirements of Statement No. 123(R) will be effective for the Company effective February 1, 2006. Had this pronouncement been in effect as of May 1, 2003, the Company=s net losses for the year ended April 30, 2004 and the nine months ended January 31, 2005 would be increased by $-0- and $211,603 respectively.

                                Page 28 of total

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     We determined the stockholders of record for purposes of this information statement at the close of business on August _, 2005 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 25,000,000 shares of common stock, par value $0.001 ("Common Stock"), 850,000 shares of Series A preferred stock ("Series A Stock") and 150,000 shares of Series B preferred stock ("Series B Preferred Stock"). Each share of common stock is entitled to one vote; each share of Series A Stock is entitled to 30 votes and each share of Series B Preferred Stock is entitled to 750 votes. On the Record Date there were 20,136,225 shares of common stock, 67,000 shares of Series A Stock and 116,686.84 shares of Series B Preferred Stock issued, outstanding and entitled to vote. Upon conversion, these shares would aggregate 109,661,357 common shares.

     The following table sets forth the beneficial ownership as of August __, 2005 of each person who, as of the Record Date, owned beneficially more that 5% of our common stock as well as the shares beneficially owned by our officers and directors individually and as a group. For this purpose, each outstanding share of Series A Stock has been treated as having been converted into 30 shares of common stock and each outstanding share of Series B Preferred Stock has been treated as having been converted into 750 shares of common stock. Unless otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the beneficial owners indicated.

Name and Address of                            Amount and Nature of                       Percent
Beneficial Owner                               Beneficial Ownership (1)                  of Class
Santo Petrocelli, Sr.
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (2)                               19,741,667                           17.80%

Matthew Harriton
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165 (3)                                7,910,244                             6.85%

Cornell Capital Partners L.P.
101 Hudson Street
Jersey City, New Jersey 07302 (4)                     12,074,739                            10.15%

Karen Nazzareno
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, NY  10165                                      180,000                                 *

                                Page 29 of total

Richard Selinfreund
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York 10165                                   -0-                                   *

Geoffrey Donaldson
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York 10165 (5)                           3,962,715                             3.49%

Gene E. Burelson
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                                    -0-                                *

Wayne M. Celia
c/o Nesco Industries, Inc.
305 Madison Avenue                                           -0-                                *
New York, New York  10165

Joel S. Kanter
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                                    -0-                                *

Arlen Reynolds
c/o Nesco Industries, Inc.
305 Madison Avenue
New York, New York  10165                                    -0-                                *

Richard Harriton
305 Madison Avenue, Suite 4510
New York, NY  10165 (6)                               27,840,007                           20.29%

KSH Strategic Investments
575 Jericho Turnpike
Jericho, NY  11753 (7)                                10,316,500                            8.90%

Directors and Officers
as a Group (8 persons)                                12,052,959                           10.09%


* Less than 1% unless otherwise indicated.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract,

                                Page 30 of total

arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. Additionally, the number of shares shown assumes the conversion or exercise of all Series A Stock, Series B Preferred Stock, Convertible Debentures, warrants and vested options.

(2) Mr. Petrocelli was the Chairman and a director until June 22, 2004. The above number of shares beneficially owned includes 2,900,000 shares owned of record by Petrocelli Industries, Inc. and 566,667 shares owned by SMFS Corp. Mr. Petrocelli is the President and Chief Executive Officer of Petrocelli
Industries, Inc., and beneficially owns 25% of its outstanding capital stock. The other 75% is owned by members of Mr. Petrocelli's family. Mr. Petrocelli is the President of SMFS Corp. In addition, the number of shares beneficially owned includes 1,000,000 shares issuable upon the exercise of a warrant issued in March 2002 to Mr. Petrocelli and 275,000 shares issuable upon the exercise of a warrant issued in December 2003 to Petrocelli Industries, Inc.


(3) Mr. Matthew Harriton is our President, Chief Executive Officer and a director. Prior to the share exchange agreement with HDSI and currently, Mr. Harriton remains as CEO and a director of HDSI. Mr. Harriton is also CEO and a director and the holder of approximately 32.1% of the outstanding common and Class B shares of Embryo Development Corp., a public company traded under the symbol "EMBR" which holds a 4.44% beneficial interest in us. The above number of shares beneficially owned includes 2,430,647 shares issuable upon the conversion of debt, 364,597 shares issuable upon exercise of a warrant granted for the extension of debt, and 3,000,000 of a total of 5,000,000 shares issuable upon exercise of a warrant granted as part of Mr. Harriton's employment agreement in May 2004, 2,000,000 of which are not exercisable until after the second anniversary of his employment agreement.


(4) The above number of shares beneficially owned by Cornell Capital includes 4,666,669 shares issuable upon the conversion of a debenture, and 4,666,669 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture. Marc Angelo and Troy Willow, the President and Senior Vice President, Capital Markets, respectively, of Cornell Capital Partners L.P. hold voting and investment control over the shares held by Cornell.

(5) Mr. Donaldson, a director, is also a director and the Chief Operating Officer of Hydrogel Design Systems, Inc., our majority owned subsidiary. The above number of shares beneficially owned includes 2,924,100 shares issuable upon the conversion of debt, 438,615 shares issuable upon exercise of a warrant granted for the extension of debt, and 600,000 shares issuable upon exercise of a warrant granted as part of Mr. Donaldson's employment agreement with Hydrogel Design Systems, Inc. in January 2000.

(6) The above number of shares beneficially owned by Mr. Richard Harriton includes 15,696,000 shares issuable upon the conversion of debentures, and 11,874,007 shares issuable upon the exercise of warrants granted in conjunction

                                Page 31 of total

with convertible debentures and for the extensions of debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to our debt and warrants. Mr. Richard Harriton is a related party of Mr. Matthew Harriton, a director and officer (See (3) above).

(7) The above number of shares beneficially owned by KSH Strategic Investment Fund includes 3,900,000 shares issuable upon the conversion of a debenture, 2,417,500 shares issuable upon the exercise of warrants granted in conjunction with a convertible debenture and for the extensions of such debenture debt of Hydrogel Design Systems, Inc. Both the convertible debenture and the related warrants have been converted to our debt and warrants. Cary Sucoff and Harvey Kohn, each a manager of KSH Strategic Investment Fund, hold voting and investment control over the shares held by KSH. Strategic Investment Fund.

                                Page 32 of total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Relationships and related transactions prior to the HDSI exchange agreement.

     In fiscal 2004 and 2003, we paid PEC Realty Corp., a company controlled by our former Chairman Santo Petrocelli, Sr., rents totaling $2,108 and $79,729, respectively.

     On April 1, 2002,we issued interest-free, unsecured promissory notes in favor of Mr. Petrocelli, Petrocelli Industries, Inc., a private company controlled by Mr. Petrocelli and then Chief Financial Officer Lawrence S. Polan in the aggregate amount of $1,032,501 in exchange for and in full satisfaction of all outstanding balances due on demand loans, management fees, and consulting fees. In fiscal 2004, we began to impute interest on the stockholder loans at 6% per annum with an equivalent offset to additional paid in capital. Repayment on the stockholder loans was scheduled to commence in February and May 2003, however, the lenders agreed to defer the commencement dates indefinitely. We made sporadic payments on stockholder loans totaling $80,000 in the year ended April 30, 2004. At April 30, 2004, the stockholder loans totaled $952,501. Upon the completion of the transaction with HDSI on May 25, 2004, the stockholder loans were exchanged for an equity interest in the Company in the aggregate of 15,000,000 common shares. Accordingly, such liabilities have been classified as long-term at April 30, 2004.

     During the fiscal year ended April 30, 2004, we issued 500,000 warrants to Jeffrey Powell, former President and CEO, 275,000 warrants to Petrocelli Industries, Inc., a private company controlled by Mr. Petrocelli, and 285,000 warrants to Richard Cohen, a former officer, all such warrants immediately exercisable at a price of $.05 per share. During the fiscal year ended April 30, 2003, we issued 500,000 fully vested warrants to then interim President and Principal Executive Officer Michael Caputo, exercisable at a price of $0.55 per share. Such issuances were free-standing grants, outside of the 1999 plan. The fair value per warrant was estimated at approximately $0.35 and $0.07 for the fiscal years ended April 30, 2004 and 2003, respectively. This transaction resulted in a charge to operations of $370,295 in the fiscal year ended April 30, 2004.

     In December 2003, the exercise price for previously issued warrants to purchase 3,440,000 shares of common stock, of which 3,400,000 were granted to officers, employees and consultants, was repriced from $.55 to $.05 per share. These warrants were issued to the parties as described in Report on Repricing for an aggregate of 2,500,000 shares and to former Chief Financial Officer Lawrence S. Polan in the aggregate of 900,000 warrants. The fair value per warrant was estimated at approximately $0.35 on the date of the repricing. This transaction resulted in a charge to operations of $1,193,665 in the current year.

     In March 2004, Mr. Ronald Kuzon, an interim officer and consultant , exercised 1,000,000 warrants for $.05 in a cashless exercise. An aggregate of 857,142 shares were received as the excess of the fair value $(.35) of the stock

                                Page 33 of total
purchased over the exercise price was used to pay for the shares in the aggregate of 142,858 shares. The cashless exercise of these warrants in March, 2004 subsequently resulted in the issuance of 857,412 common shares. Such shares were issued as free-trading without restrictive legend under Rule 144K of the Securities Act of 1933 pursuant to an opinion provided by counsel, based in part on representations made that the purchaser had not been our affiliate for the preceding three months.

     On April 29, 2004, we entered into a share exchange agreement with HDSI, whereby HDSI would become a majority-owned subsidiary and upon completion of the share exchange agreement, the holders of HDSI common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. On January 12, 2004, we entered into an agreement to make term loans of up to $125,000 to HDSI, which was subsequently increased prior to the closing. The term loans were to mature January 1, 2005 and bear interest at 8% per annum if the closing did not take place. If we did not enter into an agreement with HDSI stockholders to purchase a minimum of 50.1 % and up to all of the capital stock of HDSI in exchange for our securities by July 1, 2004, or failed to purchase such securities by July 1, 2004, at election we could convert the term loans into HDSI Series B Convertible Preferred Stock or accelerate the maturity of the term loan to August 1, 2004.We advanced an aggregate of $208,500 to HDSI as of April 30, 2004. On May 25, 2004, the exchange was completed and the outstanding amount of the term loan was included as part of the minimum cash requirement as per the agreement to be provided to HDSI.

     As a condition to this transaction, we transferred our wholly-owned subsidiaries, NAC, IAP and NACE under the terms of a stock purchase and assumption agreement to a newly-formed corporation, NAC Calabria Acquisition Corporation, controlled by Ronald Kuzon, who had been an interim officer and consultant to us. The transferee assumed all liabilities and obligations of these subsidiaries and agreed to indemnify us against any claims. In consideration for the indemnity, the transferee received 3,000,000 shares of our common, certain related registration rights, and our agreement that the transferee, at its election, may demand that we repurchase from the transferee 2,400,000 of the common shares upon written notice from the transferee if the transferee cannot in good faith resell the shares of common stock in an arms-length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000.


     In connection with the share exchange agreement, we also issued an aggregate of 6,500,000 common shares to an advisor, a limited liability company owned by an affiliate of Ronald Kuzon for services rendered in connection with the exchange agreement. This advisor, under related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants.


     On May 25, 2004, we entered into a two year consulting agreement with an affiliate of Ronald Kuzon which provided for the issuance of 2,000,000 shares of common stock and a minimum monthly consulting fee of $7,500 to be credited

                                Page 34 of total
against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances.

Relationships and related transactions related to the operations of HDSI prior to and as a result of the exchange agreement.


     In the prior two fiscal years, HDSI had an aggregate balance due to an affiliate, Embryo Development Corp., in connection with an $850,000 8% revolving line of credit, which expired in September 2002. The balance due on this obligation was approximately $69,000 at April 30, 2003, and $15,000 at April 30, 2004. Subsequent to April 30, 2004, the balance with accrued interest has been paid in full. Embryo Development Corp. held approximately 11.4% of the common stock of HDSI prior to the exchange agreement and currently holds approximately 4.44% of the common stock of Nesco as a result of the exchange. HDSI was a majority subsidiary of Embryo Development Corp. Since the inception of HDSI, Embryo Development Corp.'s equity interest has decreased as financings have occurred. Matthew Harriton, our President, Chief Executive Officer and director, is also CEO and a director and the holder of approximately 32.1% of the outstanding common and Class B shares of Embryo Development Corp.


     Effective May 25, 2004, Nesco, HDSI, certain stockholders of Nesco and certain stockholders of HDSI completed the transactions contemplated by the Share Exchange Agreement, whereby HDSI became a majority owned subsidiary of Nesco and, as a consequence of the exchange of securities for shares of Nesco common stock, the holders of HDSI common stock and debt hold a majority interest of Nesco.

     On January 25, 2002, the manufacturing facility of HDSI was purchased by an entity owned by a related party, Mr. Richard Harriton, the father of Mr. Matthew Harriton, the then CEO and President of HDSI and currently the CEO and President of HDSI and Nesco (subsequent to the exchange agreement). In addition, Mr. R. Harriton has a beneficial ownership of approximately 10.04% upon conversion of all outstanding warrants issued to him in Nesco and holds debt in the amount of $1,308,000 convertible to 15,696,000 shares of Nesco common stock as a result of the exchange agreement. On January 25, 2002, HDSI entered into a lease with 2150 Cabot, LLC, an entity owned by Mr. R. Harriton, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt due, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase. HDSI also entered into a month to month lease for office space with another entity, Park Avenue Consulting, owned by Mr. R. Harriton in December 1, 2001 which terminated in April 2004. Unpaid rents of approximately $229,000 and $69,000 were due to Mr. R. Harriton on these leases as of April 30, 2004 and April 30, 2003, respectively.

                                Page 35 of total

     On September 30, 2002, HDSI issued a promissory note in the aggregate amount of $550,000, which consolidated all balances due under prior notes, to Mr. Richard Harriton. The note was to bear interest at the same rates as the original notes and was due on December 31, 2002. In addition, he was granted warrants to purchase 17,500 shares of the Company's Series B Preferred Stock at an exercise price of $3.00 per share for a period of ten (10) years. On December 24, 2002, Mr. R. Harriton loaned the Company an additional $160,000. On December 31, 2002 all of the above outstanding debt due to him was consolidated into one convertible debenture in the amount of $710,000. The 8% debenture was due on April 30, 2003. The debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($355,000) at $3.00 per share or 118,333 shares, which expire on April 30, 2012.

     On June 21, 2002, we issued a series of convertible debentures in the aggregate of $500,000 of which $200,000 were issued to Mr. R. Harriton. The 8 % debentures were due on April 30, 2003. Each debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) or 33,333 shares at an exercise price of $3.00 per share, which expire on April 30, 2012.

     On May 1, 2003, Mr. R. Harriton agreed to extend the due date for the above two debentures in the aggregate of $910,000 to October 31, 2003. In consideration for the extension, the party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (45,500 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012.

     On March 7, 2003, Mr. R. Harriton loaned HDSI an additional $200,000 under the terms of a convertible debenture. The 8% debenture was due on October 31, 2003. The debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) at $3.00 per share or 33,333 shares, which expire on April 30, 2012.

     On August 7, 2003, Mr. R. Harriton loaned HDSI an additional $198,000 under the terms of a convertible debenture. The 8% debenture due on October 31, 2003. The debenture was convertible to Series B Preferred Stock at a price of $3.00 per share. He was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($99,000) at $3.00 per share or 33,000 shares, which expire on April 30, 2012.

     On April 19, 2004, Mr. R. Harriton agreed to exchange the debentures and related warrants for Nesco debentures and warrants and to extend the due dates of the four outstanding debentures in the aggregate of $1,308,000 and accrued interest in the amount of $135,000 until December 31, 2005 upon the closing of the exchange agreement. This transaction was completed on May 25, 2004. Mr. R. Harriton was also granted approximately 1,308,000 warrants in connection with

                                Page 36 of total
this conversion. As a result of the exchange agreement, Mr. R. Harriton currently holds convertible debentures in the aggregate of $1,308,000 convertible into 15,696,000 shares of common stock and an aggregate of 11,874,007 warrants. These conversion amounts were based on the same ratios as described in the exchange agreement.

     At April 30, 2004 and 2003 we had notes payable, including interest, of approximately $370,000 and $270,000 respectively, due to Mr. Matthew Harriton, the President and CEO of HDSI. The notes were at an interest rate of 10% per annum and collateralized by the accounts receivable of HDSI. On May 1, 1999, 200,000 options, which were previously granted to Mr. M. Harriton under the terms of an employment agreement, were exercised at a price of $.40 and 200,000 shares of common stock were issued. We received a promissory note dated May 1, 1999 from Mr. M. Harriton in the amount of $80,000 for payment of the shares. The note matured on May 1, 2004, with interest at 8% and was secured by the related securities. On May 25, 2004, this note and related interest in the aggregate amount of $112,000 was cancelled and applied as a reduction of the notes due to the officer. At April 30, 2004, HDSI also owed Mr. M. Harriton approximately $113,000 in accrued payroll. On May 25, 2004, the remaining aggregate balance of approximately $365,000 due to Mr. M. Harriton on that date was exchanged for convertible 8% debentures which mature in December 2005. Mr.
M. Harriton was also granted approximately 365,000 warrants in connection with this conversion.

     At April 30, 2004, HDSI owed Mr. Geoffrey Donaldson, the COO of HDSI approximately $439,000 in accrued payroll. On May 25, 2004, this obligation due to Mr. G. Donaldson was exchanged for a convertible 8% debenture which matures in December 2005. Mr. Donaldson was also granted approximately 439,000 warrants in connection with this conversion.

Interests of Certain Persons in the Share Exchange

Information as to the participation in the share exchange by the holders of more than five per cent (5%) of our outstanding voting interests, our officers and directors and other affiliates is set forth above in this information statement under the heading "Relationships and related transactions related to the operations of HDSI prior to and as a result of the exchange agreement".


Material U.S. Federal Income Tax Consequences

Beckman, Lieberman & Barandes, LLP, as counsel to Nesco, has rendered an opinion to Nesco to the effect that, with respect to Nesco and the Nesco stockholders who did not participate in the share exchange, the share exchange will be a nontaxable transaction for U.S. federal income tax purposes. As a consequence, neither Nesco nor such Nesco stockholders will recognize any gain or loss in the share exchange.

                                Page 37 of total

EACH NESCO STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE SHARE EXCHANGE TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAW OR OTHER TAX LAWS.


Regulatory Approvals

Nesco does not believe that the share exchange was subject to any state or federal regulatory requirements.

Other than the filing of this information statement and a registration statement with respect to shares of our common stock, including shares issuable upon conversion of our securities issued in the share exchange, and certain other filings under applicable securities laws and the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada, we do not believe that, in connection with the and the amendment to our articles of incorporation any consent, approval, authorization or permit of, or filing with or notification to, any regulatory authority will be required.




            AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE
                          NAME OF THE CORPORATION AND
                   INCREASE SHARES OF AUTHORIZED COMMON STOCK


Our Board of Directors has unanimously adopted resolutions to (i) change the name of the corporation from "Nesco Industries, Inc." to "Aquamatrix, Inc." and
(ii) increase the authorized number of common shares to 400,000,000. The holders of shares representing 91.40 of our outstanding voting power have given their written consent to the resolution. As of the Record Date, of the (i) 20,136,225 shares of common stock outstanding, 15,898,809 shares, or 78.96% of the shares outstanding have provided written consent; and (ii) of the 116,686.84 shares of Series B Preferred Stock outstanding, 112,445 shares of Series B Preferred Stock (which are convertible into 84,333,750 shares of common stock) or 96.36%, have provided written consent to this action. In aggregate, as converted, 100,232,559 of 109,661,357 total outstanding common shares (91.40%) have consented. Under the Nevada Revised Statutes, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file the Amendment with the Secretary of State of Nevada on or after [20 days from date of mailing], and it will become effective on the date of such filing (the "Effective Date").


Reasons for Approving the Name Change

     The name change has been approved because the new name better represents the corporation's business. We develop, manufacture and market high water content, electron beam cross-linked, aqueous polymer hydrogels used for wound

                                Page 38 of total
care, medical diagnostics, transdermal drug delivery and cosmetics. Our gels are produced using proprietary manufacturing technologies which enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics while maintaining product integrity. Our gels are also stable in form and composition, adhere painlessly to the human body and are compatible with active ingredients.

     Certificates for the corporation's common stock that recite the name "Nesco Industries, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a stockholder wishes to acquire a certificate reciting the name "Aquamatrix" after the Effective Date, he may do so by surrendering his certificate to our transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. Our transfer agent is:

        Interwest Transfer Co., Inc.
        1981 East 4800 South, Suite 100
        Salt Lake City, UT  84117
        Attn:  Stacie Banks
        Phone:  801-272-9294

Reasons for Approving the Increase in Authorized Common Stock

     The primary purposes of the increase are (i) to enable us to satisfy the conversion obligations set forth in our outstanding convertible securities, including preferred stock, convertible debentures, options and warrants, (ii) to enable us to satisfy provisions of the Share Exchange Agreement by and among Nesco, HDSI, certain stockholders of Nesco and certain stockholders of HDSI ,
(iii) have authorized common stock available to issue in accordance with an August 23, 2004 standby equity distribution agreement with Cornell Capital Partners L.P. , (iv) have authorized common stock available for securities issuances to fund our business plan and operations and (v) to have authorized common stock available for such other purposes as may be properly taken by us.

     Information as to the number of shares of our common stock issuable upon conversion, exchange or exercise of the securities issued pursuant to the Share Exchange Agreement is set forth under the caption "Dilution from Share Exchange" on page 14 of this Information Statement.


     Under the terms of the exchange agreement, we were required to issue 58,884,786 shares of our common stock (the "Nesco Common Stock") to the former HDSI shareholders. We had 25,000,000 shares authorized. In order to facilitate the closing of the Agreement in the absence of sufficient shares of our Common Stock, we issued a newly created Series B Preferred Stock convertible in to shares of our common stock at a fixed ratio of 750 shares of common stock for each share of Series B Preferred Stock upon filing of the amendment authorizing additional common stock described in this Information Statement.


                                Page 39 of total

     If all shares of HDSI common and preferred stock are exchanged for Nesco voting securities, the equivalent of a total of 58,884,786 shares of Nesco Common Stock will be issued in the exchange. If all the HDSI common and preferred stock is exchanged for Nesco Common Stock the holders would own approximately 55.3 % of Nesco's Common Stock outstanding at the time of the exchange.

In addition to the Nesco Common Stock exchange shares, Nesco also issued the following:

     -- 6,500,000 shares of common stock to various advisors for services rendered in connection with the Exchange Agreement.
     -- 3,000,000 shares of common stock issued in connection with the sale of the Nesco subsidiaries; and
     -- 20,000 shares of Preferred Stock which will be converted to 15,000,000 shares of common stock for the conversion of Nesco outstanding debt of $953,000.

The amendment to the articles of incorporation will permit us to issue:

-- 2,010,000 shares of common stock upon conversion of 67,000 shares of Series A Preferred Stock (one into 30 conversion ratio).

-- 87,515,130 shares of common stock upon conversion of 116,686.84 shares of Series B Preferred Stock (one into 750 conversion ratio).

-- 56,436,304 shares of common stock upon exercise of outstanding options and warrants to purchase shares of common stock (exercise prices between $.08 and $.39 per share and varying exercise periods through April 30, 2012).


-- 43,850,747 shares of common stock upon conversion of $5,031,212 principal amount of convertible debentures (conversion price of either $.0833 or $.15 per share).

     The amendment of our Articles of Incorporation to increase the authorized common stock is not being done for the purpose of impeding any takeover attempt, and we are is not aware of any person who is acquiring or plans to acquire control of our company. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without stockholder approval has potential utility as a device to discourage or impede a takeover. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make us unattractive to the party seeking control. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change of control.

                                Page 40 of total

                            VOTE OBTAINED NEVADA LAW

     Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and our bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend our Articles of Incorporation. NRS
78.320 provides that, unless otherwise provided in our Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendments described herein as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of our voting power. NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

                              No Dissenters Rights

     Under Nevada law, stockholders are not entitled to dissenters' rights with respect to any of the transactions in this Information Statement.

                           DESCRIPTION OF SECURITIES


     Our authorized capital consists of 25,000,000 shares of common stock $0.001 par value, of which 20,136,225 shares were outstanding as of August ___, 2005. In addition, we are authorized to issue 850,000 shares of our Series A Convertible Preferred Stock ("Series A Stock") and 150,000 shares of our Series B Convertible Preferred Stock ("Series B Preferred Stock") respectively. As of August ___, 2005, there were 67,000 shares of our Series A Stock outstanding and 116,686.84 shares of our Series B Preferred Stock outstanding.


     Set forth below is a summary description of certain provisions relating to our capital stock contained in and qualified in its entirety by our Articles of Incorporation and by-laws and under the Nevada Revised Statutes.

Common Stock

     Holders of common stock are entitled to one vote for each share of common stock owned of record on all matters to be voted on by stockholders. Our Articles of Incorporation do not contain any special voting provisions, and no corporate action requires a greater than majority vote of stockholders. Cumulative voting is not permitted in the election of directors.


                                Page 41 of total

     The holders of common stock are entitled to receive such dividends, if any, as may he declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

     The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Series A Preferred Stock

     The board of directors has designated and authorized the issuance of 850,000 shares of Series A Preferred Stock of which 67,000 shares are outstanding.

Conversion

     Each share of Series A Preferred Stock shall be automatically converted into 30 shares of our common stock upon the filing of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue.

Voting Rights

     At a meeting of our stockholders, each share of common stock shall have one vote per share and each share of our Series A Preferred Stock 30 votes per share. Each share of Series A Preferred Stock when voting as a class shall be entitled to one vote per share.

Liquidation

     Until exchange for common shares as contemplated by the exchange agreement, upon any liquidation or dissolution, holders of Series A Preferred Stock shall be entitled to receive $2 per share plus an amount equal to all dividends accrued but unpaid.

Series B Preferred Stock

     The board of directors has designated and authorized the issuance of 150,000 shares of Series B Preferred Stock of which 116,686.84 shares are outstanding.

Conversion

     Each share of Series B Preferred Stock shall be automatically converted into 750 shares of our common stock upon the filing of an amendment to our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue sufficient to convert the then outstanding shares of Series B Preferred Stock.

                                Page 42 of total

Voting Rights

     At a meeting of our stockholders, each share of common stock shall have one vote per share and each share of our Series B Preferred Stock 750 votes per share. Each share of Series B Preferred Stock when voting as a class shall be entitled to one vote per share.

Rank

     Shares of Series B Preferred Stock shall rank junior to shares of Series A Stock.

                                Page 43 of total

                                   MANAGEMENT

Directors and Officers

     Our directors and executive officers are as follows:

       Name             Age     Position

Matthew L. Harriton     40      Chairman of the Board of Directors,
                                President and Chief Executive Officer
Karen Nazzareno         47      Chief Financial Officer
Richard Selinfreund     47      Director
Geoffrey Donaldson      62      Director
Gene E. Burelson        64      Director
Wayne M. Celia          50      Director
Joel S. Kanter          48      Director
Arlen Reynolds          63      Director

     Matthew L. Harriton became our Chairman of the Board of Directors, Chief Executive Officer and President in May 2004. He has served as Chief Executive Officer of HDSI since October 1996, and also serves as Chief Executive Officer, Chief Financial Officer and Director of Embryo Development Corporation, a company formerly involved in the medical device development industry, since January 1996. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities
Corporation, Coopers & Lybrand, and The First Boston Corporation. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of Business.

     Karen Nazzareno became our Chief Financial Officer in May, 2004. She has served as Chief Financial Officer of HDSI since January 1999 and Controller since October 1996. Prior to joining HDSI Ms. Nazzareno's professional experience included positions as Assistant Controller at Fischbach Corporation, and audit supervisor at Holtz Rubenstein, a public accounting firm. She is a graduate of Dowling College and a licensed CPA in the State of New York.

     Richard Selinfreund became a Director in October 2004. From May 1997 to the present, he has been president and Chief Technology Officer of Verification Technology, Inc., a biotech company specializing in developing brand equity protection technology; specifically, technology to detect counterfeiting/adulteration of pharmaceuticals, beverages and CDs. From August 1994 to May 1997, he was president of Lion Laboratories Inc., a testing laboratory for consumer products. From September 1993 to June 1994, he was a research scientist with the department of pharmacology of Yale University school of medicine.

     Gene E. Burelson  became a director in December 2004. From June 2002 to the

                                Page 44 of total
present he has been a private investor in healthcare companies. From January 2000 to June 2002, he served as Chairman of the Board of Directors of Mariner Post-Acute Network Inc., an operator of long term health care facilities. From October 1989 to November 1997 he served as Chairman of the Board of GranCare Inc., and from December 1990 to February 1997, its President and CEO. Mr. Burelson is involved with several private health care companies as an investor and member of the board of directors.

     Wayne M. Celia became a director in December 2004. He has been President of Dicon Technologies, a wholly-owned subsidiary of Berkshire Hathaway, Inc. since 1997. From 1975 until 1997, Mr. Celia founded Dicon Inc., WP Industries, TekPak Inc. and Dicon Systems Inc., all of which have been acquired by Berkshire Hathaway.

     Joel S. Kanter became a director in December 2004. Since July 1986, he has served as President of Windy City Inc., a privately held investment firm. Mr. Kanter has also been President of Chicago Advisory Group Inc., a privately held equity financing and consulting company. Since its inception in November 1999, Mr. Kanter serves on the boards of directors of several public companies as well as a number of private concerns.

     Arlen Reynolds became a director in December 2004. He is currently and has been since 1997, a private investor and strategic advisor to healthcare companies. From 1995 to 1997, Mr. Reynolds was President of TeamCare, Inc., an institutional pharmacy company. From 1972 to 1995, he served as CEO of, among others, Brookwood Medical Center in Birmingham, Alabama and Park Plaza Hospital in Houston, Texas. Mr. Reynolds serves on the boards of several private companies and not-for-profit charitable organizations.

     Geoffrey Donaldson became a Director in December 2004. He is currently and has been since January 2000 Chief Operating Officer of HDSI. He is also Chief Executive Officer of Sea Change Group, LLC, a consulting firm which provides capitalization and management skills to start-up companies. Prior to that, Mr. Donaldson was President of the Revlon Department Store Group and Chief Executive Officer of Asian American Partners. He is a graduate of L.I. University and has performed graduate work at both Harvard Business School and Wharton School Of Business, University of Pennsylvania.

                              Summary Compensation

The following table sets forth, for our last three fiscal years, all compensation awarded to, earned by or paid to all persons serving as our chief executive officer ("CEO") or interim CEO in fiscal 2004 and the most highly compensated executives officer of our other than the CEO or interim CEO whose salary and bonus payments exceeded $100,000 in fiscal 2004.

                                Page 45 of total

Summary Compensation Table
--------------------------

        ----------------------------------------------------------------------------------------------------------------------------
                                                                                Long Term Compensation
        ----------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                 Awards                    Payouts
        ----------------------------------------------------------------------------------------------------------------------------
                                                       Other    Restricted     Securities
         Name and                                     Annual      Stock        Underlying      LTIP       All Other
         Principal                 Salary   Bonus     Compen-    Award(s)      Options/       Payouts   Compensation
         Position            Year   ($)      ($)      sation)      ($)           SARS(#)        ($)         ($)
        ----------------------------------------------------------------------------------------------------------------------------

        Santo               2004   12,750    -0-         *         -0-          1,275,000       -0-         -0-
        Petrocelli,    -------------------------------------------------------------------------------------------------------------
        Sr., Chairman       2003    4,500    -0-         *         -0-            -0-           -0-         -0-
        of the Board,   ------------------------------------------------------------------------------------------------------------
        and former          2002    3,300    -0-         *         -0-            -0-           -0-         -0-
        President and
        CEO (1)
        ----------------------------------------------------------------------------------------------------------------------------
        Jeffrey L.          2004       -0-   -0-         *         -0-            500,000       -0-         -0-
        Powell, former -------------------------------------------------------------------------------------------------------------
        President,          2003   57,000    -0-         *         -0-            -0-           -0-         -0-
        CEO and        -------------------------------------------------------------------------------------------------------------
        Director (2)        2002       -0-   -0-      108,500      -0-            -0-           -0-         -0-

        ----------------------------------------------------------------------------------------------------------------------------
        Michael J.          2004       -0-   -0-         *         -0-            500,000       -0-         -0-
        Caputo,        -------------------------------------------------------------------------------------------------------------
        President,          2003  135,000    -0-         *         -0-            -0-           -0-         -0-
        Principal      -------------------------------------------------------------------------------------------------------------
        Executive and       2002  135,000    -0-         *         -0-            -0-           -0-         -0-
        Financial
        Officer (3)
        ----------------------------------------------------------------------------------------------------------------------------
        Ronald              2004      -0-    -0-      300,000      -0-          1,000,000       -0-         -0-
        Kuzon         --------------------------------------------------------------------------------------------------------------
        Treasurer (4)       2003      -0-    -0-         *         -0-            -0-           -0-         -0-
                      --------------------------------------------------------------------------------------------------------------
                            2002      -0-    -0-         *         -0-            -0-           -0-         -0-
        -------

        * Less than $50,000

(1) Mr. Petrocelli was succeeded by Jeffrey L. Powell as President and CEO, effective July 10, 2002. Mr. Petrocelli was compensated through Petrocelli Industries, Inc. Payments to this company may be referred to as "management

                                Page 46 of total

fees" and "consulting fees" in the Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003 and other reports filed by us with the SEC. In March 2002, we issued to Mr. Petrocelli a warrant exercisable for 1,000,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share. In addition, on December 11, 2003, Petrocelli Industries was issued a warrant exercisable for 275,000 shares of common stock at an exercise price of $.05 per share.

(2) Succeeded by Michael J. Caputo as President and Principal Executive Officer (interim), effective October 25, 2002. Mr. Powell served as our President, CEO and Director from July 10, 2002 to October 25, 2002. In fiscal 2002 and prior to his election as President, CEO and Director in fiscal 2003, Mr. Powell served as our consultant. Mr. Powell received a total of $108,500 in compensation for his consulting services in fiscal 2002. In addition, on December 11, 2003, we issued to Mr. Powell a warrant exercisable for 500,000 shares of common stock at an exercise price of $.05 per share.

(3) In fiscal 2003, Mr. Caputo served as Chief Operating Officer until October 25, 2002, and as interim President, Principal Executive and Financial Officer from October 25, 2002 to April 29, 2003. On June 25, 2003, we engaged Mr. Caputo, on a limited basis, to serve as interim President, Principal Executive and Financial Officer. Mr. Caputo's engagement terminated on May 25, 2004. In December 2002, Nesco issued to Mr. Caputo a warrant exercisable for 500,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share.

(4) In fiscal 2004, Mr. Kuzon, a former consultant served as interim Treasurer from February 26th until May 25th, 2004. In March 2002, Nesco issued to Mr. Kuzon a warrant exercisable for 1,000,000 shares of common stock at an exercise price of $0.55 per share. On December 11, 2003, this warrant was repriced at an exercise price of $.05 per share and in March 2004 this warrant was exercised in a cashless exercise. An aggregate of 857,142 shares were received as the excess of the fair value $(.35) of the stock purchased over the exercise price ($.05) was used to pay for the shares in the aggregate of 142,858 shares.

Except as set forth above, no other options or warrants have been issued to our officers and directors named in the above summary compensation table during the last three fiscal years.

                     Options/SAR Grants in Last Fiscal Year

     Our 1999 Stock Option Plan ("1999 Plan") provides that key employees are eligible to receive incentive stock options or non-qualified and that directors and advisors shall be eligible to receive non-qualified options. Under the 1999 Plan, management may grant options to purchase up to a total of 1,000,000 shares of common stock. As of April 30, 2004 and 2003, there were 850,000 and 780,000 options available for future grants, respectively. For options granted to greater than 10% stockholders, the exercise price of the options must be fixed at not less than 110% of the fair market value on the date of grant. The maximum term of these options may not exceed five years from the date of grant.

                                Page 47 of total

During fiscal 2004 the following option grants were made to the named executive officers:

                                        % of Total
                                        Options
                           Number of    Granted                            Hypothetical
                           Options      Officers/Employees      Exercise   Expiration   Value at
Name                       Granted      in Fiscal Year          Price(1)   Date         Grant Date
----                       ---------    -----------------       --------   ------------ ----------
Santo Petrocelli Sr.       1,000,000        22.2%                  $.05      3/13/07     $346,995
                             275,000         6.1%                   .05     12/11/07       96,067
Jeffrey L. Powell            500,000        11.1%                   .05     12/11/07      174,667
Michael J. Caputo            500,000        11.1%                   .05     12/26/07      173,497
Ronald Kuzon               1,000,000        22.2%                   .05      3/13/07      346,995

(1) The market price underlying all of these options at the time of repricing was $.35. See repricing report.

     The hypothetical value of the options as of their date of grant has been calculated using the Black-Scholes option-pricing model, as permitted by SEC rules, based upon various assumptions, which include: no dividend yield, expected volatility of 249%, risk free interest rate of .95% and expected lives of 3 to 5 years. The fair value per warrant was estimated at approximately $0.35 on the date of the issuance of the warrants granted in the fiscal year 2004 and on the repriced warrants .The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that this model is only one method of valuing options, and our company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

      Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value

Information relating to the number and value of options exercised during the year and held at year end by such officers is set forth in the following table:

                                                           Number of Securities         Value of Unexercised
                                                          Underlying Unexercised      In-the -Money Options/SAR
                                                          Options/SAR at 4/30/04                 at
                                                                  (#)(1)                    4/3/04 ($)(2)
                      Shares Acquired      Value
        Name          on Exercise (#)   Realized ($)   Exercisable  Unexercisable    Exercisable   Unexercisable
______________________________________________________________________________________________________________
Santo Petrocelli, Sr        -0-             -0-         1,425,000          -0-          $ 127,500       -0-
Jeffrey L. Powell           -0-             -0-           500,000          -0-             50,000       -0-
Michael J. Caputo           -0-             -0-           500,000          -0-             50,000       -0-
Ronald Kuzon (3)         1,000,000        300,000             -0-          -0-                -0-       -0-

                                Page 48 of total

        (1) Shares of common stock.
        (2) Based on the high "bid" price of shares quoted on April 30, 2004.
        (3) Upon cashless exercise, Mr. Kuzon actually received 857,142 shares.

Long-Term Incentive Plans

Not Applicable.

Compensation of Directors

     During the fiscal year ended April 30, 2004, no director received any compensation for services provided in such capacity. Directors are reimbursed for any expenses incurred by them in connection with their activities on our behalf.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     At April 30, 2004, we had no employment contracts or compensatory plans or arrangements. However, in May 2004 in connection with our acquisition of HDSI we entered into an employment agreement with Mr. Matthew Harriton for a term of three years with an automatic one year extension. The agreement provides for an annual base salary of $120,000 with annual increases of 10%. The agreement also provides for an annual performance bonus based on an annual operating profit in excess of $500,000. The agreement provides for certain payments in the event of death, disability or change in control. In addition, the officer was granted nonqualified options, effective the date of the closing of the share exchange agreement, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee. The options are exercisable at the "Applicable Trading Price" in the Share Exchange Agreement which is the lesser of (i) the average closing bid price per share of our common stock for 30 consecutive trading days prior to the closing date and (ii) the average closing bid price per share of our common stock for 30 consecutive trading days commencing on the 31st day following the effective date of the Reverse Split as defined in the share exchange agreement; provided however, the exercise price shall be the price determined under (i) at any time prior to the Reverse Split. The average bid closing price for 30 consecutive trading days prior to the closing was $.15.

     On December 3, 2004, this employment agreement was amended and restated. The amended and restated agreement provides for annual compensation of $200,000 effective January 1, 2005, with a 10% increase each year on December 31 during the term of the agreement. The annual performance bonus was eliminated and bonuses now are to be paid at the discretion of the Board of Directors. The

                                Page 49 of total
agreement was also extended to December 31, 2009. All other terms remained the same as in the original agreement.

Report on Repricing of Options/SARS

     In December 2003, we repriced 3,440,000 outstanding warrants, of which 3,400,000 were granted to officers, employees and consultants, with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an incentive to these individuals to engage in transactions on our behalf. The following table sets forth certain information concerning the repricing of options to the named executive officers within the previous ten years.

                                              Ten-Year Options Repricings
                                                                                      Length of Original
                                                    Market Price of   Exercise Price  Option Term
                              Number of Securities  Stock at Time     at Time of New  Remaining at Date
                                 Underlying         of Repricing      Repricing or    Exercise of Repricing or
Name                     Date  Repriced or Awarded   or Amendment      Amendment       Price Amendment (Yrs.)
----                     ---- --------------------  ---------------   -------------   ------------------------
Ronald Kuzon (1)        12/11/03    1,000,000           $.35           $.55            $.05        3.25
Santo Petrocelli, Sr.   12/11/03    1,000,000           $.35           $.55            $.05        3.25
Michael Caputo          12/11/03      500,000           $.35           $.55            $.05        4.00

(1)  These options were exercised by Mr. Kuzon in March 2004.


                        By Order of the Board of Directors, at
                        New York, New York on _____________, 2005

                        By:  /s/ Matthew Harriton
                        Matthew Harriton, President

                                Page 50 of total

INDEX TO FINANCIAL STATEMENTS


Audited Financial Statements of Hydrogel Design Systems, Inc.
Report of Independent Public Registered Accounting Firm                    52
Consolidated Balance Sheets                                                53
Consolidated Statements of Operations                                      55
Consolidated Statements of Stockholders' Deficit                           56
Consolidated Statements of Cash Flows                                      57
Notes to Consolidated Financial Statements                                59-73
Unaudited Interim Financial Statements of Nesco Industries, Inc.
Consolidated  Balance Sheet                                                74
Consolidated Statement of Operations                                       77
Consolidated Statement of Cash Flows                                       79
Notes to Consolidated Financial Statements                                82-91
Unaudited  proforma condensed financial information
Unaudited proforma combined condensed statement of operations              92
Unaudied proforma combined condensed balance sheet                         93
Notes to unaudited proforma combined condensed financial information      94-97

                                                               Index Page 1 of 1

                                Page 51 of total

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Hydrogel Design Systems, Inc.


We have audited the accompanying consolidated balance sheets of Hydrogel Design Systems, Inc. and Subsidiary as of April 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hydrogel Design Systems, Inc. and Subsidiary, as of April 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in
Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Roseland, New Jersey
July 2, 2004


                                                      Auditor's Statement 1 of 1

                                Page 52 of total

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

April 30,                                                                                    2004                 2003
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
   Cash                                                                             $            828     $          44,854
  Accounts receivable                                                                         73,692                59,872
   Inventories                                                                                88,338                85,660
   Prepaid expenses and other current assets                                                  58,019                12,060
                                                                                    -------------------------------------------

      Total current assets                                                                   220,877               202,446
                                                                                    -------------------------------------------

Property and equipment, net                                                                  570,101               789,380
                                                                                    -------------------------------------------

Other assets
   Purchased technology, net of accumulated amortization
   of $711,757 in 2004 and $597,876 in 2003
                                                                                              85,411               199,292
   Investments                                                                                 6,000                 6,000
   Other                                                                                      41,906                37,556
                                                                                    -------------------------------------------
      Total other assets                                                                      133,317               242,848
                                                                                    -------------------------------------------

                                                                                    $        924,295     $       1,234,674
                                                                                    ===========================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Notes and interest payable
                                                                                    $        104,500     $       1,006,028
   Convertible debentures and interest payable, related party
            net of debt discount of $27,646 in 2003                                                              1,117,119
   Convertible debentures and interest payable, other                                                              681,220
   Bridge loan, merger candidate                                                             208,500
   Customer deposits                                                                         847,653               531,948
  Accounts payable and accrued expenses                                                      185,214               200,530
  Accrued payroll                                                                                                  479,907
   Due to affiliates                                                                         243,554               137,575
   Due to officer                                                                                                  270,356
                                                                                    -------------------------------------------

      Total current liabilities                                                            1,589,421             4,424,683
                                                                                    -------------------------------------------

Long-term liabilities
   Note and interest payable
                                                                                             804,868
   Convertible debentures and interest payable, related party                              1,443,108
   Convertible debentures and interest payable, other                                        731,220
  Accrued payroll                                                                            544,002
   Due to officer                                                                            369,846
                                                                                    -------------------------------------------

      Total long-term liabilities                                                          3,893,044
                                                                                    -------------------------------------------


                                                   Hydrogel Report Page F-1 of 6

                                Page 53 of total

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         April 30, 2004           April 30, 2003

Commitments and contingencies

Stockholders' deficit
   Series A preferred stock, $.0001 par value, authorized 13,000,000 shares, none issued or outstanding
   Series B convertible preferred stock, $.0001 par value, authorized
    2,000,000 shares, 522,487 issued and outstanding (aggregate
    liquidation preference: $1,567,461)                                                            52                    52
  Preferred stock, $.0001 par value, authorized 5,000,000 shares, none issued or outstanding
  Common stock, $.0001 par value, authorized 20,000,000 shares,
     4,702,806 issued and outstanding
                                                                                                  470                   470
  Additional paid-in-capital                                                                6,317,678             6,186,798
  Accumulated other comprehensive loss                                                        (69,000)             (69, 000)
  Accumulated deficit                                                                     (10,684,870)           (9,185,829)
  Note receivable, officer                                                                    (80,000)             (80, 000)
                                                                                    -------------------------------------------

                                                                                           (4,515,670)           (3,147,509)
  Less treasury stock, 250,000 common shares, at cost                                         (42,500)              (42,500)
                                                                                    -------------------------------------------

        Total stockholders' deficit                                                        (4,558,170)           (3,190,009)
                                                                                    -------------------------------------------

                                                                                     $        924,295        $    1,234,674
                                                                                    ===========================================




                                                   Hydrogel Report Page F-2 of 6

                                 Page 54 total

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY


               CONSOLIDATED STATEMENTS OF
                     OPERATIONS

Years Ended April 30,                                                                         2004                 2003
--------------------------------------------------------------------------------------------------------------------------------
Revenues                                                                            $         623,349    $         1,130,995

Cost of revenues                                                                              912,082              1,029,044
                                                                                    --------------------------------------------

Gross margin                                                                                (288,733)               101,951
                                                                                    --------------------------------------------

Operating expenses
   General and administrative
                                                                                              661,737              1,056,648
  Amortization and other expense                                                              116,213                118,863
                                                                                    --------------------------------------------

                                                                                              777,950             1,175,511
                                                                                    --------------------------------------------

Loss from operations                                                                      (1,066,683)            (1,073,560)
                                                                                    --------------------------------------------

Other expenses
  Amortization of debt discount
                                                                                            (158,526)              (320,445)
   Interest expense                                                                         (152,398)              (195,476)
   Interest expense, related parties                                                        (121,434)               (67,189)
   Financing costs                                                                                                   (6,250)
                                                                                    --------------------------------------------

                                                                                            (432,358)              (589,360)
                                                                                    --------------------------------------------

Net loss                                                                            $     (1,499,041)    $       (1,662,920)
                                                                                    --------------------------------------------

Weighted average common shares outstanding
   Basic
                                                                                            4,452,806              4,452,806
   Diluted                                                                                  4,452,806              4,452,806
                                                                                    --------------------------------------------

Loss per common share
   Basic
                                                                                    $          (0.34)    $            (0.37)
   Diluted                                                                          $          (0.34)    $            (0.37)
                                                                                    --------------------------------------------


                                                   Hydrogel Report Page F-3 of 6

                                Page 55 of Total

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT




------------------------------------------------------------------------------------------------------------------------------------
Years Ended April 30, 2004 and 2003
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Accumulated
                      Series B Convertible              Additional Other                     Note
                       Preferred Stock   Common Stock   Paid-in    Comprehensive Accumulated Receivable, Treasury Stock
                                                        Capital    Loss          Deficit     Officer                        Total
                        Shares Amount Shares    Amount                                                  Shares   Amount
Balances,April 30, 2002 522,487 $ 52  4,702,806 $470   $5,856,064  $(69,000)   $(7,522,909) $(80,000) 250,000 $(42,500) $(1,857,823)
Issuance of warrants in
connection with
convertible debentures                                    330,734                                                           330,734
Net loss / comprehensive                                                        (1,662,920)                              (1,662,920)
loss
------------------------------------------------------------------------------------------------------------------------------------

Balances,April 30, 2003 522,487   52  4,702,806  470    6,186,798   (69,000)    (9,185,829)  (80,000) 250,000  (42,500)  (3,190,009)
Issuance of warrants in
connection with
convertible debentures                                    130,880                                                           130,880
Net loss / comprehensive                                                        (1,499,041)                              (1,499,041)
loss
------------------------------------------------------------------------------------------------------------------------------------

Balances,April 30, 2004 522,487  $52  4,702,806 $470   $6,317,678  $(69,000)  $(10,684,870) $(80,000) 250,000 $(42,500) $(4,558,170)
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

                                                   Hydrogel Report Page F-4 of 6

                                Page 56 of Total

HYDROGEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH
                           FLOWS

Years Ended April 30,                                                                       2004                  2003

-------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
   Net loss                                                                         $      (1,499,041)    $     (1,662,920)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization
                                                                                               334,160              345,744
        Amortization of debt discount                                                          158,526              320,445
     Gain on sale of equipment                                                                   (950)
     Changes in operating assets and liabilities:
      Accounts receivable                                                                     (13,820)               11,032
      Inventories                                                                              (2,678)             (29,296)
      Prepaid expenses and other current assets                                               (45,959)              (1,459)
      Other assets                                                                             (6,400)              (6,400)
      Customer deposits                                                                        315,705              531,948
      Accounts payable and accrued expenses                                                     48,779             (11,463)
      Due to affiliates                                                                        195,329              112,302
      Interest payable                                                                         273,000               64,617
                                                                                    -------------------------------------------

Net cash used in operating activities                                                        (243,349)            (325,450)
                                                                                    -------------------------------------------

Cash flows from investing activities,
   proceeds from sale of equipment                                                               2,000
                                                                                    -------------------------------------------

Cash flows from financing activities
   Proceeds from bridge loan, merger candidate
                                                                                               208,500
   Proceeds from issuance of convertible debentures, related party                             198,000              560,002
   Payment on note payable, related party                                                                         (30, 000)
   Proceeds from issuance of convertible debentures, other                                                          299,998
   Payments on notes payable                                                                 (191,827)            (317,641)
   Proceeds from loan from officer                                                              72,000               80,000
   Payments to affiliate                                                                      (89,350)            (231,150)
                                                                                    -------------------------------------------

Net cash provided by financing activities                                                      197,323              361,209
                                                                                    -------------------------------------------

Net decrease in cash                                                                          (44,026)            (235,512)

Cash
   Beginning of year                                                                            44,854                9,095
                                                                                    -------------------------------------------

   End of year                                                                      $              828    $          44,854
                                                                                    ===========================================



Supplemental disclosure of cash flow information,
  cash paid during the year for interest                                            $           24,827    $         180,847
                                                                                    -------------------------------------------



                                                   Hydrogel Report Page F-5 of 6
                                Page 57 of total


                                                                                                                         6
See accompanying notes to consolidated financial statements.


                                                   Hydrogel Report Page F-6 of 6
                                Page 58 of total

Notes to Consolidated Statements (Hydrogel)




1. Organization and nature of operations

Hydrogel Design Systems, Inc. (the "Company") is a Delaware Corporation which was formed on October 3, 1996. Subsequent to formation, the Company entered into an asset acquisition agreement for the purchase of certain assets and the ongoing business of a group of medical products companies. These companies were engaged in the manufacture, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized medical/consumer product. Substantially all of the Company's revenues come from wholesale sales and its customers are located in the continental United States.

The Company's affiliate, Embryo Development Corporation ("Embryo"), a publicly-traded entity, which previously owned 33.3% of the Company's outstanding common stock reduced its ownership to 13.1% as a result of the sale of a portion of its shares held in the Company to third parties in January 1999 and the additional issuance of stock by the Company. At April 30, 2004, Embryo owned approximately 11.4% of the Company's common stock.

In August 1999, the Company acquired a majority interest in Converting Sciences, Inc. ("CSI"). CSI is engaged in the converting of hydrogels into finished products which are primarily manufactured for use in the cosmetic and medical sectors. At April 30, 2004, the Company held a 60% majority interest in CSI.

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco Industries, Inc. ("Nesco"), a Nevada publicly held corporation, whereby the Company would become a majority-owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004 as more fully described in Note 19.


2. Going concern and liquidity

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses of approximately $10,685,000 since inception and utilized cash of approximately $569,000 for operating activities during the two years ended April 30, 2004. The Company has a working capital deficit of approximately $1,369,000 and a stockholders' deficit of approximately $4,558,000 as of April 30, 2004.

Management recognizes that the Company must generate additional revenue to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base, especially in the medical and cosmetic industries, through its ability to manufacture goods on a custom basis or to the exacting standards required by medical customers. Management also will seek to increase revenues through the development of alternative uses of its equipment, such as irradiation and sterilization services.

As a result of the completion of the Share Exchange Agreement with Nesco on May 25, 2004, the Company was effectively able to obtain debt extensions on a significant portion of its current debt obligations to December 31, 2005 (see
Note 7 and Note 19). In addition, the Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004 (see Note 8). Management believes that this transaction will enable the Company to seek additional debt or equity financing. In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to private investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $705,000 in connection with this transaction.


                                                  Notes to Hydrogel Page 1 of 15
                                Page 59 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base or developing alternative uses for its equipment. If the Company is unsuccessful in building its customer base and developing alternative uses for its equipment or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


3. Summary of significant accounting policies

Principles of Consolidation

The accompanying  consolidated  financial statements include the accounts of the
Company  and  its  majority-owned  subsidiary,  CSI.  Upon  consolidation,   all
significant intercompany accounts and transactions are eliminated.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Inventories

Inventories, consisting principally of raw materials, are stated at cost on the first-in, first-out basis, which does not exceed market value.

Depreciation and Amortization

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated lives of the related assets or the remaining term of the lease, which ever is shorter.

The Company provides for depreciation and amortization over the following estimated useful lives:

        Machinery and equipment                  10 Years
        Office equipment and fixtures           3-7 Years
        Leasehold improvements                  5-7 Years
        Purchased technology                      7 Years

Loss Per Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. The calculation of diluted net loss per share excludes potential common shares if the effect is anti- dilutive. Therefore, basic and diluted loss per share were the same for the years ended April 30, 2004 and 2003.

                                                  Notes to Hydrogel Page 2 of 15
                                Page 60 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Investments

Available-for-sale securities are recorded at fair value, with the change in fair value during the year excluded from earnings and recorded net of tax as a component of other comprehensive income.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," approximate the carrying amounts presented in the balance sheets.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and third party payors and, believes that its accounts receivable credit risk exposure is limited. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. As of April 30, 2004 and 2003, the Company was not subject to credit risk with any financial institution beyond the insured amount. The Company does not require collateral or other security to support financial instruments subject to credit risk.

                                                  Notes to Hydrogel Page 3 of 15
                                Page 61 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

Certain long-lived assets (including purchased technology) of the Company are reviewed at least annually to determine whether there are indications that their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also reevaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of April 30, 2004 and 2003, management expects these assets to be fully recoverable.

Stock-Based Compensation

The Company complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148.

The Company applies APB No. 25 and related interpretations in accounting for its stock option plans and, accordingly, no compensation cost has been recognized because stock options granted under the plans were at exercise prices which were equal to or above the market value of the underlying stock at date of grant. Had compensation for the Company's stock options been determined as provided by SFAS No. 123 using the Black-Scholes option pricing model, the Company's consolidated net loss would have been adjusted to the pro forma amounts indicated below:

                                                          2004           2003
Net loss, as reported                                $(1,499,041)    $(1,662,920)
Stock-based compensation determined under the
 fair value-based method, net of related tax effects                     (25,625)
                                                     ---------------------------
Net loss, pro forma                                  $(1,499,041)    ($1,688,545)
                                                     ==========================
Loss per common share, basic and diluted
 As reported                                         $     (0.34)          (0.37)
 Pro forma                                           $     (0.34)          (0.38)

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal years ended April 30, 2004 and 2003: risk free interest rate 6%; no dividend yield; expected lives of 3-10 years; and zero volatility.

Comprehensive Income

The Company complies with the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS 130 governs the financial statement presentation of changes in shareholder's equity resulting from non-owner sources. Accumulated other comprehensive income as reported in the accompanying balance sheets represents unrealized losses on available-for-sale securities.

                                                  Notes to Hydrogel Page 4 of 15
                                Page 62 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.      Property and equipment

Property and equipment, at cost, consist of the following at April 30, 2004 and 2003:

                                                  2004            2003
        Marchinery and equipment              $1,614,114        $1,615,614
        Office equipment and fixtures             82,957            82,957
        Leasehold improvements                   373,856           373,856
                                              ----------------------------
                                               2,070,927         2,072,427
        Less accumulated depreciation
         and amortization                      1,500,826         1,283,047
                                              ----------------------------
                                              $  570,101        $  789,380
                                              ============================

Depreciation expense for the years ended April 30, 2004 and 2003 amounted to approximately $218,000 and $230,000, respectively.


5.      Purchased technology

On February 6, 1997, the Company acquired certain assets from a group of entities for an aggregate purchase price of $150,000 in cash and 150,000 shares of Embryo Common Stock (valued at $75,000), which would vest in two years if the Company met certain revenue levels. At that time, if the shares had a fair value of less than $900,000, the parties could demand that the Company purchase the shares at an aggregate price of $900,000 in cash and/or marketable securities. Assets acquired included property rights and technology, machinery and equipment, and inventory. This agreement was modified and incorporated into the Settlement Agreement as discussed below.

On November 6, 1997, the Company brought action in New York State Court against the former owners of the entities alleging breach of contract, negligence and other charges. On November 24, 1997, the former owners filed their answer and counterclaim against the Company. On January 21, 1998, the Company entered into a Settlement Agreement (the "Agreement") with the former owners settling in all regards its outstanding litigation. In connection with the Agreement, the former owners received a cash payment of $450,000 and a promissory note from the Company in the amount of $950,000 which was due and payable upon the earlier of the (a) initial public offering of securities of the Company, (b) completion of a private financing by the Company in the aggregate amount of at least $4,000,000, (c) the sale or transfer of all, or substantially all of the assets of the Company, or (d) January 10, 2002. In addition, they surrendered their rights to the 150,000 shares of Embryo Common Stock formerly granted to them and one of the former owners surrendered the 250,000 shares of the Company's Common Stock formerly issued to him under the terms of an employment agreement. The note was extended numerous times until it was paid in full on August 8, 2003 (see Note 6).

For the years ended April 30, 2004 and 2003, amortization expense related to the purchased technology, amounted to approximately $114,000. The amortization expense will approximately be $85,000 for the year ending April 30, 2005.

                                                  Notes to Hydrogel Page 5 of 15
                                Page 63 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Notes and interest payable

Note Payable, Purchased Technology

At April 30, 2003, notes and interest payable includes $191,827 due to the parties within the Agreement (see Note 5). The obligation was paid in full in August 2003.

Note Payable, Manufacturing Equipment

On January 24, 1997, the Company entered into a financing agreement with a customer for the purchase of $600,000 of manufacturing equipment from a third party. The agreement consisted of a promissory note in the amount of $600,000 bearing interest at 8% per annum and principal and interest due between three
(3) and six (6) years from the anniversary date, depending upon the amount of product the customer ordered from the Company. The funds were transferred directly from the lender to the seller of the equipment. The note is collateralized by the related equipment.

On January 23, 2001, the note was amended and restated in the amount of $793,053 which was the aggregate amount of the original note plus interest through the date of the restated note. The amended note bears interest at 8%, payable quarterly, and was due on January 23, 2002. On December 9, 2001, the note was again amended and restated in the amount of $793,053 which was originally due on January 23, 2002. The amended note bears interest at 8%, payable quarterly, and called for a principal payment of $250,000 on January 23, 2002, and the balance on January 23, 2003. At April 30, 2003, the Company was in default for the non-payment of the $250,000 payment due on January 23, 2002 and for the $543,053 payment due on January 23, 2003.

On April 21, 2004, the lender agreed to amend and restate the note in the amount of $793,053 upon the Company's entering into a Share Exchange Agreement with Nesco (see Note 19) which occurred on April 29, 2004. The amended note bears interest at 11% (the default rate) until such time that an aggregate interest payment of $84,000 is made, which was due July 3, 2004 but which was extended to August 16, 2004, interest from such date forward until the maturity date shall be at the interest rate of 8% payable at maturity. The Company has paid interest through December 31, 2002 and has accrued interest at 11% through April 30, 2004. The Company is required to repay the principal in the amount of ten (10) percent of any equity funding in excess of $500,000. Accordingly, after the Company collected $705,000 from the issuance of Senior Convertible Notes in July 2004 (see Note 2), the Company repaid $20,500 in principal. The Company also made an interest payment of $84,000. The balance of the note and additional accrued interest at April 30, 2004 and 2003 is $909,368 and $814,201 and is due on December 31, 2005. Accrued interest was $116,315 and $21,148 as of April 30, 2004 and 2003, respectively.


7.      Convertible debentures

Convertible Debentures - Related Party

On October 12, 1999, a related party loaned CSI $200,000 under the terms of a promissory note. The note bears interest at 8%, is collateralized by the assets of CSI, and was due with interest on October 12, 2002.

On November 3, 2000, this related party loaned the Company an additional $200,000 under the terms of a promissory note. The note bears interest at 10% and was due on September 30, 2002. In addition, the related party was granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $3.50 per share for a period of ten (10) years. The fair value of the options ($78,958) was amortized over the life of the loan.

                                                  Notes to Hydrogel Page 6 of 15
                                Page 64 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 31, 2001, this related party loaned the Company an additional $180,000 under the terms of a promissory note. The note bears interest at 10% and was due on September 30, 2002. On June 19, 2002, the Company repaid $30,000 to this related party.

On September 30, 2002, the above notes in the aggregate of $550,000 were consolidated into one promissory note. The note bears interest at the same rates as the original notes and was due on December 31, 2002. In addition, the related party was granted warrants to purchase 17,500 shares of the Company's Series B Preferred stock at an exercise price of $3.00 per share for a period of ten (10) years. The fair value of the warrants ($22,033) was amortized over the life of the loan.

On December 24, 2002, this related party loaned the Company an additional $160,000. On December 31, 2002 all of the above outstanding debt due to the related party was consolidated into one convertible debenture in the amount of $710,000. The debenture bears interest at 8% and was due on April 30, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($355,000) at $3.00 per share or 118,333 shares, which expire on April 30, 2012. The fair value of the warrants ($125,344) was amortized over the life of the loan.

On June 21, 2002, the Company issued a series of convertible debentures in the aggregate of $500,000 of which $200,002 were issued to this related party. The debentures bear interest at 8% and were due on April 30, 2003. Each debenture is convertible to Series B Preferred Stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) or 33,333 shares at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($36,814) was amortized over the life of the debentures.

On May 1, 2003, the related party agreed to extend the due date for the above two debentures in the aggregate of $910,002 to October 31, 2003. In consideration for the extension, the party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (45,500 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($57,684) was amortized over the life of the loan extension.

On March 7, 2003, this related party loaned the Company an additional $200,000 under the terms of a convertible debenture. The debenture bears interest at 8% and was due on October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($100,000) at $3.00 per share or 33,333 shares, which expire on April 30, 2012. The fair value of the warrants ($35,308) was amortized over the life of the loan. As of April 30, 2003, the unamortized portion of the fair value of the warrants was $27,646.

On August 7, 2003, this related party loaned the Company an additional $198,000 under the terms of a convertible debenture. The debenture bears interest at 8% and was due on October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share. The related party was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($99,000) at $3.00 per share or 33,000 shares, which expire on April 30, 2012. The fair value of the warrants ($33,579) was amortized over the life of the loan.

On April 19, 2004, the related party agreed to extend the due dates of the four outstanding debentures in the aggregate of $1,308,002 and accrued interest in the amount of $135,106 until December 31, 2005 upon the closing of the Share Exchange Agreement with Nesco. This transaction was completed on May 25, 2004 (see Note 19).

                                                  Notes to Hydrogel Page 7 of 15
                                Page 65 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Debentures - Other

On January 10, 2002, the Company received a bridge loan in connection with a private placement. The aggregate loan in the amount of $475,000, which bears interest at 8%, was due upon the earlier of April 15, 2002, or immediately upon the closing of any additional private placement subsequent to the date of the note of a minimum of $650,000. The lender, as consideration for the loan, was also paid a 5% fee of $23,750, granted 40,000 shares of common stock which were valued at $3 per share, and issued warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share for a period of ten
(10) years. The pro rata fair value of the stock issued ($86,015), the warrants granted ($48,511) and the lenders fee ($23,750) were amortized over the loan term which expired on April 15, 2002. The Company repaid $150,000 of the principal balance on February 28, 2002. On May 1, 2002, a restated promissory note was issued for the $325,000 outstanding balance. The restated loan, which bears interest at 8%, was due on April 30, 2003. The lender was also granted warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $3 per share which expire on April 1, 2012. The fair value of the warrants ($56,014) was amortized over the life of the loan. The loan is collateralized, under the terms of a security agreement, by the assets of the Company. On May 1, 2003, the lender agreed to exchange the restated promissory note for a convertible debenture of the same amount ($325,000) and to extend the due date to October 31, 2003. The debenture is convertible to Series B Preferred stock at a price of $3.00 per share and bears interest at 8%. In consideration for the exchange and extension, the lender was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (16,250 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($20,601) was amortized over the life of the loan extension.

On June 21, 2002, the Company issued a series of convertible debentures in the aggregate of $500,000, of which $200,002 were issued to a related party. The debentures bear interest at 8% and were due on April 30, 2003. Each debenture is convertible to Series B Preferred Stock at a price of $3.00 per share. Each purchaser was also granted warrants to purchase Series B Preferred Stock in an amount equal to 50% of the debenture amount ($150,000) or 50,000 shares at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($55,221) was amortized over the life of the debentures. On May 1, 2003, the parties agreed to extend the due date for the series of debentures in the aggregate of $300,000 to October 31, 2003. In consideration for the extension, each party was granted warrants to purchase Series B Preferred Stock in an amount equal in shares of 5% of the debenture amount (15,000 shares) at an exercise price of $3.00 per share, which expire on April 30, 2012. The fair value of the warrants ($19,016) was amortized over the life of the loan extension.

On April 19, 2004, the lenders agreed to extend the due dates of all debentures in the aggregate amount of $624,998 and accrued interest in the amount of $106,222 until December 31, 2005 upon the closing of the Share Exchange Agreement with Nesco. This transaction was completed on May 25, 2004 (see Note
19).


8. Bridge loan, merger candidate

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco Industries, Inc. ("Nesco"), a Nevada publicly held Corporation, whereby the Company would become a majority owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004 as more fully described in Note 19. The Company received net cash of approximately $328,000 as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004.


                                                  Notes to Hydrogel Page 8 of 15
                                Page 66 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.      Customer deposits

At April 30, 2004 and 2003, approximately $831,000 and $508,000, respectively, of customer deposits represents deposits from a customer to be applied against future purchase orders. The deposits are non-refundable but applicable to future purchases from the Company until December 31, 2008. To the extent that any portion of the deposits is not used for purchases by the end of calendar year 2008, the deposits will be forfeited.


10.     Due to affiliates

Due to affiliates at April 30, 2004 and 2003 of approximately $244,000 and $138,000, respectively, consists of unpaid rents of approximately $229,000 and $69,000 at April 30, 2004 and 2003, respectively and the aggregate due under a revolving line of credit. The line, which bears interest at 8% per annum, provided for maximum borrowing of $850,000. The original line of credit, which expired on January 31, 1999, was extended to January 31, 2001. On February 1, 2001, the affiliate agreed to extend the maturity date by an additional twenty
(20) months to September 30, 2002. The terms of the extension prohibited any future cash advances on the credit line and provided for repayment of an amount equal to 50% of any cash flow from operations in excess of $500,000 annually to be paid within 45 days of the fiscal year end of the Company, with any remaining outstanding balance due on September 30, 2002. On September 30, 2002 the Company was unable to repay the outstanding balance in full but has continued to make monthly payments. The outstanding balance at April 30, 2004 was $15,000.


11. Due to officer

At April 30, 2004 and 2003 the Company has notes payable, including interest, of approximately $370,000 and $270,000 respectively, to an officer of the Company. The notes bear interest at 10% per annum and are collateralized by the accounts receivable of the Company. Interest expense pertaining to these notes was approximately $27,500 and $16,800 for the years ended April 30, 2004 and 2003, respectively.

On May 1, 1999, 200,000 options, which were previously granted to this officer under the terms of an employment agreement, were exercised at a price of $.40 and 200,000 shares of common stock were issued. The Company received a promissory note dated May 1, 1999 from the officer in the amount of $80,000 for payment of the shares. The note matures on May 1, 2004, bears interest at 8% and is secured by the related securities. On May 25, 2004, this note and related interest in the aggregate amount of $112,000 was cancelled and applied as a reduction of the notes due to the officer.

On May 25, 2004, the net amount of these notes was exchanged for Nesco convertible 8% debentures which mature in December 2005 (see Note 19).


12. Stockholders' deficit

Capitalization

The Company's initial authorized capitalization consists of 20,000,000 shares of common stock, 15,000,000 shares of Series A preferred stock and 5,000,000 shares of preferred stock. In October 2001, the Company designated 2,000,000 of the 20,000,000 shares of preferred stock to be issued as Series B Convertible Preferred Stock. All stock has a $.0001 par value. Each share of common, Series A preferred, Series B preferred convertible, and preferred has one vote in all matters.


                                                  Notes to Hydrogel Page 9 of 15
                                Page 67 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series B preferred shares rank senior to all common and preferred stock. The Series A preferred stock has been retired and will not be reissued. The Series B convertible preferred stockholders are entitled to a cumulative dividend, payable in shares of common stock calculated at a rate of 7% of the purchase price, issuable only upon conversion to common shares. Each share of Series B convertible preferred stock is convertible to one share of common stock, subject to certain anti-dilution provision adjustments. The Series B convertible preferred shares have liquidation preference over all other shares of the capital stock of the Company. The liquidation preference is $3.00 per share before any distributions of assets or surplus funds to common stockholders.

Private Placement

During the year ended April 30, 2000, the Company issued 155,019 shares of common stock at $3.50 per share for an aggregate of $542,566 in conjunction with a private placement. During the year ended April 30, 2001, the Company issued an additional 64,287 shares of common stock at $3.50 per share for an aggregate of $225,005 in conjunction with this same offering.

During the year ended April 30, 2002, the Company issued 522,487 shares of Series B convertible preferred stock at $3.00 per share in conjunction with a private placement. The Company received net proceeds of $1,303,226 after private placement fees and related costs. As an additional placement fee, the agent was granted warrants to purchase 182,870 shares of the Company's common stock at an exercise price of $3.00 per share for a period of ten years.


13.     Income taxes

Income taxes have been recorded under SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards.

The tax effects of significant items comprising the Company's net deferred tax asset as of April 30, 2004 and 2003 are as follows:

                                                    2004          2003
Deferred tax asset
 Net operating loss carryforward                $3,435,000     $2,984,000
 Tax basis of intangible assets in
  excess of book basis                             150,000        126,000
                                                ----------     ----------
Deferred tax asset                               3,585,000      3,110,000

Valuation allowance                             (3,585,000     (3,110,000)
                                                ----------     ----------
Net deferred tax asset                          $        -     $        -
                                                ==========     ==========

The increase in valuation allowance of $475,000 and $523,000 for the years ended April 30, 2004 and 2003 respectively is primarily attributable to the Company's additional net operating losses. At April 30, 2004, the Company has federal and state net operating loss carryforwards of approximately $8,590,000, which expire beginning in 2012.

                                                 Notes to Hydrogel Page 10 of 15
                                Page 68 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Ownership  changes  resulting from the Company's  issuance of capital stock (see
Note 19) may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Subsequent significant changes in ownership could further affect the limitation in future years.

The following table presents the principal reasons for the differences between the effective tax rate and the U.S. Federal statutory income tax rate attributable to continuing operations for the years ended April 30, 2004 and 2003:

                                                    2004          2003
U.S. federal statutory income tax rate              -34.0%      -34.0%
State and local statutory income tax rate
 (net of Federal benefit)                            -7.3%       -7.3%
Change in the valuation allowance                    31.7%       31.5%
Other                                                 9.6%        9.8%
                                                    ------------------
                                                      0.0%        0.0%
                                                    ==================

14. Commitments and contingencies

Employment Agreements

In September 1997, the Company entered into five-year employment agreement with an executive. The agreement, which took effect January 1, 1998, provides for minimum annual compensation of $30,000, which may increase to $150,000 based upon earnings and other contingencies, and minimum bonuses. Further, the executive was granted options to purchase 200,000 shares of the Company's common stock at an exercise price of $.40 per share, which were exercised in May 1999 (see Note 11). No compensation expense was recorded in the granting of options as the exercise price approximates the fair value of the stock at the date of grant. At April 30, 2004 and 2003, this executive is owed approximately $105,000 and $30,000, respectively under the terms of this agreement which expired on December 31, 2002.

On January 1, 2000, the Company entered into a three-year employment agreement with an executive, which provides for an aggregate minimum annual salary of $200,000 in the first year with annual increases thereafter. In addition, the executive will receive a semi-annual bonus of 3% of sales on certain products. Further, the executive was granted options to purchase 200,000 shares of the Company's common stock at a price equal to the offering price of the next private placement ($3.50) (see Note 17). The options vest over a three-year period and expire three years from the vesting dates. No compensation expense was recorded in the granting of options as the exercise price approximates the fair value of the stock at the date of grant. At April 30, 2004 and 2003, this executive is owed approximately $439,000 under the terms of this agreement which expired on December 31, 2002.

On May 25, 2004, approximately $544,000 of accrued payroll relating to the above agreements was exchanged for Nesco convertible 8% debentures which mature in December 2005 (see Note 19).

                                                 Notes to Hydroges Page 11 of 15
                                page 69 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consulting Agreements

On February 1, 2001, the Company entered into a one-year consulting agreement which provided for an aggregate annual fee of $200,000 to be payable monthly commencing with two monthly installments payable on May 31, June 30, and July 31, and the last day of the month thereafter. The agreement also provides for a sales incentive bonus, a budget incentive bonus and a profit incentive bonus based on sales and performance. In addition, the consultant was granted options to purchase 50,000 shares of common stock exercisable for a period of five (5) years at $3.50 per share (see Note 17). The fair value of the options ($45,357) was charged to operations over the term of the agreement. At April 30, 2003, the Company has paid the consultant an aggregate of $157,000. The remaining balance of $43,000, which is included in current liabilities at April 30, 2003, was paid during the fiscal year ended April 30, 2004.


15. Related party transactions

The Company entered into a seven-year sub-lease agreement for a manufacturing facility with Embryo, effective February 14, 1997, which provided for minimum monthly rental payments of $9,625 and expires in 2004. In February 2000, the monthly rent was increased to $10,214 per the escalation provision in the sublease.

On January 25, 2002, this manufacturing facility was purchased by an entity owned by a related party of the Company and the Company entered into a lease with the related party, which provides for minimum monthly rental payments of $11,687 and expires in 2012. The rent increases by 5% every two years for the duration of the lease. On September 30, 2002, in consideration for extension of certain debt (see Note 7) due to the related party, the rent increase of 5% effective February 1, 2004 was increased by an additional 10%. The rent increases subsequent to that date, every two years, remain at 5% of the prior period amount inclusive of the 10% additional one-time increase.

On December 1, 2001, the Company, along with other co-tenants, entered into a month-to-month lease for office space with an entity owned by a related party of the Company, which provided for a monthly lease payment of $3,735. This lease payment was reduced to $2,500 per month effective November 1, 2003 due to reallocation of the space with other tenants.

Minimum annual rentals under the manufacturing facility lease are approximately as follows:

        Year ending April 30,
                2005                    $  162,000
                2006                       164,000
                2007                       170,000
                2008                       172,000
                2009                       179,000
           Thereafter                      509,000
                                        ----------
                                        $1,356,000
                                        ==========

Rent expense for the years ended April 30, 2004 and 2003 was approximately $186,000 and $185,000, respectively.


                                                 Notes to Hydrogel Page 12 of 15
                                Page 70 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.     Major customers

The Company generated revenues from four major customers during fiscal 2004 and two major customers in 2003 aggregating approximately $420,000 and $674,000, respectively. Accounts receivable from these customers aggregated approximately $46,000 and $8,000 at April 30, 2004 and April 30, 2003, respectively.


17. Stock options and warrants

Stock Options

A summary of common stock options are as follows:

                                Number of          Exercise      Weighted Average
                                 Options            Price         Exercise Price
                                -------------------------------------------------
Balance outstanding             425,000           $1.00-3.50            $2.76
 May 1, 2003
Expired                         (66,666)                3.50             3.50
                               ----------------------------------------------
Balance outstanding
 April 30, 2003 and 2004        358,334           $1.00-3.50            $2.63
                               ==============================================
Exercisable
 April 30, 2004                 358,334           $1.00-3.50            $2.63
                               ==============================================

Further information about the Company's outstanding stock options at April 30, 2004 is as follows:

                                       Weighted
                                       Average        Weighted
                        Number        Remaining        Average
Range of                  of         Contractual      Exercise
Exercise Prices         Shares     Life (in Years)      Price
--------------------------------------------------------------

$1.00                  125,000         N/A              $1.00
$3.50                  233,334         2.53             $3.50
                       --------------------------------------
                       358,334         N/A              $2.76
                       ======================================



                                                 Notes to Hydrogel Page 13 of 15
                                Page 71 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants for the years ended April 30, 2004 and 2003, warrant activity is as follows:

Exercise Price  Type of   Warrants        Balance      Warrants        Balance         Warrants        Balance
  per Share     Stock     Expiring       May 1, 2002   Granted        April 30, 2003   Granted       April 30, 2004
    3.00        Common     01/17/2011      50.000                       50,000                           50,000
    3.00        Common     06/04/2011      17,500                       17,500                           17,500
    3.00        Common     01/10/2012      50,000                       50,000                           50,000
    3.00        Common     04/01/2012     182,870                      182,870                          182,870
    3.00        Common     04/30/2012                   50,000          50,000                           50,000
    3.00        Preferred  04/30/2012                  252,500         252,500          109,750         362,250
                                      -------------------------------------------------------------------------
                                          300,370      302,500         602,870          109,750         712,620
                                      =========================================================================

All warrants outstanding at April 30, 2004 are exercisable.

18. Employee benefit plan

The Company maintains a 401(k) plan that allows all full-time employees to participate immediately in the plan. The plan is funded 100% by employee contributions as the Company does not make any matching contributions.


19. Subsequent events

Share Exchange Agreement

On April 29, 2004, the Company entered into a Share Exchange Agreement with Nesco, a Nevada publicly held corporation, whereby the Company would become a majority owned subsidiary of Nesco and upon completion of the Share Exchange Agreement, the holders of the Company's common stock and debt would hold a majority interest of Nesco. This exchange was completed on May 25, 2004. Nesco was previously engaged in asbestos abatement contracting but had ceased operations in May 2003.

Nesco had intended to issue shares of its common stock in exchange for the equity securities of the Company in certain ratios as provided for in the Exchange Agreement. However, because Nesco did not have the required number of authorized shares of common stock to complete the exchange on this basis, it agreed to issue shares of its newly designated Series B Preferred Stock ("Preferred Stock") for, among others, equity and debt of the Company. Upon filing of the Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue, each share of the Preferred Stock will be automatically converted into shares of Nesco Common Stock.

                                                 Notes to Hydrogel Page 14 of 15
                                Page 72 of total

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 25, 2004, the Company's common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of Nesco Preferred B Stock which will be converted into 29,165,250 shares of Nesco common stock (a ratio of approximately 9 Nesco common shares for every 1 share of the Company's common stock). The Company's preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of Nesco Preferred B Stock which will be converted into 10,650,750 shares of common stock (a ratio of approximately 36 Nesco common shares for 1 share of the Company's preferred stock). Approximately 72% of the common and 57% of the preferred shareholders exchanged their shares at this time. This resulted in approximately 44.6% of Nesco's voting securities exchanged and owned by the Company's stockholders. The Company anticipates that the majority of the remaining shareholders will exchange their shares in the near future, which will result in 54.3% of Nesco's voting securities owned by the Company's stockholders upon exchange of all outstanding the Company's securities. In addition, all outstanding warrants and options of the Company were exchanged for Nesco warrants based on the same ratios as the common and preferred share exchange.

In addition, Nesco was required to retain net cash of approximately $350,000 and to dispose of all of its subsidiaries as part of the terms of the agreement, of which approximately $208,000 was received as a bridge loan prior to April 30, 2004 and is included in current liabilities at April 30, 2004. This bridge loan became part of the closing requirements in May 2004.

The accounting of the transaction will differ from its legal form, as the Company will be considered the accounting acquirer and Nesco the acquired entity. The transaction will be accounted for as a reverse acquisition under the purchase method of accounting, whereby the assets of Nesco will be revalued and the purchase price allocated to those assets acquired and liabilities assumed. The Company's historical financial statements will be carried forward as those of the combined entity. The results of operations for Nesco are not reflected in the accompanying consolidated statements of operations.

Current Debt Exchanges and Extensions

As a result of the Share Exchange Agreement which was completed on May 25, 2004, the convertible debentures due to related party in the aggregate principal amount of $1,308,000, the convertible debentures in the aggregate principal amount of $625,000, the amount due to officer in the aggregate amount of approximately $258,000 and accrued payroll of approximately $544,000 representing primarily payroll due to current and former officers were all exchanged for Nesco convertible 8% debentures which mature on December 31, 2005.

Investment Banking Agreement

In June 2004, Nesco entered into an Investment Banking Agreement with a third party whereby Nesco would issue 8% Senior Convertible Notes to investors for an aggregate of a minimum of $250,000 and a maximum of $1,700,000. In June and July 2004, the Company received approximately $634,500 in connection with this transaction, net of expenses of $70,500.

                                                 Notes to Hydrogel Page 15 of 15
                                Page 73 of total

NESCO INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

------------------------------------------------------------------------------------------
                                                                             January 31,
                                                                                2005
                                                                             (unaudited)
------------------------------------------------------------------------------------------
ASSETS

Current assets
 Cash                                                                   $          124,457
 Accounts receivable                                                                91,659
 Inventories                                                                        98,415
 Prepaid expenses and other current assets                                          84,593
                                                                        -------------------

  Total current assets                                                             399,124
                                                                        -------------------

Property and equipment, net of accumulated depreciation of $1,626,115              459,067
                                                                        -------------------

Other assets
 Deferred financing costs                                                          416,072
 Stock issuance costs                                                              712,500
 Investments                                                                         6,000
 Other                                                                              16,455
                                                                       -------------------

  Total other assets                                                             1,151,027
                                                                       -------------------

                                                                       $        2,009,218
                                                                       -------------------




                         Consolidated Unaudited 1 of 8
                                Page 74 of total

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities

 Note and interest payable                                             $          632,687
 Convertible debentures and interest payable, related party, net
  of debt discount of $682,754                                                    839,479
 Convertible debentures and interest payable, other, net of debt
  discount of $1,674,026                                                        1,421,623
 Convertible debentures and interest payable, officers, net of
  debt discount of $52,390                                                        795,009
 Customer deposits                                                                839,653
 Accounts payable and accrued expenses                                            159,383
 Stock to be issued                                                               163,320
 Common stock subjuect to redemption                                              330,000
 Due to affiliate                                                                  31,097
                                                                         ----------------

  Total current liabilities                                                     5,212,251
                                                                         ----------------

Long-term liabilities
 Deferred sublease income                                                         128,700
                                                                         ----------------

  Total long-term liabilities                                                     128,700
                                                                         ----------------





                         Consolidated Unaudited 2 of 8
                                Page 75 of total


NESCO INDUSTRIES, INC.


CONSOLIDATED BALANCE SHEET (CONTINUED)

------------------------------------------------------------------------------------------
                                                                             January 31,
                                                                                2005
                                                                             (unaudited)
------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' deficit
 Series A convertible preferred stock, $.001 par value, authorized
  850,000 shares, 67,000  issued and outstanding                                       67
 Series B convertible preferred stock, $.001 par value, authorized
  150,000 shares, 116,687 issued and outstanding                                      117
 Common stock, $.001 par value, authorized 25,000,000 shares,
  17,117,410  issued and outstanding                                               17,117
 Additional paid-in-capital                                                    13,895,865
 Accumulated other comprehensive loss                                             (69,000)
 Accumulated deficit                                                          (17,175,899)
                                                                         ----------------


  Total stockholders' deficit                                                  (3,331,733)
                                                                         ----------------

                                                                         $      2,009,218
                                                                         ================




                                                   Consolidated Unaudited 3 of 8
                                Page 76 of total

CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------
                                           Nine Months Ended January 31,                Three Months Ended January 31,
                                             2005                  2004                   2005                  2004
                                          (unaudited)           (unaudited)           (unaudited)           (unaudited)
------------------------------------------------------------------------------------------------------------------------
Revenues                            $           516,318    $         511,990       $        184,232    $        115,277

Cost of revenues                                652,587              693,408                231,174             246,080
                                    ------------------------------------------------------------------------------------

Gross margin                                   (136,269)            (181,418)               (46,942)           (130,803)
                                    ------------------------------------------------------------------------------------

Operating expenses
 General and administrative                   3,985,770             526,177                 436,653             182,579
 Amortization and other expenses                136,120              86,759                  28,685              28,470
                                    ------------------------------------------------------------------------------------

                                              4,121,890             612,936                 465,338             211,049
                                    ------------------------------------------------------------------------------------

Loss from operations                         (4,258,159)           (794,354)               (512,280)           (341,852)
                                    ------------------------------------------------------------------------------------

Other income (expenses)
 Sublease income                                 35,100                   -                  11,700                   -
 Amortization of debt discount               (1,602,329)           (158,526)               (701,586)                  -
 Interest expense                              (175,076)           (130,046)                (71,309)            (57,808)
 Interest expense, related parties             (123,314)            (78,224)                (42,571)            (28,084)
 Amortization of financing costs               (275,451)                                   (126,330)
 Liquidated damages - stock                     (91,800)                  -                 (91,800)                  -
                                    ------------------------------------------------------------------------------------

                                             (2,232,870)           (366,796)             (1,021,896)            (85,892)
                                    ------------------------------------------------------------------------------------

Net loss                             $       (6,491,029)    $    (1,161,150)       $     (1,534,176)    $      (427,744)
                                    ====================================================================================

Weighted average common shares
 outstanding
  Basic and diluted                          15,299,647                  -               16,990,138                   -
                                    ------------------------------------------------------------------------------------



                                                   Consolidated Unaudited 4 of 8
                                Page 77 of total




Loss per common share
 Basic and diluted                   $            (0.42)    $         N/A          $          (0.09)    $          N/A

                                    ====================================================================================






                                                   Consolidated Unaudited 5 of 8
                                Page 78 of total

NESCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------
                                                                  Nine Months Ended January 31,
                                                                    2005                  2004
                                                                 (unaudited)         (unaudited)
----------------------------------------------------------------------------------------------------
Cash flows from operating activities
 Net loss                                                    $     (6,491,029)    $      (1,161,150)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Stock issued for services                                         1,186,773                     -
  Reveluation of warrants and options                               1,793,555                     -
  Depreciation and amortization                                       209,839               257,201
  Amortization of debt discount                                     1,602,329               158,526
  Amortization of financing costs                                     275,451                     -
  Liquidating damages - stock                                          91,800                     -
  Gain on sale of equipment                                                 -                 (950)
  Changes in operating assets and liabilities:
  Accounts receivable                                                 (17,967)                40,591
  Inventories                                                         (10,077)              (29,192)
  Prepaid expenses and other assets                                   (26,574)                 3,346
  Other assets                                                         (6,549)               (1,528)
  Customer deposits                                                    (8,000)               322,500
  Accounts payable and accrued expenses                              (194,849)               (7,447)
Deferred sublease income                                              (35,100)                     -
  Due to affiliates                                                  (197,581)                86,550
  Interest payable                                                    212,636                193,270
                                                             ----------------------------------------

Net cash used in operating activities                              (1,615,343)              (138,283)
                                                             ----------------------------------------

Cash flows from investing activities
 Net cash acquired from merger                                         86,183                      -
 Purchase of equipment                                                 (8,455)                     -
 Proceeds from sale of equipment                                            -                  2,000
                                                             ----------------------------------------
Net cash provided by investing activities                              77,728                  2,000
                                                             ----------------------------------------

                                                   Consolidated Unaudited 6 of 8
                                Page 79 of total

Cash flows from financing activities
 Proceeds from issuance of convertible
  debentures, other                                                 2,008,620                      -
 Proceeds from issuance of convertible
  debentures, related party                                                 -                198,000
 Proceeds from bridge loan, merger candidate                                -                 75,000
 Payments on notes payable                                           (238,000)              (180,140)
 Payments of stock issuance costs                                     (87,500)                     -
 Proceeds from loan from officer                                            -                 65,000
 Payments on loan from officer                                         (7,000)                     -
 Payments to affiliate                                                (14,876)               (49,524)
                                                             ----------------------------------------

Net cash provided by financing activities                           1,661,244                108,336
                                                             ----------------------------------------

Net increase (decrease) in cash                                       123,629                (27,947)
Cash
 Beginning of period                                                      828                 44,854
                                                             ----------------------------------------

 End of period                                               $        124,457     $           16,907
                                                             ========================================

Supplemental disclosure of cash flow information,
 cash paid during the period for interest                    $         88,436     $           18,227


                                                   Consolidated Unaudited 7 of 8
                                Page 80 of total

NESCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------
                                                                              2005              2004
                                                                           (unaudited)       (unaudited)
-----------------------------------------------------------------------------------------------------------
Supplemental disclosure of non-cash investing and financing, activities:

Stock issued in connection with Equity Distribution Agreement      $          625,000    $               -
                                                                   ========================================

Fair value of warrants issued to brokers                           $          405,143    $               -
                                                                   ========================================

Debt discount related to convertible debentures                    $        3,971,073    $               -
                                                                   ========================================

Stock issued for interest payment on convertible debentures        $           58,543    $               -
                                                                   ========================================


                                                  Consolidated Unauditied 8 of 8
                                Page 81 of total

NESCO INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Note 1.  Basis of Presentation

Organization

NESCO Industries, Inc. (hereinafter referred to as "OLDCO"), a Nevada publicly traded corporation, prior to ceasing business operations and becoming inactive in May 2003, was a provider of asbestos abatement and indoor air quality testing, monitoring and remediation services. In the fiscal year ended April 30, 2003, OLDCO consolidated the operations of its various subsidiaries, through which it provided services, into a single environmental services operating unit organized under the banner of its wholly-owned subsidiary National Abatement Corporation. Prior to consolidation, OLDCO operated through its wholly-owned subsidiaries, National Abatement Corporation ("NAC"), NAC/Indoor Air Professionals, Inc. ("IAP") and NAC Environmental Services, Inc. ("NACE").

On April 29, 2004, OLDCO entered into a share exchange agreement with Hydrogel Design Systems, Inc. ("HDS"), a Delaware privately held corporation, whereby HDS became a majority- owned subsidiary of OLDCO and the holders of HDS common stock and debt acquired a majority interest of OLDCO. This exchange (the "Share Exchange") was completed on May 25, 2004. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS, which was treated as the accounting acquirer. The acquired assets and assumed liabilities of OLDCO were carried forward at their historical values which approximates fair value (with the exception of deferred liabilities for which there was no legal continuing obligation, which were not recorded). HDS's historical financial statements were carried forward as those of the combined entity (hereinafter referred to as "NEWCO" or the "Company"). HDS is engaged in the manufacture, marketing, selling and distribution of aqueous polymer-based radiation ionized gels ("gels" or "hydrogels") used in various medical and cosmetic consumer products.

NEWCO's fiscal year ends on April 30 and, therefore, references to fiscal 2005 and fiscal 2004 refer to the fiscal years ending April 30, 2005 and April 30, 2004, respectively.

The accompanying condensed consolidated financial statements of the Company reflect the historical results of the predecessor entity, HDS, prior to May 25, 2004 and the consolidated results of operations of NEWCO subsequent to the acquisition date of May 25, 2004.

The common stock and per share information in the consolidated financial information and related notes have been retroactively adjusted to give effect to the reverse acquisition on May 25, 2004.

The accompanying interim consolidated financial statements and the accompanying notes included herein have been prepared by the Company without audit, in accordance with the instructions for Form 10-QSB pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and therefore do not include all information and notes normally provided in the annual financial statements and should be read in conjunction with the audited financial statements and the notes thereto of HDS and Nesco Industries, Inc. for the year ended April 30, 2004. Included in the Form 8-K/A of Nesco Industries, Inc., as filed on August 9, 2004 with the SEC, is HDS's audited financial statements for the year ended April 30, 2004. The Form 10-KSB of Nesco Industries, Inc., as filed on September 16, 2004 with the SEC, sets forth Nesco Industries, Inc.'s audited financial statements for the year ended April 30, 2004. These statements reflect all adjustments which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair statement of the results for the nine and three month periods ended January 31, 2005 and 2004. The results of of operations for the nine month periods ended January 31, 2005 and 2004 are not necessarily indicative of the results for the full year.

                                                              Notes Page 1 of 10
                                Page 82 of total

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly- owned subsidiaries on a consolidated basis. All significant intercompany accounts and transactions have been eliminated.



Revenue Recognition

Revenues are generally recognized as product is shipped to a customer. In cases where a customer requests a development project for a gel or a gel to be used as a component of a new product, the Company will recognize revenue at the time the project is completed.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.  Acquisition

On May 25, 2004, HDS consummated the Share Exchange with OLDCO whereby HDS became a majority-owned subsidiary of OLDCO, and the holders of HDS common stock and debt acquired a majority interest of NEWCO. Because the former HDS stockholders own a majority of the voting stock of NEWCO (common stock and Series B preferred stock convertible into common stock), HDS is considered for accounting purposes to be the acquirer in the transaction. The accounting for the transaction, commonly called a reverse acquisition, resulted in a recapitalization of HDS.

NEWCO had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the exchange agreement. However, because NEWCO did not have the required number of authorized shares of common stock to complete the exchange on this basis, it agreed to issue shares of its newly designated Series B Preferred Stock instead of common stock. Upon filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which NEWCO is authorized to issue, each share of the Series B Preferred Stock will be automatically converted into shares of NEWCO common stock. On November 16, 2004 NEWCO filed a preliminary information statement with the Securities and Exchange Commission ("SEC"). On December 16, 2004, the SEC responded with comments pertaining to the preliminary information statement. On February 25, 2005, the Company responded to these comments and is currently in the process of responding to further comments subsequently received from the SEC so that the information statement can be completed. Upon completion of this process, the Company will file the Certificate of Amendment and issue the common stock.

At the time of the transaction, HDS common shareholders exchanged 3,240,593 shares of stock for 38,887 shares of NEWCO Preferred B Stock, which will be converted into 29,165,250 shares of NEWCO common stock (a ratio of approximately 9 NEWCO shares for 1 share of HDS stock). The HDS preferred shareholders exchanged 295,853 shares of stock for 14,201 shares of NEWCO Preferred B Stock, which will be converted into 10,650,750 shares of NEWCO common stock (a ratio of approximately 36 NEWCO shares for 1 share of HDS stock). Approximately 97% of the common and 90% of the preferred shareholders have exchanged their shares as of January 31, 2005 which has resulted in approximately 54.1% of NEWCO's voting securities outstanding at the time of the exchange owned by HDS stockholders. The Company anticipates that the remaining shareholders will exchange their shares in the near future, which will result in 55.3% of NEWCO's voting securities outstanding at the time of the exchange being owned by HDS

                                                              Notes Page 2 of 10
                                Page 83 of total
stockholders. Upon completion of this exchange, HDS common shareholders will exchange a total of 4,452,806 shares of stock for 53,434 shares of NEWCO Preferred B Stock, which will be converted into 40,075,167 shares of NEWCO common stock (a ratio of approximately 9 NEWCO shares for 1 share of HDS stock). The HDS preferred shareholders will exchange a total of 522,487 shares of stock for 25,079 shares of NEWCO Preferred B Stock which will be converted into 18,809,574 shares of NEWCO common stock (a ratio of approximately 36 NEWCO shares for 1 share of HDS stock). The HDS stockholders, upon completion of the exchange of shares, will receive an aggregate of 58,884,741 common shares or 55.3% of the total shares outstanding at the time of the exchange which aggregated 106,386,847 equivalent common shares on May 25, 2004.

In addition, OLDCO was required to convert its outstanding shareholder debt to equity. On May 11, 2004, prior to the date of the closing, the holders of this debt in the aggregate principal amount of $952,501 agreed to exchange the debt for an aggregate of 20,000 shares of OLDCO's Series B Preferred Stock, which is convertible into 15,000,000 shares of NEWCO's common stock. OLDCO was also required to obtain the consent to cancel an aggregate of 602,500 special warrants prior to the closing. Certain holders of these special warrants were granted shares of NEWCO common stock in the exchange as part of the common advisor shares issued. OLDCO's Series A Preferred shareholders also agreed, that upon completion of the exchange agreement, they would convert their shares to NEWCO's common stock and that NEWCO would have no further obligations with respect to these preferred shares including payment of any prior preferred share dividends. In addition, OLDCO was required to have net cash of approximately $350,000 at the closing of the transaction as part of the terms of the agreement. OLDCO provided approximately $208,500 as a bridge loan to HDS prior to April 30, 2004. This bridge loan was applied to the net cash obligation of OLDCO, which was satisfied at the closing.

Concurrent with the exchange, OLDCO Series A Preferred shareholders agreed to exchange 512,500 shares of stock for an aggregate of 20,500 shares of NEWCO Preferred B Stock, which will be converted into 15,375,000 shares of NEWCO common stock (a ratio of approximately 30 NEWCO common shares for 1 share of Series A preferred stock). As of January 31, 2005, 445,500 shares of Series A Preferred shares have been exchanged for 17,820 shares of Series B Preferred shares. The Company anticipates that the majority of the remaining Series A shareholders will exchange their shares in the near future.

As part of this transaction, OLDCO conditionally transferred its three wholly owned subsidiaries, NAC, IAP and NACE, to a consultant and interim officer of OLDCO who resigned his position as officer at the time of the transfer. The transferee assumed all liabilities and obligations with respect to these subsidiaries and agreed to indemnify NEWCO against any claims and, in exchange therefore, received 3,000,000 shares of common stock of OLDCO and certain related registration rights. As additional consideration for the indemnification by the transferee, NEWCO agreed that if the transferee cannot in good faith resell the shares of common stock in an arm's length transaction during the twelve month period immediately following the closing for a price equal to the lesser of (i) all liabilities resulting from the agreement between NAC and its labor union plus legal fees or (ii) $330,000, then the Company will repurchase from the transferee 2,400,000 of the common shares at that amount upon written notice from the transferee requesting such. The repurchase of the 2,400,000 common shares, which are subject to redemption by the transferee, are included in current liabilities at an aggregate of $330,000, the maximum amount the Company would be required to pay in the event of a redemption.

In connection with the share exchange agreement, NEWCO also issued an aggregate of 6,500,000 common shares (with a fair value of $975,000 based on the market price of $.15 on the date of the exchange) to an advisor, a limited liability corporation owned by an affiliate of an interim officer and consultant, for services rendered in connection with the exchange agreement. This advisor, under

                                                              Notes Page 3 of 10
                                Page 84 of total
related contractual obligations, assigned an aggregate of 5,000,000 of these common shares to third parties. Approximately 2,900,000 of these shares were issued to the parties who agreed to cancel their special warrants of OLDCO. NEWCO also incurred additional costs related to the exchange approximating $48,000. Approximately $328,000 of these costs, the net amount of cash received from the OLDCO acquisition, were charged to equity, and the balance of $695,000 was recorded as a charge to operations in the quarter ended July 31, 2004.

Prior to the transaction, OLDCO had 7,627,105 common shares outstanding. After giving effect to the transactions above and after such time that NEWCO increases the number of common shares it is authorized to issue, NEWCO will have approximately 106,387,000 shares outstanding as of the exchange date.

In addition to the exchange of shares, all outstanding options/warrants of HDS were exchanged for NEWCO options/warrants based on the same ratios as the stock exchange. An aggregate of 612,500 options and warrants for the purchase of HDS common stock were exchanged for an aggregate of 5,512,500 options and warrants for the purchase of common stock of NEWCO (a ratio of 9 NEWCO common shares for 1 share of HDS common stock). An aggregate of 545,120 options and warrants for the purchase of HDS preferred stock were exchanged for an aggregate of 19,624,320 options and warrants for the purchase of common stock of NEWCO (a ratio of 36 NEWCO common shares for 1 share of HDS preferred stock). This resulted in the issuance of approximately 25,137,000 options/warrants. These options/warrants are currently exercisable at prices that range between $.08 -$.39 and expire between one and eight years. Compensation expense approximating $1,794,000 was recorded on May 25, 2004 for the increase in the fair value of the vested HDS options/warrants as a result of the exchange. The increase in the fair value was estimated on the date of the share exchange using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 59%, risk-free interest rate of 1.38% and two to three-year expected lives.

The HDS debt holders were also granted, in consideration of an extension of term debt, a warrant to acquire one share of NEWCO Common Stock at an exercise price of $.15 for a term of five years for each dollar of HDS debt, for an aggregate of the issuance of 2,736,212 warrants. The total HDS term debt of $2,736,212 was also exchanged for NEWCO convertible debt and the holders may convert this debt to approximately 28,551,000 shares of NEWCO common stock. Approximately $156,000 of the total debt exchanged was attributed to the fair value of the warrants and $1,703,000 was attributed to the intrinsic value of the beneficial conversion feature. These amounts were recorded as equity components. The remaining balance of $877,000 was recorded as long-term debt. For the nine months ended January 31, 2005 the amortization of debt discount approximated $798,000.

Prior to the transaction, OLDCO had approximately 4,212,500 options and warrants outstanding. After giving effect to the transactions above, NEWCO had approximately 31,483,000 options and warrants outstanding and debt convertible into approximately 28,551,000 common shares as a result of the exchange agreement.



The following supplemental pro forma information is presented to illustrate the effects of the acquisition of HDS on the historical operating results for the nine and three months ended January 31, 2005 and 2004 as if the acquisition had occurred at the beginning of the respective period:

                                                              Notes Page 4 of 10
                                Page 85 of total

                                 Nine Months Ended               Three Months Ended
                                 -----------------               ------------------
                                    January, 31                     January, 31
                                    -----------                     -----------
                                2005            2004           2005            2004
                                ----            ----           ----            ----
        Revenues          $      516,318   $     511,990  $     184,232  $      115,277
        Net loss          $   (6,585,487)  $  (6,599,984) $  (1,534,176) $   (2,161,814)
        Net loss          $        (0.43)  $       (0.00) $       (0.09) $        (0.00)
        per share

The above unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the condensed consolidated results of operations that actually would have been realized had HDS and OLDCO been a combined company during the specified periods.

Included in the proforma information for the nine months ended January 31, 2005 and 2004 net loss is a one-time charge for warrant revaluation of approximately $1,794,000.

Note 3.  Liquidity and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

At January 31, 2005, the Company had an accumulated deficit of approximately $17,176,000, a working capital deficit of approximately $4,813,000 and incurred a net loss of approximately $6,491,000 for the nine months then ended. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent on the Company's ability to obtain financing on an as needed basis. The Company has obtained additional financing as described in Note 4 and has completed an acquisition as described in Note 2. In addition, the Company has additional financing available as described in Note 5. However, the Company's financial condition raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management intends to focus its efforts in the next twelve months on building the business of HDS which it believes will be possible as a result of the additional financing as described above. Management believes this will enable the Company to expand its current operations, develop new products and explore new markets and increase its current sales force to achieve theses objectives.

Note 4.  Current Debt

Note Payable, Manufacturing Equipment

On January 24, 1997, the Company entered into a financing agreement with a customer for the purchase of $600,000 of manufacturing equipment from a third party. The agreement consisted of a promissory note in the amount of $600,000 bearing interest at 8% per annum and principal and interest due between three
(3) and six (6) years from the anniversary date, depending upon the amount of product the customer ordered from the Company. The funds were transferred directly from the lender to the seller of the equipment. The note was collateralized by the related equipment.

On January 23, 2001, the note was amended and restated in the amount of $793,053 which was the aggregate amount of the original note plus interest through the date of the restated note. The amended note, with interest at 8%, payable quarterly, was due on January 23, 2002. On December 9, 2001, the note was again

                                                              Notes Page 5 of 10
                                Page 86 of total
amended and restated in the amount of $793,053 which was originally due on January 23, 2002. The amended note, with interest at 8%, payable quarterly, called for a principal payment of $250,000 on January 23, 2002, and the balance on January 23, 2003. The note was not paid when due.

On April 21, 2004, the lender agreed to amend and restate the note in the amount of $793,053 upon the Company's entering into a Share Exchange Agreement with OLDCO which occurred on April 29, 2004. The amended note matures on December 31, 2005 and was interest bearing at 11% (the default rate) until such time that an aggregate interest payment of $84,000 was made, interest from such date forward until the maturity date at the interest rate of 8% payable at maturity. The Company made the interest payment of $84,000 on July 27,2004. In addition, the lender agreed to release its security position on the collateral 90 days after receipt of a payment of $200,000 against the principal balance. The Company made this payment on August 13, 2004. The balance due on the note at January 31, 2005 was approximately $633,000 consisting of approximately $555,000 in principal and $78,000 of accrued interest, Interest expenses for the nine months ended January 31, 2005 and January 31, 2004 approximated $45,000 and $73,000 respectively.


HDS Debt Conversion

Concurrent with the May 25, 2004 Share Exchange, HDS liabilities aggregating approximately $2,736,000 consisting of convertible debentures due to a related party ($1,308,000), convertible debentures due to third parties ($625,000), an amount due to an officer ($259,000), and accrued payroll ($544,000) were exchanged for NEWCO convertible 8% debentures which mature, with interest, on December 31, 2005 (See Note 2). Accrued interest, which is included in current interest payable, as of January 31, 2005 related to these debentures was approximately $402,000. Interest expense for the nine months ended January 31, 2005 related to these debentures approximated $161,000.

Bridge Loans

In June 2004 the Company borrowed $100,000 under bridge loans bearing interest at 8%. The lenders were also granted warrants to acquire 666,667 common shares at $.15 per share. These loans were converted into convertible debentures in connection with the July 2004 investment banking agreement. The fair value of these warrants of approximately $40,000 was charged to debt discount in the quarter ended July 31, 2004.

Investment Banking Agreement

On July 1, 2004, the Company entered into an investment banking agreement with a third party for the sale of up to $3,000,000 principal amount of the Company's 8% senior convertible notes due December 1, 2005, with interest payable on December 1 and June 1 semi-annually, either in cash or common stock, and convertible into common stock at $.15 per share. Each note was issued with a five-year warrant to purchase shares of the Company's common stock at $.25 per share or 666,667 warrants for each $100,000 of principal amount of notes purchased. As a result of the agreement, which terminated on September 30, 2004, the Company received $2,295,000 in gross proceeds in connection with this agreement and issued warrants to purchase 15,300,000 shares. Under the terms of the private placement the Company has agreed to undertake to register the common stock issuable upon the conversion of the notes and the exercise of the warrants. Approximately $1,108,000 of the proceeds was attributed to the fair value of the warrants and $1,004,000 to the intrinsic value of the beneficial conversion feature of the convertible debt. These amounts were recorded as equity components. The remaining balance of $183,000 was recorded as long-term debt. For the nine months ended January 31, 2005 the amortization of debt

                                                              Notes Page 6 of 10
                                Page 87 of total
discount was approximately $764,000. Interest expense for the nine months ended January 31, 2005 was approximately $90,000, of which approximately $32,000 is included in interest payable at January 31, 2005. On December 1, 2005, the Company issued 390,305 shares of common stock as payment for the interest due in the aggregate of approximately $59,000.

Financing fees in connection with this agreement approximated $286,000 which are being amortized over the term of the convertible notes. For the nine months ended January 31, 2005, the amortization of financing costs approximated $107,000.

In connection with this agreement, the Company issued the broker warrants to acquire 5,052,600 shares of NEWCO common stock at an exercise price of $.15 per share. The fair value of the warrants ($405,000) will be charged to operations over the life of the underlying debt. For the nine months ended January 31, 2005, approximately $168,000 was charged to operations as financing costs for these warrants.

In connection with this agreement, under the terms of a related registration rights agreement, the Company was required to file a registration statement to effectively register the common stock issuable upon the conversion of the notes and exercise of the warrants no later than 60 days after the termination of the offering. As the Company did not file the required registration statement until January 27, 2005, liquidated damages in the amount of 2% per month of the aggregate purchase price were required to be paid in cash under the terms of the agreement. The holders of the notes agreed to accept this payment in the aggregate of $91,800 in common stock of the Company. The fair value of the shares due ($91,800) has been charged to operations and this expense is included in current liabilities as these shares have not been issued at January 31, 2005.

Note 5.  Standby Equity Distribution Agreement

On August 23, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, an investment firm. Under the terms of the agreement, the investment firm has committed to purchase up to $10,000,000 of the Company's common stock at a purchase price equal to 98% of the market price at the time of purchase. The investment firm is entitled to a 5% commission per transaction. The equity line can be drawn down upon a registration statement covering the shares being declared effective by the SEC. On November 16, 2004 the Company filed a preliminary information statement with the Securities and Exchange Commission ("SEC") to allow the Company to increase the number of common shares it is authorized to issue. This must be completed before the Company can have a registration statement declared effective by the SEC. On December 16, 2004, the SEC responded with comments pertaining to the preliminary information statement. On February 25, 2005, the Company responded to these comments and is currently in the process of responding to further comments subsequently received from the SEC so that the information statement can be completed. On January 27, 2005, a preliminary registration statement was filed. On March 1, 2005, the SEC responded with comments pertaining to the preliminary registration statement. The Company is in the process of responding to these comments. The registration statement will be effective at such time that the SEC completes its review of the Company's responses to the comments in regard to both the preliminary information statement and the preliminary registration statement and the Company is able to complete the information statement. Upon completion of this process, the Company will file the Certificate of Amendment to increase the number of common shares it is authorized to issue. As consideration for entering into this agreement, the Company granted the investment firm 3,266.66 shares of Series B Preferred shares (convertible into 2,450,000 common shares) and $70,000 cash consulting fee. In addition, the Company granted the placement agent 66.66 shares of Series B Preferred shares (convertible into 50,000 common shares). The fair value of the shares ($625,000) as well as $17,500 in fees and the $70,000 cash consulting fee associated with this agreement were recorded on the balance sheet as stock issuance costs in the quarter ended October 31, 2004.

Note 6.  Commitments and Contingencies


                                                              Notes Page 7 of 10
                                Page 88 of total

Employment Agreement

On May 19, 2004, the Company entered into a three-year employment agreement with an officer. The agreement provides for annual compensation of $120,000 with a 10% increase each year on December 31 during the term of the agreement and bonuses based on the Company's annual operating profit as defined in the agreement. In addition, the officer was granted nonqualified options, effective the date of the closing of the Share Exchange, to purchase 5,000,000 shares of common stock for a period of 5 years. The option is immediately exercisable for the purchase of 2,000,000 shares and exercisable as to an additional 1,000,000 shares commencing on each of the first, second, and third anniversaries of the closing date, respectively, provided that optionee remains an employee of the Company. The options are exercisable at the "Applicable Trading Price" in the Share Exchange which is the lesser of (i) the average closing bid price per share of the Company's common stock for 30 consecutive trading days prior to the closing date or (ii) the average closing bid price per share of the Company's common stock for 30 consecutive trading days commencing on the 31st day following the effective date of the reverse split as defined in the share exchange agreement; provided however, the exercise price shall be the price determined under (i) at any time prior to the reverse split. The average bid closing price for the 30 consecutive trading days prior to the closing was $.15.

On November 22, 2004, this employment agreement was amended and restated. The amended and restated agreement provides for annual compensation of $200,000 effective January 1, 2005, with a 10% increase each year on December 31 during the term of the agreement. Bonuses are to be paid as determined by the Board of Directors. The agreement was also extended to December 31, 2009. All other terms remained the same as defined in the original agreement.

Consulting Agreements

On May 25, 2004, the Company entered into a two-year consulting agreement with an affiliate of an interim officer and consultant of OLDCO which provided for the issuance of 2,000,000 shares of common stock and a minimum monthly consulting fee of $7,500 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances. The fair value of the 2,000,000 shares of common stock ($300,000 based on the market price of $.15 on the date of the agreement) was charged to operations in the quarter ended July 31, 2004. As of January 31, 2005, the Company has prepaid approximately $45,000 in consulting fees associated with this agreement.

On May 25, 2004, the Company entered into a one-year advisory services agreement which provided for the issuance of 681,667 shares of common stock and a minimum monthly consulting fee of $6,250 to be credited against any other cash fees earned under the terms of the agreement. The agreement also provides for certain transaction fees to be paid to the consultant based on sales and contracts with strategic alliances. The fair value of the shares ($102,250 based on the market price of $.15 on the date of the agreement) was charged to operations in the quarter ended July 31, 2004. On December 17, 2004, the Company terminated the agreement which was cancelable by either party after six months. On January 5, 2005, the Company issued an aggregate of 908.89 shares of Series B Preferred shares (convertible into 681,667 common shares) as per the agreement.

On November 1, 2004, the Company entered into a one-year advisory services agreement which provides for compensation of $10,000 per month, of which $1,800 shall by payable in cash and $8,200 shall be payable, at the Company's discretion, in cash or in common stock of the Company. The common stock payment shall be based each month on the closing bid price of the Company's common stock on the first day of the month for which payment is due. The consultant shall have customary piggyback registration rights with respect to any shares issued


                                                              Notes Page 8 of 10
                                Page 89 of total
under this agreement As of January 31, 2005, the Company has paid the monthly minimum compensation of $1,800. The fair value of the shares due under the agreement ($24,600) has been charged to operations and this expense is included in current liabilities as these shares have not been issued at January 31, 2005.

On November 15, 2004, the Company entered into a one-year consulting agreement for research and public relations services which provided for the issuance of 276,000 shares of restricted common stock and a one-time consulting fee of $500. The fair value of the shares due under the agreement ($46,920 based on the market price of $.17 on the date of the agreement) has been charged to operations and this expense is included in current liabilities as these shares have not been issued at January 31, 2005.

On December 14, 2004, the Company entered into two four-month consulting agreements for advisory services related to financial matters and marketing. Each agreement provides for the payment of a monthly fee of $7,800 and the issuance of a five-year warrant to purchase 40,000 shares of the common stock of the Company exercisable at the closing price on the date of the agreement ($.15). The warrants vest at the rate of 10,000 shares per month. The fair value of the warrants vested as of January 31, 2005 ($6,000) were charged to operations in the current fiscal quarter.

On December 20, 2004, the Company entered into a one-year advisory services agreement which provides for compensation in the form of a five year warrant to purchase 204,000 shares of the common stock of the Company at an exercise price of $.15. The warrants vest at the rate of 1/3 immediately, 1/3 on the six month anniversary of the agreement and 1/3 one year from the agreement date. The fair value of the warrants vested as of January 31, 2005 ($10,200) were charged to operations in the current fiscal quarter.

Litigation

Except for the claims against former subsidiaries of OLDCO, as described in the OLDCO's April 30, 2004 10-KSB filing, the Company and its subsidiaries were not involved in any other material legal proceedings in the nine months ended January 31, 2005.

Note 7.  Stockholders' Equity

Loss Per Share

Basic loss per share excludes dilution and is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock. Because the Company incurred a net loss, diluted net loss per share was the same as basic net loss per share for the nine months ended January 31, 2005, since the effect of any potentially dilutive securities would be antidilutive.

The loss per common share at January 31, 2005 includes the current outstanding common shares in the aggregate of 19,517,410 shares less the 2,400,000 shares which are subject to redemption (see Note 2). It does not include 116,687 shares of Series B preferred shares which will be converted into 87,515,132 common shares, 67,000 shares of Series A preferred shares which will be converted into 2,010,000 common shares, and 2,916,308 common shares for the prior HDS common and preferred holders who have not yet exchanged their shares. There is no loss per common share at January 31, 2004 as the historical financial statements of HDS are carried forward as those of the combined entity and at January 31, 2004 all HDS common stock is considered to be exchanged for Series B stock of NEWCO. The Series A and Series B preferred shares will be automatically exchanged for common shares upon the filing of a Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which the Company is authorized to issue.

                                                              Notes Page 9 of 10
                                Page 90 of total

The loss per common shares does not include an aggregate of 56,436,304 warrants and options outstanding and 43,850,747 shares issuable under the terms of convertible debt. The effect of these securities would be antidilutive.


Stock Based Compensation

The Company has a stock-based employee compensation plan. The Company uses the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for its plans. The following table illustrates the effect on net loss and earnings per share for the nine and three months ended January 31, 2005 and 2004 as if the Company had applied the fair value recognition provisions of FASB Statement 123, "Accounting for Stock-Based Compensation".

                                              Nine Months Ended                  Three Months Ended
                                                   January, 31                       January, 31
                                              2005             2004             2005            2004
Net loss, as reported                   $   (6,491,029)  $   (1,161,150)  $   (1,534,176) $     (427,744)

Add: Total stock-based employee
compensation expense determined
under fair value based method,
net of related tax effects                     211,603                -           30,146               -
                                        ---------------- ---------------- --------------- ----------------

Pro forma net loss                      $   (6,702,632)   $  (1,161,150)   $  (1,564,322)  $    (427,744)
                                        ================ ================ =============== ================

Net loss per share, as reported         $        (0.42)   $        0.00    $        0.09)  $        0.00
                                        ================ ================ =============== ================

Pro-forma net loss per share            $        (0.44)   $        0.00    $       (0.09)  $        0.00
                                        ================ ================ =============== ================

                                                             Notes Page 10 of 10
                                Page 91 of total

Proforma Financial Information

     The following unaudited proforma combined condensed financial statements of the Company consist of the Company's consolidated statements of operations for the year ended April 30, 2004 and consolidated balance sheet as of April 30, 2004, to give effect to the acquisition of HDS by the Company (collectively, the "Unaudited Proforma Combined Condensed Financial Statements"). The unaudited proforma combined condensed statements of operations gives effect to the acquisition as if it had occurred on May 1, 2003 and the unaudited proforma combined condensed balance sheet gives effect to the acquisition as if it had occurred on April 30, 2004. The unaudited Proforma Combined Condensed Financial Statements are provided for informational purposes only and do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the date indicated nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The proforma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Unaudited Proforma Combined Condensed Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2004 filed on September 16, 2004, and in conjunction with the HDS audited financial statements filed as Exhibit 99.2 with Form 8-K/A (Amendment No.1) on August 9, 2004.

              UNAUDITED PROFORMA COMBINED CONDENSED STATEMENTS OF
              OPERATIONS FOR THE FISCAL YEAR ENDED APRIL 30, 2004

                                      (*)

                                               NESCO       HDS
                                             --------------------------------------------------
                                                  YEAR ENDED            PROFORMA       PROFORMA
                                                 APRIL 30,2004        ADJUSTMENTS      COMBINED
                                                 -------------        -----------      -------
        REVENUES                             $    ---    $623,349                       $623,349
                                             ---------   --------                       --------

        COST OF REVENUES:                         ---     912,082                        912,082
                                             ---------   --------                       --------
        GROSS MARGIN                              ---    (288,733)                      (288,733)
                                             ---------   --------                       --------
        OPERATING EXPENSES

         General and administrative               ---     661,737        612,250 (1)   1,273,987
                                             ---------   --------       --------       ---------
         Amortization and other expenses          ---     116,213             --         116,213
                                                  ---     777,950        612,250       1,390,200
                                             ---------   --------       --------       ---------

        LOSS FROM OPERATIONS                      ---  (1,066,683)      (612,250)     (1,678,933)
                                             ---------   --------       --------       ---------
        OTHER EXPENSES
         Amortization of debt discount            ---    (158,526)    (1,089,983)(5)  (1,248,509)
         Interest expense                                (152,398)                      (152,398)
         Interest expense, related parties        ---    (121,434)       (66,708)(5)    (188,142)
                                             ---------   --------       --------       ---------
                                                  ---    (432,358)    (1,156,691)     (1,589,049)

                                                           Pro Forma Page 1 of 6
                                Page 92 of total

        NET LOSS FROM CONTINUING
            OPERATIONS                           ---   (1,499,041)    (1,768,941)     (3,267,982)
                                            ========   =========================================



       BASIC AND DILUTED NET LOSS
        PER SHARE:
       LOSS FROM CONTINUING OPERATIONS           ---                                        (.03)

       NET LOSS PER SHARE  BASIC AND
        DILUTED                                 (.--)                                       (.03)
                                           =========                                 ===========
       WEIGHTED AVERAGE SHARES
        OUTSTANDING USED IN COMPUTING
        BASIC AND DILUTED LOSS PER
        SHARE                              7,019,963                                 109,068,514
                                           =========                                 ===========

* = The consolidated operations of Nesco and its subsidiaries for the fiscal year ended April 30, 2004 were all due to discontinued operations which are not included in the proforma condensed statements of operations.

See notes to the unaudited proforma combined condensed financial statements.


                      UNAUDITED PROFORMA COMBINED CONDENSED
                       BALANCE SHEET AS OF APRIL 30, 2004

                                                  NESCO        HDS
                                                 --------------------------------------------------
                                                    YEAR ENDED              PROFORMA       PROFORMA
                                                  APRIL 30,2004            ADJUSTMENTS     COMBINED
                                                  -------------            -----------     --------
         ASSETS
         Current Assets
         Cash                                   135,462          828                       136,290
         Accounts receivable                      4,293       73,692                        77,985
         Inventories                                 --       88,338                        88,338
         Prepaid expenses and other
          current assets                             --       58,019       _________        58,019
                                                -------      -------       ---------     ---------
           Total current assets                 139,755      220,877             ---       360,632
                                                -------      -------       ---------     ---------
         Loan receivable, merger candidate      208,500           --       (208,500) (2)        --
                                                -------      -------       ---------     ---------
         Property and equipment, net              4,940      570,101             --        575,041
                                                -------      -------       ---------     ---------
         Other Assets
          Purchased Technology, net                  --       85,411                        85,411
          Investments                                --        6,000                         6,000
          Other                                      --       41,906                        41,906
                                                -------      -------       ---------     ---------
           Total other assets                        --      133,317             --        133,317
                                                -------      -------       ---------     ---------
           TOTAL ASSETS                         353,195      924,295       (208,500)     1,068,990
                                                =======      =======       =========     =========

                                                           Pro Forma Page 2 of 6
                                Page 93 of Total

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
 Notes and interest payable                          --      104,500                       104,500
 Bridge loan, merger candidate                       --      208,500       (208,500)(2)         --
 Customer deposits                                   --      847,653                       847,653
 Accounts payable and accrued expenses          928,828      185,214       (883,629)(3)    230,413
 Related party accounts payable                  95,705           --       ( 95,705)(3)         --
 Due to affiliates                                   --      243,554             --        243,554
                                              ---------    ---------      ---------      ---------
   Total current liabilities                  1,024,533    1,589,421     (1,187,834)     1,426,120
                                              ---------    ---------      ---------      ---------
Long-term Liabilities
 Notes and interest payable                          --      804,868                       804,868
Loans payable, shareholders                     952,501           --       (952,501)(4)         --
 Convertible debentures and interest
  payable, related parties                           --    1,443,108       (453,755)(5)    989,353
 Convertible debentures and interest
  payable, other                                     --      731,220       (571,408)(5)    159,812
 Accrued payroll                                     --      544,002       (544,002)(5)         --
 Due to officer                                      --      369,846       (369,846)(5)         --
 Deferred sublease rental,
  related party                                 163,800           --             -- (3)    163,800
                                              ---------    ---------      ---------      ---------
   Total long-term liabilities                1,116,301    3,893,044     (2,891,512)     2,117,833
                                              ---------    ---------      ---------      ---------
Stockholders' deficit
 Preferred stock                                242,758           52       (242,810)(6)         --
 Common stock. $.001 par value,
  authorized  400,000,000 shares,
  109,068,514  outstanding                        7,627          470        100,972 (6)    109,069
 Additional paid-in-capital                   4,193,206    6,317,678        549,269 (6) 11,060,153
 Accumulated other comprehensive
   loss                                              --      (69,000)                      (69,000)
 Accumulated deficit                         (6,231,230) (10,684,870)     3,340,915 (6)(13,575,185)
 Note receivable, officer                            --      (80,000)        80,000 (5)         --
                                              ---------    ---------      ---------      ---------
                                             (1,787,639)  (4,515,670)     3,828,346     (2,474,963)
                                              ---------    ---------      ---------      ---------
 Less treasury stock, 250,000 shares
  at cost                                            --      (42,500)        42,500 (6)         --
                                              ---------    ---------      ---------      ---------
  Total stockholders' deficit                (1,787,639)  (4,558,170)     3,870,846     (2,474,963)
                                              ---------    ---------      ---------      ---------
TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFICIT                          353,195      924,295       (208,500)     1,068,990
                                              =========    =========      =========      =========

See notes to the unaudited proforma combined condensed financial statements.


                      NOTES ON UNAUDITED PROFORMA COMBINED
                        CONDENSED FINANCIAL INFORMATION


     Basis of Presentation

On May 25,  2004,  Nesco  Industries,  Inc.  ("Nesco"),  a  Nevada  corporation,
Hydrogel Design Systems,  Inc., a privately-held  Delaware  corporation ("HDS"),
certain   stockholders   of  Nesco  (the  "Nesco   Stockholders")   and  certain
stockholders  of  HDS  (the  "HDS  Stockholders")   completed  the  transactions
contemplated by the Share Exchange Agreement, dated as of April 29, 2004, by and among Nesco, HDS, the Nesco Stockholders and the HDS Stockholders (the "Exchange
Agreement"), whereby HDS has become a majority owned subsidiary of Nesco and the holders of HDS common stock and debt hold a majority interest of Nesco.

     The unaudited proforma combined condensed statements of operations are presented as if the acquisition of HDS by the Company occurred on May 1, 2003 and the unaudited proforma combined condensed balance sheet is presented as if

                                                           Pro Forma Page 3 of 6
                                Page 94 of Total

the acquisition of HDS by the Company occurred on April 30, 2004. The unaudited proforma combined condensed statement of operations for the year ended April 30, 2004 was derived from the Company's audited statement of operations for the year ended April 30, 2004 which was included in its Form 10-KSB filed on September
16, 2004 and from HDS's audited statement of operations for the year ended April
30, 2004 which was filed as Exhibit  99.2 with Form 8-K/A  (Amendment  No. 1) on
August 9, 2004.

     Nesco had intended to issue shares of its common stock in exchange for the equity securities of HDS in certain ratios as provided for in the Exchange
Agreement. However, because Nesco did not have the required number of authorized shares of common stock to complete the exchange on this basis, it issued shares of its newly designated Series B Preferred Stock for among others, equity and debt of HDS. Upon filing of the Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock which Nesco is authorized to issue to 400,000,000, each share of Preferred stock will be automatically converted into shares of Nesco common stock. For purposes of shares outstanding and issued, all stock is presented as if the conversion had taken place at the time of the transaction.

     As a result of the execution of the Share Exchange Agreement, HDS is considered for accounting purposes to be the acquiring Company since the stockholders of HDS acquired more than 50% of the issued and outstanding stock of Nesco.

     ProForma Adjustments Related to the Acquisition

     The  accompanying   unaudited   proforma   combined   condensed   financial
information  has been prepared as if the  acquisition was completed on April 30,
2004  for  balance  sheet  purposes  and as of May 1,  2003  for  statements  of operations purposes and reflect the following proforma adjustments:

(1) To record the issuance of 6,500,000 Advisor shares in connection with the transaction valued at fair value ($.15) on the date of the transaction. The total amount of $975,000 is being charged as $694,510 to operations and $$280,490 to equity which is the net remaining amount of cash received from the acquisition after other merger costs. This transaction is a one-time charge to operations and directly attributed to the share exchange and is not included in the proforma statement of operations.

     To record the exchange of HDS outstanding warrants and options which were exchanged for Nesco outstanding warrants and options based on the same ratios as the share exchange. Compensation expense of $1,793,555 is recorded for the increase in the fair value of the vested HDS warrants and options as a result of the merger. This transaction is a one-time charge to

                                                           Pro Forma Page 4 of 6
                                Page 95 of Total

     operations and directly attributed to the share exchange and is not included in the proforma statement of operations.

     To record the issuance of 2,681,667 shares of common stock issued under two consulting agreements at the time of the share exchange at the fair value at the time of the exchange ($.15) of $402,250 and to record consulting fees under these two agreements in the amount of $165,000.

     To record additional employee compensation in the amount of $45,000 for the issuance of an employee agreement with an officer entered into at the time of the share exchange. Included in the statement of operations for HDS for the period presented was $75,000 in compensation expense for this officer. Under the terms of the new employment agreement, effective at the date of the exchange, the officer would receive $120,000 annually.

(2) Elimination of advances made between Company and HDS prior to closing of transaction.

(3) To record sale of Company subsidiaries. Purchaser acquired all of the outstanding stock of each of Nesco's subsidiaries and assumed all of their liabilities in exchange for 3,000,000 shares of Nesco common stock. Nesco liabilities which were not assumed were accrued expenses and other payables in the amount of $45,199 and deferred sublease rental for a lease which Nesco retained in the amount $163,800.

(4) To record the exchange of Nesco shareholder debt for 15,000,000 shares of Nesco common stock.

(5) To record exchange of HDS accrued payroll and net officer's loans to convertible debt in the amount of $833,848 and to record interest expense in the amount of $66,708 on this debt.

     To record debt discount in the aggregate of $1,859,011 for the issuance of warrants to prior HDS debt holders and for the intrinsic value of the beneficial conversion feature of the prior HDS debt to the new Nesco convertible debt and to record amortization of debt discount in the amount of $1,089,983.

     Below is a summary of the transaction as related to the convertible debentures on the balance sheet of HDS:

                              Convertible        Convertible
                              debentures,        debentures,
                             related parties        other
                             --------------      -----------

Balance April 30, 2004       $   1,443,108        $   731,220

Exchange of payroll and net
 officers loans to debt            833,848                 --

Recording of debt discount
 for issuance of warrants
 and intrinsic value of the
 beneficial conversion feature
 from HDS debt to Nesco debt    (1,287,603)          (571,408)

Balance, proforma,
 April 30, 2004              $     989,353        $   159,812
                             =============        ===========

                                                           Pro Forma Page 5 of 6
                                Page 96 of total


(6)  To record the following adjustments to stockholders' deficit:

                                                                                      Total
                                  (6a)      (6b)        (6c)        6(d)    (6e)    Adjustment
                                -------   -------     ---------  ---------  -----   ----------
Preferred Stock                (242,758)      (52)                                   (242,810)

Common Stock                     (7,627)  108,599                                     100,972

Additional paid-in-capital   (4,193,206)              2,881,133  1,859,011  2,331     549,269

Accumulated deficit           6,231,230              (2,890,315)                    3,340,915

Treasury stock                       --    42,500            --         --     --      42,500

(6a) To eliminate the historical stockholders' deficit of Nesco.

(6b) To record the issuance of common stock and recapitilization of HDS, the acquiring Company for accounting purposes, as follows:

     -    Cancellation of HDS treasury stock, 250,000 shares at cost of $42,500
     -    Stock issued as follows:

                                                      Issued
                                                       Shares      Par $.001
                                                     ----------    ---------
    Nesco debtholder                                 15,000,000    $  15,000
    Nesco preferred shareholders exchange,
      512,500 shares                                 15,375,000       15,375
    HDS preferred shareholders exchange,
     522,487 shares                                  18,809,574       18,810
    HDS common shareholders exchange, 4,702,856                         (470)
     shares                                          40,075,167       40,075
    Nesco common shares prior to exchange             7,627,106        7,627
    Advisor shares issued at exchange                 6,500,000        6,500
    Shares issued to purchaser of Nesco subsidiaries  3,000,000        3,000
    Shares issued to consultants                      2,681,667        2,682
                                                    -----------    ---------
                                                    109,068,514    $ 108,599
                                                    -----------    ---------

(6c) To record the following:
                                                    Accumulated     Additional
                                                     deficit    paid-in-capital
                                                    ----------- ---------------
   -  Advisor shares (See (1) above):               $  694,510      688,010
   -  Exchange of HDS warrants/options (See (1)
       above):                                       1,793,555    1,793,555
   -  Issuance of consultants shares (See (1)
       above):                                         402,250      399,568
                                                    ----------- -----------
                                                    $2,890,315   $2,881,133

(6d) To record debt discount (see (5) above.

(6e) Various adjustments made to additional paid-in-capital as a result of share exchange to record proper recapitalization of HDS, the acquiring entity for accounting purposes, including recording of opening Nesco balance sheet and reclassification of equity accounts.

                                                           Pro Forma Page 6 of 6
                                Page 97 of total

                                                                      APPENDIX A
                            SHARE EXCHANGE AGREEMENT

     SHARE EXCHANGE AGREEMENT (this "Agreement"), by and among HYDROGEL DESIGN SYSTEMS, INC., a Delaware corporation ("HDS") having an address at 305 Madison Avenue, Suite 4510, New York, NY 10165, NESCO INDUSTRIES, INC., a Nevada corporation ("Nesco") having an address at 22- 09 Queens Plaza North, Long Island City, NY 11101, certain stockholders of HDS signatory hereto (the "HDS Signatory Stockholders"), and certain stockholders of Nesco signatory hereto (the "Nesco Signatory Stockholders"), effective as of the date on which HDS Signatory Stockholders holding the minimum number of shares of HDS securities, as set forth herein, and the other parties shall have executed and delivered this Agreement.

     WHEREAS, HDS, Nesco, the HDS Signatory Stockholders and the Nesco Signatory Stockholders wish to enter into an agreement for, inter alia, the exchange of outstanding securities of HDS for securities of Nesco in a transaction intended to be a tax-free exchange pursuant to Sections 351 and 368 of the Internal Revenue Code of 1986, subject to the terms and conditions set forth in this Agreement (the "Exchange");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION.

     1.1 Recitals. The recitals set forth above are incorporated unto this Agreement as if they were set forth in full in the body of this Agreement.

     1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings::

"Accredited Investor" has the meaning given to such term in Rule 501 of Regulation D.

"Additional Capitalization Amendment" has the meaning set forth in Section 4.1.

                                           Share Exchange Agreement Page 1 of 67
                                Page 98 of total

"Adviser"means Ariel Holdings, LLC, a limited liability company.

"Adviser Shares"has the meaning set forth in Section 6.3.

"Affiliate" means (i) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified; or (ii) any relative or spouse of such Person, or any relation of such spouse, who has the same home as such Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, direct or indirect, of the power, whether exercised or not, to direct or cause the acquisition and/or disposition by such Person of securities of the other Person, whether through the ownership of voting securities or otherwise.

"Applicable Trading Price" means the lesser of (i) the average closing bid price per share of Nesco Common for the thirty (30) consecutive Trading Days prior to the Closing Date, as adjusted to reflect the Reverse Split by multiplying such price by the number of shares of Nesco Common that became one share thereof in the Reverse Split, and (ii) the average closing bid price per share of Nesco Common for the thirty (30) consecutive Trading Days commencing on the 31st day following the effective date of the Reverse Split (the "Post-Split Period"); provided, however, whenever this Agreement provides for application of the Applicable Trading Price at any time prior to commencement of the Post-Split Period, the Applicable Trading Price shall be the price determined under clause
(i) of this paragraph.

"Blue Sky Law" means the securities laws and regulations of the various states of the United States, Puerto Rico and the District of Columbia.

"Certificate of Designation" has the meaning set forth in Section 4.8

"Closing" means the closing of the Exchange.

"Closing Date" means the date of the Closing as set forth in Section 7.2.

                                           Share Exchange Agreement Page 2 of 67
                                Page 99 of total

"Closing Transactions" has the meaning set forth in Section 7.2.

"Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any successor law, rules and regulations.

"DGCL" means the Delaware General Corporation Law.

"Employment Agreement" means the employment agreement to be entered into by Nesco and Matthew Harriton pursuant to Section 8.1.

"Encumbrance" means any mortgage, charge, claim, community property interest, lien, option, pledge, security interest, pre-emptive right, right of first refusal or restriction, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any other adverse claim of any kind.

"Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

"Environmental Permits" mean, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorization of governmental authorities relating in any way to, the business of such person as currently conducted.

"ERISA" means the United States Employee Retirement Income Security Act of 1974.

"Exchange" means the exchange of Nesco securities for HDS securities on the Closing Date pursuant to the terms of this Agreement.


                                           Share Exchange Agreement Page 3 of 67
                                Page 100 of total

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"GAAP" means generally accepted U.S. accounting principles consistently applied.

"Governmental Authority" means any court, tribunal, authority, agency, commission, bureau, department, arbitrator or official or other instrumentality of the United States or any other country or any provincial, state, local, county, city or other political subdivision.

"Governmental   Permit"   means  any   license,   franchise,   permit  or  other
authorization, consent or approval of any Governmental Authority.

"Harriton Option" has the meaning set forth in Section 8.2.

"HDS" means Hydrogel Design Systems, Inc., a Delaware corporation.

"HDS Balance Sheet" has the meaning set forth in Section 10.9

"HDS Balance Sheet Date" has the meaning set forth in Section 10.9

"HDS Board" means the Board of Directors of HDS.

"HDS Common" means common stock of HDS, par value $0.0001 per share.

"HDS Common Stockholders" means the current holders of HDS Common.

"HDS Common Warrants" has the meaning set forth in Section 3.3.2.


                                           Share Exchange Agreement Page 4 of 67
                                Page 101 of total

"HDS Disclosure Schedule" means the disclosure schedule of HDS attached as Exhibit B to this Agreement.

"HDS Officer Debt" has the meaning set forth in Section 6.2.

"HDS Options" means options outstanding on the date hereof to purchase shares of HDS Common.

"HDS Preferred Warrants" has the meaning set forth in Section 3.3.2.

"HDS  Preferred  Stockholders"  means  the  current  holders  of  HDS  Series  B
Preferred.

"HDS Preferred Warrantholders" means the current holders of HDS Preferred Warrants.

"HDS Securities" means the HDS Common, the HDS Preferred, the HDS Options, the HDS Warrants and the HDS Term Debt.

"HDS Series B Preferred" means the Series B Convertible Preferred Stock of HDS, par value $0.0001 per share.

"HDS Signatory Stockholders" means the current holders of HDS Common who are identified as signatories to this Agreement in their capacity as such holders.

"HDS Stockholders" means the HDS Signatory Stockholders and all other holders of HDS Common and/or HDS Series B Preferred immediately prior to the Closing.

"HDS Term Debt" has the meaning set forth in Section 6.2.



                                           Share Exchange Agreement Page 5 of 67
                                Page 102 of total

"HDS Warrants" means the HDS Common Warrants and the HDS Preferred Warrants.

"Intellectual Property Right" means any right to use, whether through ownership, licensing or otherwise, or any title to, any patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes.

"Investor Statement" has the meaning set forth in Section 6.1.3.

"Letter of Intent" means that certain letter of intent, dated as of December 2003, by and among HDS and Nesco with respect to the Exchange.

"Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any Stockholder or similar agreement, encumbrance, other adverse claim of any kind or any other restriction or limitation whatsoever.

"Lock-Up" has the meaning set forth in Section 13.10.

"Material Adverse Effect" means any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the entity in question and its subsidiaries, if any, taken as a whole.

"NAC Entities" means, collectively, Nesco's subsidiaries, National Abatement Corporation, a Delaware corporation, NAC/Indoor Air Professionals, Inc., a New York corporation, and NAC Environmental Services, Inc., a Delaware corporation.

"NAC Shares" has the meaning set forth in Section 4.5.


                                           Share Exchange Agreement Page 6 of 67
                                Page 103 of total

"Nesco" means NESCO Industries, Inc., a Nevada corporation.

"Nesco Balance Sheet" has the meaning set forth in Section 9.1.

"Nesco Balance Sheet Date" has the meaning set forth in Section 9.1.

"Nesco Board" means the Board of Directors of Nesco.

"Nesco Common" means common stock of Nesco, par value $0.001 per share.

"Nesco Conversion Shares" has the meaning set forth in Section 4.2.

"Nesco Debentures" means convertible debentures of Nesco to be issued pursuant to Sections 4.5 and 6.2.

"Nesco Debenture Shares" means shares of Nesco Common to be issued upon conversion of the Nesco Debentures.

"Nesco Disclosure Schedule" means the disclosure schedule of Nesco attached as Exhibit A to this Agreement.

"Nesco Exchange Options" has the meaning set forth in Section 6.1.4.

"Nesco Exchange Securities" means Nesco Exchange Shares, Nesco Exchange Options and Nesco Exchange Warrants.



                                           Share Exchange Agreement Page 7 of 67
                                Page 104 of total

"Nesco Exchange Shares" means the shares of Nesco Common (including Nesco Debenture Shares) and/or Nesco Series B Preferred to be issued by Nesco in exchange for HDS Securities at the Closing or any Subsequent Closing(s) and the shares of Nesco Common to be issued to the holders of Nesco Series B Preferred following the filing of the Additional Capitalization Amendment, all pursuant to the terms of this Agreement. Whenever this Agreement provides for conversion or exchange of securities or debt for Nesco Common, at the option of the company, at any time prior to the filing of the Additional Capitalization Amendment, Nesco Series B Preferred representing such number of shares of Nesco Common may be issued in lieu of the Nesco Common.

"Nesco Exchange Warrants" has the meaning set forth in Section 6.1.4.

"Nesco Information Statement" has the meaning set forth in Section 4.10.

"Nesco Name Change" has the meaning set forth in Section 4.7.

"Nesco Series A Preferred" means the 10% Series A Convertible Preferred Stock, par value $0.001 per share, of Nesco.

"Nesco Preferred Conversion" means the conversion of outstanding and issuable shares of Nesco Series A Preferred into Nesco Common as described in Section 4.2.

"Nesco Preliminary Information Statement" has the meaning set forth in Section 4.9.

"Nesco SEC Filings" has the meaning set forth in Section 9.9.1.

"Nesco Series B Preferred" means the convertible Series B Preferred Stock of Nesco, par value $0.001 per share, to be issued by Nesco in connection with the Exchange on the terms and conditions set forth in Section 4.8.

"Nesco Special Warrants" has the meaning set forth in Section 3.1.4.



                                           Share Exchange Agreement Page 8 of 67
                                Page 105 of total

"Nesco Stockholder Debt" has the meaning set forth in Section 4.4.

"Nesco's 2003 Annual Report" means the annual report of Nesco on Form 10-KSB for the year ended April 30, 2004.

"Nesco Warrant Conversion" has the meaning set forth in Section 4.3.

"Nesco Warrant Shares" means the shares of Nesco Common to be issued upon the Nesco Warrant Conversion as provided in Section 4.3.

"Nesco Warrants" has the meaning set forth in Section 3.1.4.

"NRS" means the Nevada Revised Statutes as currently in effect or hereafter amended, and any successor statute(s).

"OTCBB" means the Over-the-Counter Bulletin Board.

"Person" means any individual, group, corporation, company, partnership, limited liability company or partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality of either.

"Regulation D" means Regulation D promulgated under the Securities Act.

"Regulation FD" means Regulation FD promulgated under the Exchange Act.

"Reverse Split" has the meaning set forth in Section 4.6.


                                           Share Exchange Agreement Page 9 of 67
                                Page 106 of total

"Reverse Split Amendment" means a certificate of amendment to the certificate of Incorporation of Nesco to be filed by Nesco following the Closing to change Nesco's name and effectuate the Reverse Split and any other changes to Nesco's articles of incorporation required to consummate the Exchange and any other transactions contemplated hereby or by the Nesco Information Statement.

"Rule 144" means Rule 144 promulgated under the Securities Act as currently in effect or hereafter amended and any successor rule.

"SEC" means the United States Securities and Exchange Commission, or any successor body.

"Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute.

"Seller" means each HDS Signatory Stockholder and each other Person who participates in the Exchange, complies with the requirements for participation set forth in this Agreement and is the beneficial owner of (i) any outstanding voting securities of HDS or (ii) any other security or securities of HDS, including the HDS Term Debt, which may be exchanged for any security of Nesco pursuant to the terms of this Agreement.

"Standstill Agreement" means the covenants, representations and warranties of the parties contained in Section 13.4.

"Subsequent Closing Date" has the meaning set forth in Section 6.1.5.

"Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.


                                           Share Exchange Agreement Page 3 of 67
                                Page 107 of total

"Termination Date" means the date of termination of this Agreement as set forth in Section 16.2.

"Trading Day" means a day on which trades may be effected in the Pink Sheets or any system of automated dissemination of quotations of securities prices, including the OTCBB.

"Transaction Documents" means this Agreement (including all exhibits hereto), the Additional Capitalization Amendment, the Reverse Split Amendment, the
Harriton Option, the Employment Agreement, the Nesco Information Statement and all other documents and instruments delivered by HDS or Nesco pursuant to this Agreement.

     1.3 Gender; Number; Certain Definitions, References. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including, without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day following that is a Business Day. Each party acknowledges that such party has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

     1.4 Beneficial Ownership. Except as otherwise expressly provided herein, all references in this Agreement to beneficial ownership of any securities shall mean beneficial ownership thereof calculated in accordance with Section 13-d of the Exchange Act and the rules promulgated thereunder.

2. PLAN OF REORGANIZATION. The transactions contemplated by this Agreement are intended to be a reorganization under both Sections 351 and 368(a)(1)(B) of the Code. Upon the terms and subject to the conditions contained in this Agreement and on the basis of the representations, warranties and covenants contained herein: (a) at the Closing, (i) the HDS Signatory Stockholders shall exchange and (ii) any other Seller electing to participate in the Exchange who complies with the requirements for participation set forth in Section 6 on or prior to the Closing Date may exchange, all of their outstanding HDS Securities for Nesco Exchange Securities pursuant to the terms of Section 6.1; and (b) at each closing on a Subsequent Closing Date, each additional Seller that elects to participate in the Exchange and complies with such requirements for


                                          Share Exchange Agreement Page 11 of 67
                                Page 108 of total
participation following the Closing Date may exchange all of their outstanding HDS Securities for Nesco Exchange Securities pursuant to the terms of Section
6.1 (the "Exchange").

3.         CAPITALIZATION.

     3.1 Capitalization of Nesco. Nesco covenants, represents and warrants that:

     3.1.1On the date hereof,  Nesco's  authorized  capital  stock  consists of:
     25,000,000 shares of Nesco Common and 1,000,000 shares of Nesco Series A Preferred.

     3.1.2On the date hereof, Nesco has 6,769,963 shares of Nesco Common issued and outstanding. On the date hereof, Nesco has 512,500 shares of Nesco Series A Preferred issued and outstanding, and another 270,651 shares of Nesco Series A Preferred are issuable as stock dividends in kind to the current holders of outstanding Nesco Series A Preferred or otherwise. Each share of Nesco Series A Preferred issued and outstanding or issuable is convertible, on the date hereof, at the option of the holder into the number of shares of Nesco Common set forth on Section 3.1.2 of the Nesco Disclosure Schedule.

     3.1.3On the date hereof, there are no unexpired options to purchase shares of Nesco Common or any other security of Nesco that are currently outstanding, whether under Nesco's 1998 Incentive Stock Option Plan or Nesco's 2001 Stock Option Plan or otherwise, and Nesco has no other stock option plans.

     3.1.4On the date hereof, there are outstanding warrants to purchase an aggregate of 602,500 shares of Nesco Common at $0.05 per share, all of which expire on dates through March 2007 and none of which has been exercised ("Nesco Special Warrants"), and outstanding warrants to purchase 4,500,000 shares of Nesco Common ("Nesco Warrants"). The Nesco Special Warrants shall be cancelled prior to the Closing Date.

     3.1.5Nesco has no securities outstanding or any obligation to issue any securities other than as set forth in this Section 3.1.5 or those securities which Nesco is required to issue pursuant to the terms of this Agreement.

                                          Share Exchange Agreement Page 12 of 67
                                Page 109 of total

     3.2 Nesco Security Ownership. On the date hereof, the Nesco Signatory Stockholders hold not less than 50.1 % of the shares of Nesco Common, on a fully-diluted and as converted basis, or any higher percentage (on the same basis) required by the NRS, or the articles of incorporation or by-laws of Nesco that is required to bind Nesco to its obligations hereunder and to authorize and effectuate the Exchange and the other transactions required by the terms of this Agreement to be effected by Nesco on or before the Closing Date.

     3.3 HDS Capitalization. HDS covenants, represents and warrants that:

     3.3.1On the date hereof, the authorized capital stock of HDS consists of 20,000,000 shares of HDS Common, 15,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share ("HDS Preferred"), of which 2,000,000 shares have been designated as HDS Series B Preferred.

     3.3.2On the date hereof, there are issued and outstanding: (i) 4,702,806 shares of HDS Common; (ii) 522,487 shares of HDS Series B Preferred; (iii) warrants to purchase the number of shares of HDS Series B Preferred set forth in Section 3.3.2 of the HDS Disclosure Schedule ("HDS Preferred Warrants"); (iv) debentures convertible into the number of shares of HDS Series B Preferred set forth in Section 3.3.2 of the HDS Disclosure Schedule; (v) warrants to purchase the number of shares of HDS Common set forth on Section 3.3.2 of the HDS Disclosure Schedule (collectively, "HDS Common Warrants"); and (vi) options to purchase the number of shares of HDS Common set forth on Section 3.3.2 of the HDS Disclosure Schedule (collectively, "HDS Options").

     3.3.3Outstanding shares of HDS Series B Preferred accrue dividends of 7% per annum payable solely in HDS Common upon conversion of such shares of HDS Series B Preferred into HDS Common. The outstanding shares of HDS Series B Preferred and accrued dividends thereof are convertible, on the date hereof, into the number of shares of HDS Common set forth on Section
     3.3.3 of the HDS Disclosure Schedule.

     3.4 HDS Beneficial Ownership. On the date hereof, the HDS Signatory Stockholders hold not less than fifty and one-tenths percent (50.1%) of the HDS Common issued and outstanding and fifty and one-tenths percent (50.1%) of the HDS Series B Preferred issued and outstanding, in each case on a fully diluted basis.

4. CERTAIN NESCO COVENANTS.

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     4.1 Additional Capitalization. As soon as practicable following the Closing
Date, Nesco shall increase the number of shares of Nesco Common which it is authorized to issue to 400,000,000 shares, by obtaining all required security holder approvals therefor and filing an amendment to its certificate of incorporation to such effect as provided in the NRS substantially in the form of
Exhibit 4.1 (the "Additional Capitalization Amendment"), which Amendment shall also provide for the Nesco Name Change as required by this Agreement. By executing this Agreement, each Nesco Signatory Stockholder acknowledges that such Stockholder has agreed to give its written consent to (a) the increase in the number of shares of authorized Nesco Common provided for in this Section 4.1 and (b) the filing of the Additional Capitalization Amendment, in each case, on the terms and conditions set forth in this Agreement.

     4.2 Nesco Preferred Conversion. By executing this Agreement, the Nesco Signatory Stockholders who are beneficial owners of Nesco Series A Preferred (a) agree to exchange, on or prior to the Closing Date, all shares of Nesco Series A Preferred held by them or issuable to them at any time from the date through the Closing Date as dividends payable or otherwise, for shares of Nesco Common (or, at the option of Nesco, shares of Series B Preferred representing the number of shares of Nesco Common) in the ratio set forth in Section 4.2 of the Nesco Disclosure Schedule (such shares of Nesco Common and/or Nesco Preferred, "Nesco Conversion Shares"), (b) consent to the exchange of all other shares of Nesco Series A Preferred for shares of Nesco Conversion Shares on the same terms, respectively (the exchange pursuant to clauses (a) and (b) together, the "Nesco Preferred Conversion"), (c) consent to the filing, execution and delivery by Nesco of any and all documents and instruments, including, any amendment to the terms of Nesco's certificate of incorporation (including the Certificate of Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of the Nesco Series A Preferred) that may be necessary to give effect to such consent; and (d) understand and agree that upon the exchange of any shares of Nesco Series A Preferred as provided in this Section, Nesco shall have no further obligation in respect of such shares of Nesco Series A Preferred, and no Person who exchanges such Person's shares of Nesco Series A Preferred shall have any further right to require Nesco to issue any other securities in respect thereof. Nesco agrees that, prior to the Closing Date, it shall do all things necessary or proper to effect the Nesco Preferred Conversion by as many holders thereof as possible and to carry out the intent of this Section. All Nesco Signatory Stockholders who are beneficial owners of any shares of Nesco Series A Preferred hereby agree that, immediately following the exchange by them of their shares of Nesco Series A Preferred and their receipt of Nesco Conversion Shares as provided in this Section, such Stockholders shall have all of the obligations in respect of their Nesco Conversion Shares as the other Nesco Signatory Stockholders that are holders of shares of Nesco Common on the date hereof.

     4.3 Nesco Warrant Conversion. The Nesco Signatory Stockholders include the beneficial owners of fifty and one-tenths percent (50.1%) of the Nesco Warrants (or such higher percentage thereof as may be required by the terms of any of the Nesco Warrants) (the "Nesco Signatory Warrantholders"). By executing this Agreement, the Nesco Signatory Warrantholders hereby (a) give their written consent to the exchange or exercise of all Nesco Warrants for 4,500,000 shares of Nesco Common or, at the option of Nesco, shares of Nesco Series B Preferred representing such shares of Nesco Common (the "Nesco Warrant Shares") on a pro rata basis prior to the Closing Date (the "Nesco Warrant Conversion"), (b) agree to exercise their Nesco Warrants pursuant to the Nesco Warrant Conversion on the terms of this Section 4.3, and (c) agree, that (i) upon their exercise or exchange of Nesco Warrants pursuant to the Nesco Warrant Conversion and their receipt of Nesco Warrant Shares, except as otherwise expressly provided in this Agreement, such Warrantholders shall have all of the obligations in respect of such Nesco Warrant Shares as the Nesco Signatory Stockholders have in respect of

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their shares of Nesco Common on the date hereof.  Nesco agrees to effectuate the
Nesco Warrant Conversion prior to the Closing Date, and upon exercise or exchange of each Nesco Warrant pursuant to the Nesco Warrant Conversion, such Warrants to purchase Nesco Common shall be cancelled and the holder(s) thereof shall have no further rights to require Nesco to issue Nesco Warrant Shares or any other securities in respect of any Nesco Warrants.

     4.4 Conversion of Nesco Stockholder Debt. Prior to the Closing Date, Nesco shall have exchanged the indebtedness of Nesco in the principal amount of approximately $1,033,000 to the stockholders of Nesco identified on Section 4.4 of the Nesco Disclosure Schedule (the "Nesco Stockholder Debt"), at the election of such stockholders, for either (i)15,000,000 shares of Nesco Common or (ii) 7,500,000 shares of Nesco Common and $500,000 in principal amount of Nesco Debentures; such Debentures to be convertible into the number of shares of Nesco Common determined by dividing the principal amount thereof by the Applicable Trading Price. Upon such exchange, the Nesco Stockholder Debt shall be fully paid and satisfied. Each holder of Nesco Stockholder Debt who executes this Agreement hereby agrees (a) to the terms of this Section 4.4 and to convert its portion of the Nesco Stockholder Debt prior to the Closing pursuant to the terms of this Section 4.4, and (b) that such holder shall have all of the obligations under this Agreement in respect of the shares of Nesco Common received upon such exchange as the Nesco Signatory Stockholders who are beneficial owners of Nesco Common on the date hereof.

     4.5 Disposition of NAC Entities.

     4.5.1Prior to the Closing Date, Nesco shall have transferred or otherwise disposed of all of its right, title and interest in and to all of the capital stock in, all indebtedness owed to it by, each NAC Entity in such manner that each of the parties to whom any such capital stock and indebtedness (collectively, "NAC Interests") are transferred ("NAC Transferees") shall assume, in one or more written agreements (collectively, the "NAC Acquisition Agreement"), all liabilities and obligations of Nesco with respect to the NAC Entities or the NAC Interests for and in consideration of a maximum of 3,000,000 shares of Nesco Common, in the aggregate (the "NAC Shares"). The NAC Shares shall include all shares of Nesco Common issued by Nesco to any creditors of any NAC Entity between the date hereof and the Closing Date as consideration for the discharge, or in payment of, any obligations of any of the NAC Entities. The NAC Acquisition Agreement shall provide that the NAC Shares shall be deliverable to the Transferees not later than the date of effectiveness of the Additional Capitalization Amendment. The NAC Acquisition Agreement shall further provide Nesco with all such assurances as Nesco or its independent certified public accountants may require, whether in the form of an indemnity secured by liquid assets, bonds or otherwise, (i) to enable such accountants to exclude from pro forma, combined and audited financial statements of Nesco as of a date on or after the Closing Date all obligations and liabilities whatsoever of any NAC Entity or of Nesco in respect of any NAC Entity, including, without limitation, all references to any contingent or potential liabilities arising out of or related to any pending legal or administrative proceedings involving or any going concern issues with respect to, any NAC Entity, other than the obligation of Nesco

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     to repurchase  the NAC Shares  pursuant to Section 4.5.3 of this  Agreement and (ii) to enable  Nesco to obtain an opinion of counsel  satisfactory  to
     HDS to the  effect  that  Nesco has no  further  liability,  contingent  or
     otherwise,   arising  out  of  or   relating   to  any  pending   legal  or
     administrative proceedings involving or going concern issues with respect to any NAC Entity and that the transfer or disposition by Nesco of any and all of the NAC Interests for the NAC Shares is legally binding on the parties and complies with all applicable laws and regulations.

     4.5.2In the event that Nesco shall not have disposed of the NAC Interests prior to the Closing Date as provided in Section 4.5.1, HDS may terminate this Agreement.

     4.5.3The NAC Acquisition Agreement shall provide that if the NAC Transferees cannot in good faith resell all of the NAC Shares (in compliance with the Securities Act and applicable Blue Sky Laws) in an arms-length transaction during the twelve (12) months immediately following the Closing Date for the lesser of (i) all liabilities of NAC resulting directly from the agreement between NAC and Mason Tenders Union plus legal fees due to the firm of Eckert et al. or (ii) $330,000, then Nesco, upon written demand of the NAC Transferees establishing the facts required by this Section 4.5.3, shall repurchase 2,400,000 NAC Shares for such amount or a portion of such NAC Shares for a pro rata portion of such amount.

     4.6 Reverse Split. Prior to the Closing Date, Nesco shall have obtained all necessary authorization from its Board of Directors and security holders to effect a 1:20 split of its issued and outstanding common stock as soon as practicable following the Closing Date (the "Reverse Split"), including, without limitation, authorization to file the Reverse Split Amendment. By executing this Agreement, each of the Nesco Signatory Stockholders and the HDS Signatory Stockholders acknowledges that such Stockholder has agreed to give its written consent to the Reverse Split and the execution, delivery and filing of the Reverse Split Amendment, in each case, on the terms and conditions set forth in this Agreement and agrees to do all things necessary, proper or advisable, including the execution and delivery of any and all further consents or other documents and instruments, to effectuate the Reverse Split pursuant to the terms of this Agreement.

     4.7 Change of Name. As soon as practicable following the Closing Date, Nesco shall effect the Nesco Name Change, by obtaining all required security holder approvals therefor and executing, delivering and filing the Additional Capitalization Amendment. By executing this Agreement, each Nesco Signatory Stockholder acknowledges that such Stockholder has agreed to give its written consent to the Nesco Name Change and to the filing of the Additional Capitalization Amendment, in each case, on the terms and conditions set forth in this Agreement. Prior to the Closing Date, Nesco shall have obtained all necessary authorization of the Nesco Board to the Nesco Name Change and the filing of the Additional Capitalization Amendment.

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     4.8 Certificate of Designation.  As soon as practicable  following the date hereof  but in no  event  later  than  the  Closing  Date,  Nesco  shall  file a
certificate   of  voting   powers,   designations,   preferences,   limitations,
restrictions and relative rights of the Nesco Series B Preferred Stock providing for designation thereof with the following terms, and such other terms as are set forth in Section 4.8 of the Nesco Disclosure Schedule or otherwise required to give effect to the Exchange pursuant to the terms of this Agreement (the "Certificate of Designation"): Each share of Nesco Series B Preferred shall automatically convert into the number of shares of Nesco Common set forth in said Section of the Nesco Disclosure Schedule (the "Conversion Share Number") upon the filing of the Additional Capitalization Amendment; and, except as otherwise required by the NRS, each share of Nesco Series B Preferred shall have the right to vote with the Nesco Common, on any and all issues as to which holders of Nesco Common have the right to vote, provided that each share of Nesco Series B Preferred shall have the right to cast the number of votes equal to the Conversion Share Number; holders of shares of Nesco Series B Preferred shall have the right vote, and vote as a class, to the extent provided in applicable provisions of the NRS; and no amendment or modification may be made to the foregoing provisions of the Certificate of Designation other than as provided in Section 4.8 of the Nesco Disclosure Schedule, without the consent of HDS and the holders of two-thirds of the shares of the Nesco Series B Preferred then outstanding.

     4.9 Nesco Preliminary Information Statement. As soon as practicable after the Closing Date, Nesco shall prepare and file a preliminary information statement with SEC pursuant to Regulation 14C of the Exchange Act containing the information necessary to effectuate (i) the Additional Capitalization Amendment and conversion of shares of Nesco Series B Preferred to be issued pursuant to this Agreement into Nesco Common pursuant to the Exchange and the terms of this Agreement, (ii) the Reverse Split and the Reverse Split Amendment, (iii) the Nesco Name Change, and (iv) any and all other transactions contemplated hereby and by the other Transaction Documents (the "Information Statement Transactions") requiring the filing of an information statement pursuant to Regulation 14C under the Exchange Act (the "Nesco Preliminary Information Statement"), and such amendments thereto as the SEC may require or Nesco or HDS may deem necessary or proper.

     4.10 Nesco Information Statement. As soon as practicable after the Closing Date, Nesco shall prepare and file a definitive information statement pursuant to Regulation 14C of the Exchange Act containing the information necessary to effectuate the Information Statement Transactions.

     4.11 Due Diligence. From the date hereof until the Closing Date, Nesco shall give HDS, its counsel, financial advisers, auditors and other authorized representatives (collectively, "HDS Representatives") (a) full access to the offices, properties, books and records of Nesco and its subsidiaries, (b) such financial and operating data and other information relating to Nesco and its subsidiaries as such Persons may reasonably request, and (c) instruct the employees of Nesco and its subsidiaries and Nesco's counsel, financial advisers, auditors and other authorized representatives (collectively, the "Nesco Representatives") to cooperate with HDS and the HDS Representatives in their due diligence investigation of Nesco and its subsidiaries, their business, assets, financial condition and other matters. No investigation by HDS or any of its

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representatives   shall   operate   as  a  waiver  or   otherwise   affect   any
representation, warranty or agreement given or made by Nesco or any Nesco Signatory Stockholder hereunder.

5. CERTAIN HDS COVENANTS.

     5.1 Cooperation. Subject to compliance by the parties with the provisions of Section 13.3, HDS and the HDS Signatory Stockholders shall cooperate with Nesco in the preparation of the Nesco Preliminary Information Statement and the Nesco Definitive Information Statement by providing Nesco with all information regarding the business and financial condition of HDS any subsidiaries, their management and security ownership as may be required to be included in such Information Statements.

     5.2 Due Diligence. Subject to compliance by the parties with the provisions of Section 13.3, from the date hereof until the Closing Date, HDS shall give the Nesco Representatives (a) full access to the offices, properties, books and records of HDS and any subsidiaries, (b) such financial and operating data and other information relating to HDS and its subsidiaries as such Persons may reasonably request, and (c) instruct the employees of HDS and the HDS Representatives to cooperate with Nesco and the Nesco Representatives in their due diligence investigation of HDS and any subsidiaries, their business, assets, financial condition and other matters. No investigation by Nesco or any of the Nesco Representatives shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by HDS or any HDS Signatory Stockholder hereunder.

6. THE EXCHANGE. All references in this Agreement to numbers of shares of Nesco Common issued and outstanding, to be issued, or issuable refer to such numbers prior to the Reverse Split, unless otherwise expressly provided.

     6.1 Exchange of Securities. Upon the terms and subject to the conditions contained in this Agreement:

     6.1.1At the Closing, each HDS Signatory Stockholder, and each other HDS Stockholder who elects, prior to the Closing Date, to participate in the Exchange and complies with the requirements therefor set forth in this
     Section 6, shall exchange, transfer and assign all of such Person's right, title and interest in and to its shares of HDS Common and HDS Preferred for shares of Nesco Series B Preferred Stock by delivering to Nesco share certificates for all such shares of HDS Common and or HDS Series B Preferred, duly endorsed in blank, with all necessary stock transfer stamps affixed, and Nesco shall issue shares of Nesco Series B Preferred Stock in

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     exchange for shares of HDS Common and HDS Series B Preferred so tendered by in the applicable ratio provided in Section 6.1.6. by delivering to each such Stockholder one or more certificates evidencing the shares of Nesco Series B Preferred issuable to such Stockholder.

     6.1.2Each HDS Common Stockholder and each HDS Preferred Stockholder who is not an HDS Signatory Stockholder and who elects, following the Closing Date, to participate in the Exchange by giving written notice of its intent to participate in the Exchange to HDS or Nesco (an "Exchange Notice"), and complies with the other requirements for such participation set forth in this Section 6.1, shall transfer and assign all of such Person's right, title and interest in and to its shares of HDS Common and/or HDS Series B Preferred for Nesco Series B Preferred by delivering, on a date following the Closing Date selected for such purpose by Nesco, but in no event more than five (5) business days following the giving of the Exchange Notice (each such date, a "Subsequent Closing Date") (i) share certificates for all such shares of HDS Common and/or HDS Series B Preferred, duly endorsed in blank, with all necessary stock transfer stamps affixed, and (ii) an executed and completed Investor Statement; and on such Subsequent Closing Date, Nesco shall issue shares of Nesco Series B Preferred Stock in exchange for shares of HDS Common and/or HDS Series B Preferred so tendered in the applicable ratio pursuant to Section 6.1.6 by delivering one or more certificates evidencing the shares of Nesco Series B Preferred issuable to such Stockholder.

     6.1.3Each HDS Signatory Stockholder that is the holder of HDS Common Warrants and/or HDS Options outstanding on the date hereof hereby agrees that all such Warrants and Options, shall, upon Closing, constitute warrants and options, respectively, to purchase the number of shares of Nesco Series B Preferred that such Stockholder would be entitled to receive pursuant to such Warrants and Options, respectively, had they been exercised (to the extent the exercise rights thereunder shall not have expired) immediately prior to the Closing Date for shares of HDS Common.

     6.1.4Each holder of HDS Options and/or HDS Common Warrants outstanding on the date hereof who is not an HDS Signatory Stockholder may elect to participate in the Exchange by delivering to HDS or Nesco an Exchange Notice and a completed Investor Statement: (i) prior to the Closing Date, in which event, on the Closing Date, all such HDS Options and HDS Warrants shall thereupon constitute options and warrants, respectively, to purchase the number of shares of Nesco Series B Preferred ("Nesco Exchange Options" and "Nesco Exchange Warrants," respectively) that such holder would be entitled to receive had such holder exercised such HDS Options and HDS Warrants, respectively, for shares of HDS Common immediately prior to the Closing Date; or (ii) after the Closing Date, in which event, on the Subsequent Closing Date selected by Nesco pursuant to the terms of Section 6.1.2, all such HDS Options and HDS Warrants shall thereupon constitute, respectively, Nesco Exchange Options and Nesco Exchange Warrants to purchase the number of shares of Nesco Series B Preferred that such holder would be entitled to receive had such holder exercised such HDS Options and HDS Warrants for shares of HDS Common immediately prior to such Subsequent Closing Date.

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     6.1.5Each  HDS  Stockholder  and  each  holder  of any HDS  Options  or HDS
     Warrants that wishes to participate in the Exchange but is not an HDS Signatory Stockholder shall execute and deliver to Nesco on or prior to the Closing Date or the applicable Subsequent Closing Date, as the case may be, a written statement, in the form prepared by HDS prior to the Closing Date and approved by Nesco (which approval shall not be unreasonably withheld), providing that the signatory represents, warrants and agrees that such signatory (i) is an Accredited Investor, (ii) makes the representations and warranties contained in Sections 10.22.1, 10.22.2 and 10.22.4, and (iii) consents to, and agrees to be bound by, the provisions of this Agreement applicable to holders of HDS Common, HDS Preferred, Nesco Exchange Warrants or Nesco Exchange Options, as the case may be, to be performed from and after the Closing Date (or any Subsequent Closing Date on which any such signatory participates in the Exchange), in respect of the Nesco Exchange Shares to be received by such holder or issuable upon exercise of such Nesco Exchange Warrants or Nesco Exchange Options, and (iv) gives its written consent (or agrees to give such consent in respect of any Nesco Exchange Shares it may receive upon exercise of any Nesco Exchange Options or Nesco Exchange Warrants) to the matters which HDS Signatory Stockholders are hereby deemed to consent to, including (A) an increase in the number of shares of Nesco Common which Nesco is authorized to issue pursuant to the Additional Capitalization Amendment and the execution, delivery and filing of such Amendment, (B) the Nesco Name Change, and (C) implementation of the Reverse Split and the filing, execution and delivery of the Reverse Split Amendment (an "Investor Statement").

     6.1.6Section 6.1.6 of the HDS Disclosure Schedule sets forth the number of shares of Nesco Series B Preferred which each HDS Stockholder shall be entitled to receive for (i) each share of HDS Common and (ii) each share of HDS Series B Preferred tendered by each HDS Stockholder in the Exchange.
     Section 4.8 of the HDS Disclosure Schedule sets forth the number of shares of Nesco Common into which each share of Nesco Series B Preferred shall be convertible.

     6.1.7Anything contained herein to the contrary notwithstanding, any Person who, is, on the date hereof or subsequently becomes (not in contravention of the terms of this Agreement), the holder of HDS Common, HDS Preferred, any HDS Option or HDS Warrant or any other security of HDS and is not an Accredited Investor, may not participate in the Exchange on or prior to the Closing Date, but may participate in the Exchange thereafter on a date selected by Nesco, but not more than five (5) business days following the last to occur of the filing by Nesco of the Nesco Information Statement with the SEC and the Additional Capitalization Amendment with the Secretary or Department of State of Nevada (a "Subsequent Closing Date") and the giving by such Person of an Exchange Notice, and on the other terms and conditions set forth in this Agreement, provided, however, that such Person's Investor Statement need not represent that such Person is an Accredited Investor.

     6.1.8As a result of the Exchange, on the Closing Date HDS shall be a majority-owned subsidiary of Nesco.

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     6.2 HDS Debt. Simultaneously with the Closing:

     6.2.1 The outstanding convertible debentures of HDS in the principal amount of approximately $2,092,000 (the "HDS Term Debt") shall be exchanged for and converted into (i) debentures of Nesco in the same principal amount having a maturity date of December 31, 2005 (the "Maturity Date") and bearing interest at the rate of eight percent (8%) per annum due and payable in cash at the Maturity Date, which debentures ("Nesco Debentures"), shall be convertible into the number shares of Nesco Common, or at the election of Company, Nesco Series B Preferred convertible in that number of shares of Nesco Common, ("Debenture Shares") which the holders of the HDS Term Debt would be entitled to receive in the Exchange if they had exercised their conversion rights on the principal amount of the HDS Term Debt immediately prior to the Closing, and (ii) a warrant to purchase one
     (1) share of Nesco Common for each $1.00 in amount of HDS Term Debt so exchanged (the "Debtholder Warrants"). The interest due on the HDS Term Debt shall remain due and payable on the Maturity Date notwithstanding the conversion . The Debtholder Warrants shall have an exercise price equal to the Applicable Trading Price.;

     6.2.2 the outstanding indebtedness of HDS to certain of its officers in the aggregate principal amount of approximately $800,000 on the date hereof ("HDS Officer Debt") shall be exchanged for and converted into (i) debentures of Nesco in the same principal amount having a maturity date of December 31, 2005 (the "Maturity Date") and bearing interest at the rate of eight percent (8%) per annum due and payable in cash at the Maturity Date, which debentures ("Nesco Debentures") may be exchanged for the number of shares of Nesco Common, or at the election of Company, Nesco Series B Preferred convertible in that number of shares of Nesco Common, determined by dividing the HDS Officer Debt by the Applicable Trading Price, and (ii) for each $1.00 in principal amount of the HDS Officer Debt, a Debtholder Warrant to purchase one (1) share of Nesco Common.

     6.3 Adviser Shares. Immediately following the Closing, Nesco shall issue to the Adviser shares of Nesco Series B Preferred convertible into 6,500,000 shares of Nesco Common or, at the option of Nesco, the same number of shares of Nesco Common or any combination of Nesco Series B Preferred and Nesco Common on such basis, as and for the fee due for providing advisory services to HDS (such shares of Nesco Series B Preferred as convertible into such shares of Nesco Common, the "Adviser Shares"). The Adviser is a Nesco Signatory Stockholder.

     6.4 Harriton Stock Option. Immediately following the Closing, Nesco shall issue the Harriton Option to Matthew Harriton pursuant to Section 8.2.

     6.5 Reverse Split; Information Statement. As promptly as practicable following the Closing, the effectiveness of the Additional Capitalization

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Amendment and the filing with the SEC of the Information Statement,  Nesco shall consummate the Reverse Split by filing the Reverse Split Amendment in compliance with the applicable provisions of the NRS, and upon such filing, provide certified copies of such Amendment to HDS and its counsel.

     6.6 No Liens or Encumbrances. Except as otherwise expressly provided herein, the HDS Exchange Shares, the HDS Preferred Exchange Shares, the Nesco Exchange Shares, the Nesco Debentures, the Nesco Debenture Shares delivered at the Closing on the Closing Date or on any Subsequent Closing Date, the Adviser Shares, and the HDS Warrants and HDS Options to be converted into warrants and options, respectively, to purchase securities of Nesco in the Exchange pursuant to this Section 6.6, shall be free and clear of all Liens and Encumbrances other than those created by the terms of this Agreement.

     6.7 Change of Name. Immediately upon consummation of the Exchange, Nesco shall effect the Nesco Name Change, unless the NRS requires approval thereof by Nesco Stockholders, in which event, Nesco shall effect the Nesco Name Change immediately upon the last to occur of filing of the Nesco Information Statement with the SEC and the filing of the Additional Capitalization Amendment with the Secretary or Department of State of Nevada.

     6.8 Restrictions on Transfer. The parties acknowledge and agree that as of the Closing Date:

     6.8.1None of the Nesco Exchange Shares, the Adviser Shares, the NAC Shares, the Nesco Debentures, the Nesco Debenture Shares, or the Nesco Series B Preferred Shares to be issued upon the Nesco Preferred Conversion or conversion of the Nesco Stockholder Debt (or the shares of Nesco Common into which shares of Nesco Series B Preferred shall be automatically converted as provided herein) shall be registered under U.S. Federal or Blue Sky Laws and are intended to be issued pursuant to an exemption therefrom under Rule 506 of Regulation D, Section 4(2) of the Act or other applicable exemption, shall be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be resold, offered for resale, transferred, pledged, distributed or otherwise hypothecated unless registered under the Securities Act and applicable Blue Sky Laws or exempt from such registration under the terms of Rule 144 or otherwise, and Nesco receives an opinion of counsel satisfactory to Nesco in its reasonable discretion to the effect that such registration is not required. Each certificate representing any Nesco Exchange Shares, shares Adviser Shares, NAC Shares, shares of Nesco Series B Preferred issued upon the Nesco Preferred Conversion and conversion of the Nesco Stockholder Debt, shares of Nesco Common issued upon automatic conversion of the Nesco Series B Preferred, and the Nesco Debenture Shares and the Nesco Debentures shall bear a legend substantially in the following form:

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     "THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S.
     SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHER-WISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, PROVIDED THAT THE ISSUER OF THESE SECURITIES SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

     6.8.2 The shares of HDS Common Stock and HDS Series B Preferred to be tendered to Nesco in the Exchange or the HDS Warrants and HDS Options to be exchanged for Nesco Exchange Warrants and Nesco Exchange Options,
     respectively, have not been registered under the Securities Act or applicable Blue Sky Laws and will be offered for exchange pursuant to this Agreement in compliance with an exemption from such registration under Rule 506 of Regulation D, or Section 4(2) of the Act and may not be offered, resold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act and applicable Blue Sky Laws, or exempt from such registration, provided that Nesco receives an opinion of counsel satisfactory to Nesco in its reasonable discretion to the effect that such registration is not required.

     6.8.3(i) Nesco shall instruct its transfer agent to annotate the applicable records to reflect the restrictions on transfer contained in this Agreement
     (A) on the Closing Date with respect to the Nesco Exchange Shares, the Adviser Shares, the Nesco Debentures, the Nesco Debenture Shares, the Nesco Exchange Options and the Nesco Exchange Warrants issuable upon exchange of the HDS Term Debt; and (B) on the respective dates of conversion or issuance prior to the Closing with respect to the NAC Shares and the shares of Nesco Common issuable upon the Nesco Preferred Conversion, and conversion of the Nesco Stockholder Debt and the Nesco Debentures and Nesco Debenture Shares that may be issued to the holder of the Nesco Stockholder Debt, and (ii) HDS shall instruct its transfer agent, on the Closing Date, to annotate the applicable records to reflect the restrictions on transfer contained in this Agreement with respect to the shares of HDS Common tendered in the Exchange;

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     6.9  Reservation of Shares.  (a) As promptly as  practicable  following the
Closing Date, Nesco shall file the Additional Capitalization Amendment with the Nevada Secretary or Department of State and provided a certified copy thereof to HDS; (b) on the Closing Date or any earlier date of issuance pursuant to the terms of this Agreement, Nesco shall have reserved for issuance the number of shares of Nesco Common and Nesco Series B Preferred sufficient to satisfy its obligations to issue the Nesco Exchange Shares, the Adviser Shares, the NAC Shares, the Nesco Debenture Shares, the Nesco Warrant Shares, all other shares of Nesco Common issuable on or prior to the Closing Date pursuant to this Agreement or pursuant to the exercise of Nesco Options outstanding on the date hereof; and (c) no later than the date of effectiveness of the Capitalization Increase Amendment, Nesco shall have reserved for issuance the number of shares of Nesco Common sufficient to satisfy its obligations to issue Nesco Common upon automatic conversion of the Nesco Series B Preferred issued or issuable in connection with the Exchange, including shares of Nesco Series B Preferred issuable upon exercise of the Harriton Option and any and all Nesco Exchange Options and Nesco Exchange Warrants, and (ii) consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

     6.10 Obligation to Participate in the Exchange; Exchange Procedures. On the Closing Date, each HDS Signatory Stockholder shall tender to Nesco for exchange all shares of HDS Common and HDS Series B Preferred owned by such Stockholder on the date hereof or issued to such Stockholder (not in contravention of this Agreement) between the date hereof and the Closing Date, and Nesco shall issue and deliver to each such HDS Stockholder (and/or its designees) the number and classification of Nesco Exchange Shares set forth above in this Section 6.

     6.11 Expenses of Exchange and Other Transactions. Except as otherwise provided in Section 16.3, each party shall pay all expenses, including legal and auditing fees, incurred by such party in connection with the execution, delivery and performance of this Agreement and consummation of the Exchange and the other transactions contemplated hereby or by the other Transaction Documents.

7. CLOSING; CLOSING DATE.

     7.1 Closing. The Closing of the Exchange and the other transactions contemplated hereby or by any of the other Transaction Documents to take place on the Closing Date (the "Closing Transactions") shall take place at 10:00 a.m., Eastern Time, on the Closing Date at the offices of Beckman, Lieberman & Barandes, 116 John Street, Suite 1313, New York, NY 10038, or at such other time and place as Nesco and HDS may agree.

     7.2 Closing Date. The Closing of the Exchange and the other Closing Transactions shall take place upon five days' written notice from Nesco to HDS, but not later than sixty (60) days from the date hereof except as modified by

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agreement of Nesco and HDS or terminated  pursuant to Section 16.3 (the "Closing
Date"). The parties agree to use their best efforts to cause the Nesco Preliminary Information Statement and the Nesco Information Statement to be filed with the SEC and the Exchange to be consummated as soon as practicable hereafter.

     7.3 Subsequent Closing Dates. The closing of the Exchange between Nesco and those HDS Preferred Stockholders, HDS Common Stockholders, and holders of HDS Options and HDS Warrants who are not HDS Signatory Stockholders and who, following the Closing Date, wish to participate in the Exchange and comply with the applicable requirements set forth in Section 6, shall take place on Subsequent Closing Date(s) to be selected in compliance with the terms of said Section.

8. EMPLOYMENT AGREEMENT; HARRITON OPTION.

     8.1 Employment Agreement. Immediately following the Closing, Nesco shall enter into an employment agreement with Matthew Harriton, effective as of the Closing Date, substantially in the form of Exhibit 8.1 hereto (the "Employment Agreement").

     8.2 Harriton Option. On the Closing Date, Nesco shall issue to Matthew Harriton an option to purchase Nesco Common on the following terms (the "Harriton Option"):

     8.2.1The Harriton Option shall grant Matthew Harriton the right to purchase up to 5,000,000 shares of Nesco Common at the Applicable Trading Price per share.

     8.2.2The Harriton Option shall be exercisable for a period of five (5) years commencing on the Closing Date (the "Exercise Period") and shall be immediately exercisable for the purchase of 2,000,000 shares of Nesco Common and exercisable as to an additional 1,000,000 shares of Nesco Common commencing on each of the first, second and third anniversaries of the Closing Date, respectively, provided that grantee remains a consultant to or employee of Nesco or any subsidiary of Nesco, but if Nesco exercises its right to terminate the Employment Agreement after the Initial Term without specifying reasons for termination that constitute grounds for termination for "cause" as defined in the Employment Agreement, the Harriton Option shall become immediately exercisable as to all 5,000,000 shares. Following termination of the Employment Agreement for any reason, the Harriton Option shall thereafter remain exercisable for the balance, if any, of the Exercise Period for the same number of shares of Nesco Common for which the Harriton Option was exercisable upon termination of the Employment Agreement, subject to the provisions of the immediately preceding sentence.


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     8.2.3Anything   contained   in   this   Section   8.2   to   the   contrary
     notwithstanding, the Harriton Option shall provide that until the last to occur of the filing of the Information Statement with the SEC and filing of the Additional Capitalization Amendment pursuant to the NRS, to the extent that the Harriton Option is exercisable for shares of Nesco Common as provided in Section 8.2.2, it shall instead be exercisable for the equivalent number of shares of Nesco Series B Preferred.

9. REPRESENTATIONS AND WARRANTIES OF NESCO AND THE NESCO SIGNATORY STOCKHOLDERS. Nesco and the Nesco Signatory Stockholders represent and warrant:

     9.1 Corporate Existence and Power. Nesco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Nesco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Nesco.

     9.2 Articles of Incorporation and By-laws; Minute Books. The copies of the articles of incorporation and by-laws of Nesco, each as amended , provided by Nesco to HDS are true, correct and complete. The minute books of Nesco contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, and true, correct and complete records of all meetings and consents in lieu of meetings of Nesco's stockholders since the time of its organization. The stock books of Nesco are true, correct and complete.

     9.3 Corporate Authorization. The execution, delivery and performance by Nesco of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within Nesco's corporate powers and have been duly authorized by all necessary corporate action. No vote of the holders of the outstanding shares of Nesco Common, Nesco Series A Preferred or any other securities of Nesco is necessary in connection with the consummation of the Exchange on the Closing Date and the other transactions contemplated hereby to be consummated on the Closing Date. Each of this Agreement and the other Transaction Documents constitutes a valid and binding agreement of Nesco enforceable against Nesco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

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     9.4 Nesco Board Consent.  The execution,  delivery and performance by Nesco of this Agreement and each of the other Transaction Documents has been duly authorized by Nesco's Board of Directors which, at a meeting duly called and held, duly (a) determined that this Agreement and the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby are fair to and in the best interests of Nesco's Stockholders, and (b) approved and adopted this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby, which approval satisfies in full any applicable requirements of the NRS. The resolutions of the Nesco Board attached to Exhibit 9.4 hereto are true, complete and correct copies of the resolutions duly adopted by Nesco's Board relating to this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby.

     9.5 Governmental Authorization. The execution, delivery and performance by Nesco of this Agreement and the other Transaction Documents and the consummation by Nesco of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Additional Capitalization Amendment and the Reverse Split Amendment in accordance with the NRS, (b) filing with the SEC of Current Reports on Form 8-K with respect to (i) the execution and delivery of this Agreement and
(ii) the Closing, (c) compliance with any applicable requirements of Regulation D and Blue Sky Laws, and (d) any other filings, including the Nesco Information Statement in connection with dissenters rights, if any, and/or other approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Nesco or materially impair the ability of Nesco to consummate the transactions contemplated by this Agreement.

     9.6 Non-Contravention. The execution, delivery and performance by Nesco of this Agreement and the other Transaction Documents and the consummation by Nesco of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of Nesco, (b) assuming compliance with the matters referred to in Section 9.5(d), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Nesco or to a loss of any benefit to which Nesco is entitled under any provision of any agreement or other instrument binding upon Nesco or any Governmental Permit, or other similar authorization affecting, or relating in any way to, the assets or business of Nesco, or (d) result in the creation or imposition of any Lien or Encumbrance on any asset of Nesco except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on Nesco or materially impair the ability of Nesco to consummate the transactions contemplated by this Agreement.

     9.7 Capitalization; Validity of Securities. As of the Closing Date, the authorized capital stock of Nesco will consist of 25,000,000 shares of Nesco
Common and 1,000,000 shares of preferred stock, of which Nesco shall have designated as Nesco Series B Preferred a number of shares sufficient to meet Nesco's obligations under this Agreement and effectuate the transactions contemplated hereby. As of the date hereof, the authorized capital stock of Nesco is as set forth in Section 3.1.1 and the outstanding capital stock and other securities of Nesco are as set forth in Sections 3.1.2 through 3.1.5. All outstanding shares of capital stock and other securities of Nesco have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in Sections 3.1.2 through 3.1.4, there are no outstanding (a) shares of capital stock or voting securities of Nesco, (b) securities of Nesco

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convertible  into or exercisable or exchangeable  for shares of capital stock or voting securities of Nesco or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from Nesco or other obligation of Nesco to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Nesco. Other than as provided in this Agreement, there are no outstanding obligations of Nesco or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. The Nesco Exchange Shares, the Adviser Shares, the NAC Shares, the Nesco Warrant Shares, the Nesco Debentures, the Nesco Debentures Shares when issued, sold and delivered, and the Nesco Exchange Options and Nesco Exchange Warrants when deemed exchanged for HDS Options and HDS Warrants pursuant to the terms of this Agreement, will be duly and validly issued (including compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable and shall be free and clear of all
Liens  and  Encumbrances  of  any  nature  whatsoever.   The  Nesco  Preliminary
Information Statement and the Nesco Information Statement shall provide for an increase in the number of shares of Nesco Common which Nesco is currently authorized to issue to 400,000,000 shares, and the same shall be set forth in the Additional Capitalization Amendment.

     9.8 Subsidiaries; No Liability for Obligations of NAC Entities. Nesco has no subsidiaries other than the NAC Entities. Prior to the Closing, the NAC Entities shall have been disposed of in compliance with the terms of Section 4.5.

     9.9 SEC Filings.

9.9.1Nesco has delivered to HDS (i) Nesco's Annual Report for its 1999 through 2003 fiscal years, (ii) all proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Nesco since November 1, 1999 and (c) all of its other reports, statements, schedules and registration statements filed by Nesco with the SEC since November 1, 1999 (all of the documents referred to in this Section 9.9.1 collectively, the "Nesco SEC Filings").

9.9.2As of its filing date, each Nesco SEC Filing complied as to form and in substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     9.10 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Nesco included in the SEC Filings fairly present, in conformity with GAAP (except, as to application on a consistent basis, as may be indicated in the notes thereto), the consolidated financial position of Nesco as of the dates there of and the consolidated results of operations and cash flows for the periods then ended

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(subject to normal  year-end  adjustments  in the case of any unaudited  interim financial statements). For purposes of this Agreement, "Nesco Balance Sheet" means the unaudited consolidated balance sheet of Nesco as of October 31, 2003 set forth in Nesco's Quarterly Report for the period end October 31, 2003 on Form 10-QSB, as filed with the SEC on December 22, 2003, and "Nesco Balance Sheet Date" means October 31, 2003.

     9.11 Absence of Certain Changes. Since Nesco Balance Sheet Date, the business of Nesco has been conducted in the ordinary course consistent with past practices and there has not been, except as set forth in Section 9.11 of the Nesco Disclosure Schedule or any SEC Filing made between the Balance Sheet Date and the date hereof or required pursuant to the terms of this Agreement:

     9.11.1any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on Nesco, other than adverse effects resulting from the execution and performance of this Agreement;

     9.11.2any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Nesco;

     9.11.3except for the Additional Capitalization Amendment and the Reverse Split Amendment, there has not been any amendment of any material term of any outstanding security of Nesco.

     9.11.4any incurrence, assumption or guarantee by Nesco of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

     9.11.5any creation or other incurrence by Nesco of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

     9.11.6any making of any material loan, advance or capital contributions to or investment in any Person;

     9.11.7any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Nesco which would, individually or in the aggregate, have a Material Adverse Effect on Nesco;

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     9.11.8any  transaction  or  commitment  made,  or any contract or agreement entered into, by Nesco relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Nesco of any contract or other right, in either case, material to Nesco as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

     9.11.9any change in any method of accounting, method of tax accounting, or accounting practice by Nesco except for any such change required by reason of a concurrent change in GAAP or Regulation S- X promulgated under the Exchange Act;

     9.11.10 any (i) grant of any severance or termination pay to any current or former director, officer or employee of Nesco, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Nesco, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Nesco, or
     (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of Nesco;

     9.11.11 any material dispute or, with any officer, director or employee of Nesco; or any tax election or any settlement or compromise of any tax liability, that, individually or in the aggregate, are material to Nesco.

     9.12 No Undisclosed Material Liabilities.  As of the date hereof, there are

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     no  liabilities  of  Nesco  of  any  kind   whatsoever,   whether  accrued,
     contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

     9.12.1liabilities or obligations provided for in Nesco Balance Sheet or disclosed in the notes thereto;

     9.12.2other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on Nesco; and

     9.12.3liabilities or obligations under this Agreement.

     9.13 Compliance with Laws and Court Orders.  Except as set forth in Section
9.13 of the Nesco Disclosure Schedule or in any SEC Filing made between the Balance Sheet Date and the date hereof, Nesco is and has been in compliance with, and to the best knowledge of Nesco, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, including, without limitation, the requirements of the Exchange Act, the Securities Act, ERISA or any federal labor laws except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco.

     9.14 Litigation. Except as specifically set forth in any SEC Filings made between the Nesco Balance Sheet Date and the date hereof or Section 9.14 of the Nesco Disclosure Schedule, there is: (a) no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Nesco, threatened, against or affecting the business of Nesco, or challenging the validity or propriety of the transactions contemplated by this Agreement or any of the other Transaction Documents, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Nesco, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Nesco; and (c) Nesco has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business. The disclosure in such SEC Filings with respect to any matters covered by this Section 9.14 are true, correct and complete in all material respects on the dates when made and on the date hereof and do not contain any misstatement of any related material fact or omit to state any such material fact required to be stated therein in order to make the statements contained therein not misleading.

     9.15 Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Nesco who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     9.16 Taxes. Except as set forth in the Nesco Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco, (a) all tax returns, statements, reports and forms (collectively, the "Nesco Returns") required to be filed with any taxing authority by, or with respect to, Nesco and each affiliated, combined,

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consolidated  or unitary group of which Nesco is a member are true,  correct and complete and have been filed in accordance with all applicable laws; (b) Nesco has timely paid all taxes shown as due and payable on the Nesco Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Nesco Balance Sheet) and, as of the time of filing, the Nesco Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Nesco;
(c) Nesco has made adequate provision in accordance with GAAP for all taxes payable by Nesco for which no Nesco Return has yet been filed; (d) the charges, accruals and reserves for taxes with respect to Nesco reflected on the Nesco Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Nesco in respect of any tax where there is a reasonable possibility of an adverse determination; (f) Nesco is not and has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Nesco was the common parent.

     9.17 Employee Benefit Plans. Other than as shall be fully described on the Nesco Disclosure Schedule, Nesco does not maintain, nor has Nesco maintained in the past, any "employee benefit plans" (as defined in Section 3(3) of ERISA, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of Nesco, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with Nesco, any entity required to be aggregated in a controlled group or affiliated service group with Nesco for purposes of ERISA or the Code (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

     9.18 Environmental Matters. Except as set forth in Nesco SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco:

     9.18.1no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Nesco, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

     9.18.2Nesco is and has been in compliance with all Environmental Laws and all Environmental Permits; and

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     9.18.3There  are no  liabilities  of or  relating  to  Nesco  of  any  kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

     9.18.4The terms "Nesco" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Nesco or any of the NAC Entities or any other subsidiary of Nesco.

     9.19 Patents and Other Proprietary Rights. Nesco does not have any Intellectual Property Right that is material to its business as now conducted. To the best of Nesco's knowledge, Nesco has not and does not violate or infringe any Intellectual Property Right of any other person, and Nesco has not received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Nesco, Nesco has not been sued for infringing any Intellectual Property Right of another person.

     9.20 Antitakeover Statutes. Excluding any statute or regulation applicable solely by virtue of the jurisdiction of incorporation of HDS as to which Nesco takes no position nor makes any representation or warranty, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

     9.21 Affiliate Transactions. Except as disclosed in Section 9.21 of the Nesco Disclosure Statement or any SEC Filing(s) made between the Nesco Balance Sheet Date and the date hereof, either Nesco nor any officer, director or employee of Nesco or any of the relatives, Affiliates or Associates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with Nesco or affecting the business of Nesco or any of its subsidiaries, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to Nesco or any of its subsidiaries which will subject Nesco, HDS or any of the Sellers to any liability or obligation from and after the Closing Date.

     9.22 Trading; Reporting Company Status. Nesco Common is currently listed for trading on the OTCBB, and Nesco has received no notice that the Nesco Common is subject to being delisted therefrom. Nesco is a reporting company under
Section 12(g) of the Exchange Act and has timely filed all reports and other documents required to be filed by it under the Exchange Act.

     9.23 Investment Representations. Nesco is acquiring shares of HDS Common and HDS Series B Preferred for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Nesco understands that the offer and sale of shares of HDS Common and

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HDS  Series B  Preferred  have not been  and will not be  registered  under  the
Securities Act or applicable state securities laws on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that reliance by HDS on such exemption is predicated on the representations of Nesco set forth in this
Section 9.23 and Section 9.26.

     9.24 Insurance. Nesco has in effect directors' and officers' liability insurance for the coverage amounts set forth in Section 9.24(a) of the Nesco Disclosure Schedule. Each policy providing such directors' and officers' liability insurance, the name(s) of the insured(s) and any additional loss payee(s), the amounts and types of coverage and policy numbers are as set forth in Section 9.24(a) of the Nesco Disclosure Schedule. Nesco shall take all actions and deliver all written materials and execute such documents and instruments as may be required to ensure that all Persons who will serve as executive officers or directors of Nesco following the Exchange who do not serve in such capacities on the date hereof are covered by such directors' and officers' liability insurance policy or policies in amounts consented to by HDS, which consent shall not be unreasonably withheld.

     Nesco and/or the NAC Entities maintain in effect the liability insurance and other business insurance policies described in Section 9.24(b) of the Nesco Disclosure Schedule; Nesco shall do all things necessary and proper to retain its status as an insured and additional loss payee on each such liability insurance policy relating to any of the activities of any NAC Entity after the date of disposition of each NAC Entity with respect to losses and claims that may arise relating to any period on or prior to the Closing Date. Nesco has provided to HDS true, complete and correct copies of all of the foregoing insurance policies, each as currently in effect.

     9.25 Ownership of Signatory Stockholders. On the date hereof, the Nesco Signatory Stockholders hold a sufficient percentage of the securities of Nesco entitled to vote (or that will be entitled to vote on the Closing Date), on a fully-diluted basis, that is required by the NRS and the articles of incorporation and by-laws of Nesco to bind Nesco to its obligations hereunder and to authorize and effectuate the Exchange, the Reverse Split, the Reverse Split Amendment, the Nesco Name Change, the Additional Capitalization Amendment and the other transactions required to be effected by Nesco pursuant to this Agreement. Except as otherwise expressly provided herein, the Nesco Signatory Stockholders shall not offer, sell, transfer, pledge, assign or otherwise dispose of any of their shares of Nesco Common or securities convertible into or exchangeable for Nesco Common or Nesco Series B Preferred (other than the Nesco Warrant Shares) from the date hereof until the earlier of (a) termination of this Agreement, (b) the date of filing of the Nesco Information Statement with the SEC and (c) the date of filing of the Additional Capitalization Amendment pursuant to the NRS. On the date hereof the Nesco Signatory Stockholders own, and shall at all relevant times continue to own, a sufficient number of shares of Nesco Common and Nesco Series A Preferred to authorize the consummation of the Exchange and the other transactions contemplated by this Agreement and the other Transaction Documents by written consent. There is no provision of the articles of incorporation or by-laws of Nesco or any other agreement to which Nesco or any security holder of Nesco is a party that would prohibit the Nesco Signatory Stockholders from authorizing consummation of the Exchange and the other transactions contemplated hereby and by the other transaction documents by written consent.

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     9.26 Accredited  Investor Status.  Each Nesco creditor and each Person who, on the date hereof, is the beneficial owner of any securities of Nesco and who, pursuant to the terms of this Agreement, will receive any shares of Nesco Common or any securities convertible into or exchangeable for Nesco Common pursuant to the terms of this Agreement is an Accredited Investor. Each such Person shall confirm in writing that such Person is an Accredited Investor prior to the Closing.

     9.27 Nesco Signatories. The Nesco Signatory Stockholders include each officer, director and holder of 5% of each class of outstanding voting securities of Nesco. Each Nesco Signatory Stockholder hereby consents, in respect of all voting securities of Nesco held by such Stockholder, to the Exchange and the other transactions contemplated hereby and by the other Transaction Documents. Each Nesco Signatory Stockholder covenants, represents and warrants that such Stockholder shall do all acts and things, including the execution and delivery of all documents and instruments, necessary or proper (a) to effectuate the Exchange and the other transactions contemplated hereby and by any of the other Transaction Documents and (b) to cause Nesco to carry out its obligations hereunder and under each of the other Transaction Documents, whether by vote or written consent of such Stockholder, or otherwise.

     9.28 No General Solicitation. Solicitation by Nesco of participants in the Exchange and the exchange of currently outstanding Nesco securities for shares of Nesco Common or Nesco Series B Preferred shall be effected without use of any form of general solicitation or advertising and in all other respects in compliance with the requirements for an exemption from registration pursuant to Regulation D.

10. REPRESENTATION AND WARRANTIES OF HDS AND THE HDS SIGNATORY STOCKHOLDERS. HDS and the HDS Signatory Stockholders that are executive officers or directors of HDS represent and warrant that, except as otherwise set forth herein or in HDS Disclosure Schedule:

     10.1 Corporate Existence and Power. HDS is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     10.2 Certificate of Incorporation and By-laws; Minute Books. The copies provided to Nesco by HDS of its certificate of incorporation and by-laws are true, correct and complete copies thereof, each as amended to date. The minute books of HDS contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of HDS are true, correct and complete.

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     10.3 Corporate  Authorization.  The execution,  delivery and performance by
HDS of this Agreement and the other Transaction Documents and the consummation by HDS of the transactions contemplated hereby and thereby are within HDS's corporate powers and have been duly authorized by all necessary corporate action of HDS. If any vote of or consent by the holders of any outstanding shares of HDS Common or any other securities of HDS is necessary in connection with the consummation of the Exchange and the other transactions contemplated hereby, each HDS Signatory Stockholder shall vote in favor thereof or provide written consent thereto. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of HDS, enforceable against HDS in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of each HDS Signatory Stockholder, enforceable against
each  such   Stockholder   in  accordance   with  its  terms,   except  as  such
enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     10.4 HDS Board Consent. The execution, delivery and performance by HDS of this Agreement and each of the other Transaction Documents to which HDS is a party have been duly authorized by HDS's Board of Directors, which, approved and adopted this Agreement, such other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby and involving HDS. The resolutions of the HDS Board attached as Exhibit 10.4 hereto are true, complete and correct copies of resolutions duly adopted by HDS's Board relating to this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby.

     10.5 Governmental Authorization. The execution, delivery and performance by HDS and each HDS Signatory Stockholder of this Agreement and the other Transaction Documents to be executed by HDS and the consummation by HDS of the transactions contemplated hereby or thereby involving HDS require no action by or in respect of, or filing with, any Governmental Authority other than compliance with any applicable requirements of Regulation D and Blue Sky Laws, and any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on HDS or materially impair the ability of HDS or any of the HDS Signatory Stockholders to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

     10.6 Non-Contravention. The execution, delivery and performance by HDS or any of the HDS Signatory Stockholders of this Agreement and the other Transaction Documents and the consummation by HDS of the Exchange and the other transactions involving HDS contemplated hereby or thereby do not and will not
(a) violate the certificate of incorporation or by-laws of HDS, (b) assuming compliance with the matters referred to in Sections 9.5 and 10.5, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of HDS or a loss of any benefit to which HDS is entitled

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under any provision of any agreement or other instrument binding upon HDS (other than the Certificate of Designation with respect to the HDS Series B Preferred) or any Governmental Permit other similar authorization affecting, or relating in any way to, the assets or business of HDS or any of its subsidiaries, or (d) result the creation or imposition of any Lien or Encumbrance on any asset of HDS except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on HDS or materially impair the ability of HDS to consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

     10.7 Capitalization; Validity of Securities. As of the date hereof, the authorized capital stock of HDS is as set forth in Section 3.1.3 hereof. As of the date hereof, the outstanding capital stock and other securities of HDS are as set forth in Section 3.3.2. All outstanding shares of capital stock of HDS have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in this Agreement, there are no outstanding
(a) shares of capital stock or voting securities of HDS, (b) securities of HDS convertible into exchangeable for shares of capital stock or voting securities of HDS or (c) options, restricted stock, other stock- based compensation awards or other rights to acquire from HDS or other obligation of HDS to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of HDS. There are no outstanding obligations of HDS or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. The shares of HDS Common and HDS Series B Preferred, when transferred and delivered pursuant to the terms of this Agreement, will be duly and validly issued (including, without limitation, compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable. The assignments, endorsements, stock powers and other instruments of transfer to be delivered by each Seller to Nesco at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in such HDS shares. Each HDS Signatory Stockholder has full power and authority to transfer its shares of HDS Common and/or HDS Series B Preferred, and upon transfer to Nesco of the instruments representing such shares, Nesco will receive good and marketable title to such shares, free and clear of all Liens and Encumbrances.

     10.8 Subsidiaries. HDS does not as of the date hereof own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity other than those listed in Section
10.8 of the HDS Disclosure Schedule.

     10.9 Financial Statements; Absence of Certain Changes. For purposes of this Agreement, "HDS Balance Sheet" means the unaudited balance sheet of HDS, as of October 31, 2003 included as Exhibit 10.9 to this Agreement, and "HDS Balance Sheet Date" means October 31, 2003. Except as otherwise set forth in Section
10.9 of the HDS Disclosure Schedule or required by the terms of this Agreement or any of the other Transaction Documents, since the HDS Balance Sheet Date, the business of HDS and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

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     10.9.1any even, occurrence,  development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on HDS, other than adverse effects resulting from the execution and performance of this Agreement;

     10.9.2any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of HDS;

     10.9.3there has not been any amendment of any material term of any outstanding security of HDS or any of its subsidiaries;

     10.9.4any incurrence, assumption or guarantee by HDS or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

     10.9.5any creation or other incurrence by HDS or any of its subsidiaries of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

     10.9.6any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions made in the ordinary course consistent with past practices;

     10.9.7any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of HDS or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on HDS.

     10.9.8any transaction or commitment made, or any contract or agreement entered into, by HDS or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by HDS or any of its subsidiaries of any contract or other right, in either case, material to HDS and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

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     10.9.9any (i) grant of any severance or  termination  pay to any current or former  director,  officer or employee  of HDS or any of its  subsidiaries,
     (ii)  increase  in  benefits  payable  under  any  existing   severance  or
     termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Nesco or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of HDS or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of HDS or any of its subsidiaries;

     10.9.10any material dispute or, with any officer, director or employee of HDS; or any tax election or any settlement or compromise of any tax liability, in either case that is material to HDS and its subsidiaries, taken as a whole.

     10.10 No Undisclosed Material Liabilities. As of the date hereof, there are no liabilities of HDS or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

     10.10.1 liabilities or obligations provided for in HDS Balance Sheet or disclosed in the notes thereto;

     10.10.2 other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on HDS;

     10.10.3 liabilities or obligations under this Agreement; and

     10.10.4  liabilities  or  obligations  described  in this  Agreement  or in
     Section 10.10 of the HDS Disclosure Schedule.

     10.11 Compliance with Laws and Court Orders. HDS and each of its subsidiaries is and has been in compliance with, and to the best knowledge of HDS, is not under investigation with respect to and has not been threatened to

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be charged with or given notice of any violation of, any  applicable  law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on HDS.

     10.12 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of HDS, threatened, against or affecting the business of HDS, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of HDS, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of HDS ; and (c) HDS has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     10.13 Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of HDS or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement other than Adviser. Adviser has agreed that its sole compensation for acting as an adviser to HDS in connection with the Exchange and any other transactions contemplated hereby or by any other Transaction Document shall be the Adviser Shares.

     10.14 Taxes. Except as set forth in the HDS Balance Sheet (including the notes thereto) or Section 10.14 of the HDS Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on HDS, (a) all tax returns, statements, reports and forms (collectively, the "HDS Returns") required to be filed with any taxing authority by, or with respect to, HDS and its subsidiaries and each affiliated, combined, consolidated or unitary group of which HDS is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) HDS and its subsidiaries have timely paid all taxes shown as due and payable on the HDS Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the HDS Balance Sheet) and, as of the time of filing, the HDS Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of HDS and its subsidiaries; (c) the charges, accruals and reserves for taxes with respect to HDS and its subsidiaries reflected on the HDS Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to HDS or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; and (e) neither HDS nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which HDS was the common parent.

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     10.15 Employee  Benefit Plans.  Except as set forth in Section 10.15 of the
HDS Disclosure Schedule, HDS does not maintain, nor has HDS maintained in the past, any "employee benefit plans"as defined in Section 3(3) of ERISA, or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of HDS, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with HDS, any entity required to be aggregated in a controlled group or affiliated service group with HDS for purposes of ERISA or the Code (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA), at any relevant time.

     10.16 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on HDS: (a) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of HDS, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law; and (b) there are no liabilities of or relating to HDS or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

     10.17 Patents and Other Proprietary Rights. HDS has all Intellectual Property Rights material to its business as currently conducted. To the best of HDS's knowledge, neither HDS nor any of its subsidiaries has not and does not violate or infringe any Intellectual Property Right of any other person, and neither HDS nor any of its subsidiaries has received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on HDS, neither HDS nor any of its subsidiaries has been sued for infringing any Intellectual Property Right of another person.

     10.18 Antitakeover Statutes. Excluding any statute or regulation applicable solely by virtue of the jurisdiction of incorporation of Nesco as to which HDS takes no position nor makes any representation or warranty, and except as provided in Section 10.5, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

     10.19 Beneficial Ownership of Signatory Stockholders. The HDS Signatory Stockholders own, in the aggregate, not less than 50.1% of (a) the shares of HDS Common and (b) the shares of HDS Series B Preferred, in each case, issued and outstanding on the date hereof. Except as otherwise expressly provided herein, the HDS Signatory Stockholders shall not offer, sell, transfer, pledge, assign or otherwise dispose of any of their shares of HDS Common, HDS Series B Preferred or securities convertible into or exchangeable for HDS Common (and any Nesco Exchange Shares received in accordance with this Agreement) from the date hereof until the earlier of (a) termination of this Agreement and (b) effectuation of the Exchange Transactions.

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     10.20 HDS Signatories. The HDS Signatory Stockholders include each officer, director and holder of 5% of any class of outstanding voting securities of HDS. Each HDS Signatory Stockholder agrees to vote all voting securities of HDS held by such Stockholder (and any Nesco Exchange Shares received in accordance with this Agreement) in favor of and/or to consent in writing to, the Exchange and the other transactions contemplated hereby and by the other Transaction
Documents. Each HDS Signatory Stockholder covenants, represents and warrants that such Stockholder shall do all acts and things, including the execution and delivery of all documents and instruments, necessary or proper (a) to effectuate the Exchange, effectuate the Exchange Transactions and the other transactions contemplated hereby and by any of the other Transaction Documents and (b) to cause HDS to carry out its obligations hereunder and under each of the other Transaction Documents.

     10.21 No General Solicitation. Solicitation by HDS of participants in the Exchange shall be effected without use of any form of general solicitation or advertising and in all other respects in compliance with the requirements for an exemption from registration pursuant to Regulation D.

     10.22 Investment Representations.

     10.22.1 Each HDS Signatory Stockholder is acquiring Nesco Exchange Shares for investment for such Stockholder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

     10.22.2 Each HDS Signatory Stockholder understands, and each other Seller shall execute and deliver, at or prior to the Closing, a statement that such Seller understands, that the offer and sale of the Nesco Exchange Shares have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Nesco's reliance on such exemption is predicated on such Seller's representations set forth in Sections 10.22.2 and 10.22.4 hereof.

     10.22.3  Each  HDS  Signatory   Stockholder   hereby   confirms  that  such
     Stockholder is an Accredited Investor.

     10.22.4 Each HDS Signatory Stockholder acknowledges, and each other Seller shall acknowledge in writing on or prior to the Closing Date, that such

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     Person  can  bear  the  economic  risk of  this  investment,  and has  such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Exchange and the related investment in Nesco Exchange Shares.

11. COVENANTS OF NESCO AND NESCO SIGNATORY STOCKHOLDERS PENDING CLOSING. Each of
(a) the Nesco Signatory Stockholders, to the extent within such Stockholder's control, and (b) Nesco covenants that, except as otherwise provided in this Agreement, from the date hereof until the first to occur of the Closing Date and the Termination Date:

     11.1Preservation. Nesco shall:

     11.1.1maintain its corporate existence in good standing;

     11.1.2preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of Nesco's current officers and employees, to preserve the goodwill of those having business relations with Nesco, and perform all contracts to which Nesco is a party; and

     11.1.3maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

     11.1.4notify HDS immediately of any litigation or other proceeding in which Nesco or any of its executive officers or directors is named as a defendant or respondent and any claim for insurance not disclosed in detail in any Nesco SEC Filing made prior to January 1, 2004.

     11.2 Negative Covenants. Nesco shall not and the Nesco Signatory Stockholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effectuate the transactions contemplated by this Agreement or any other Transaction Document, do or propose to do or vote their shares in favor of or consent to any of the following:

     11.2.1amend or otherwise modify its certificate of incorporation or by-laws;

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     11.2.2issue,  sell,  dispose of or subject  to any Lien or  Encumbrance  or authorize the issuance, sale, disposition, or creation or sufferance of any Lien or Encumbrance on, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of Nesco's capital stock or any security convertible into or exercisable  for  any  such  shares,  or  alter  any  of the  terms  of any outstanding  security or make any change in its  authorized or  outstanding
     capital   stock  or  its   capitalization,   whether   by   reason  of  any
     reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

     11.2.3declare, set aside, make or pay any dividend or other distribution to any Nesco Stockholder with respect to any class of capital stock of Nesco or any NAC Entity; or

     11.2.4redeem,   purchase  or  otherwise  acquire  any  of  its  outstanding securities;

     11.2.5encumber any of its material assets or properties;

     11.2.6increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee, consultant or agent;

     11.2.7adopt  or,  except as required by applicable  law,  amend or make any
     unscheduled   contribution  to  any  employee  benefit  plan  for  or  with employees, or hire any employees;

     11.2.8enter into any material contracts or terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

     11.2.9create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $5,000, other than indebtedness directly in furtherance of the transactions contemplated by any of the Transaction Documents;

     11.2.10 commence any new operations, whether by acquiring or developing any line of business;

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     11.2.11 cancel, compromise, release or waive any material receivable, claim or right;

     11.2.12 change its method of accounting or the accounting principles or practices used in the preparation of the Nesco Financial Statements, other than as required by GAAP or SEC accounting rules or as may be requested in writing by HDS's auditors;

     11.2.13 make any loan or advance to any person or acquire any capital stock or other securities or ownership interest in or any material amount of assets of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

     11.2.14   institute  or  settle  any  action  or   proceeding   before  any
     Governmental Authority relating to Nesco, the issuance of any securities of Nesco, or any of its material assets or properties;

     11.2.15 adopt any plan of dissolution or liquidation;

     11.2.16 make any new election or change in any current election with respect to any Taxes, or settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

     11.2.17 take any action that would render any of the representations or warranties of Nesco or the Nesco Signatory Stockholders contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth therein), or cause Nesco or any Nesco Signatory Stockholder to breach or fail to satisfy or comply with any covenant, condition or agreement of Nesco or any Nesco Signatory Stockholder contained herein or in any of the other Transaction Documents in any material respect.

     11.2.18 violate the terms of the Standstill Agreement.

     11.3 Access and Information. Subject to the provisions of Section 13.3, Nesco shall comply with the provisions of Section 4.10.

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     11.4  Reservation  of Shares of Nesco Common.  Prior to the Closing,  Nesco
shall have reserved for issuance pursuant to this Agreement the number of shares of Nesco Common sufficient to meet all of Nesco's obligations hereunder.

     11.5 Board of Directors.

     11.5.1Nesco and each Nesco Signatory Stockholder who is a member of the Nesco Board hereby covenant and agree that from and after the Closing, the two (2) current members of the Nesco Board shall appoint Matthew Harriton and another Person to be designated by HDS (the "HDS Designees") to fill two (2) of the three (3) vacancies currently existing of Nesco's Board of Directors; the foregoing to be acceptable to the Nesco Board in the good faith exercise of its reasonable business judgment, which right shall not be assignable. Nesco and each Nesco Signatory Stockholder who is a member of the Nesco Board further agrees that they shall take all action necessary to nominate the HDS Designees to stand for election as directors of Nesco at the initial annual meeting of Nesco Stockholders held after the Closing and at every annual meeting thereafter unless waived by the HDS Signatory Stockholders.

     11.5.2The HDS Designees may not be removed or replaced without the prior written consent of the HDS Signatory Stockholders (other than any such Stockholders who, at the time consent is requested, are no longer holders of Nesco Common or officers or directors of HDS) except for removal for Cause (but subject to the rights of such HDS Signatory Stockholders to designate the individual to fill any such vacancy and of the Board of Directors to accept the HDS Designee, as provided herein).

     11.5.3Nesco agrees that the HDS Designees shall be entitled to and shall receive the same compensation as other members of the Nesco Board receive for serving on the Nesco Board.

     11.5.4Anything   contained   in  this   Section   11.5   to  the   contrary
     notwithstanding,   Nesco,   the  Nesco  Board  and  each  Nesco   Signatory
     Stockholder who is a member of the Nesco Board shall not have any obligation under this Section 11 to do any act or thing which violates any provision of applicable law, rule or regulation whether of Nevada or applicable Federal or state securities law, rule or regulation.

     11.5.5The parties shall comply with the Exchange Act, including Rule 14-f-1 promulgated thereunder, in connection with the changes to be made in the composition of the Nesco Board pursuant to this Section 11.5.

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12. COVENANTS OF HDS AND HDS SIGNATORY STOCKHOLDERS PENDING CLOSING. HDS and the
HDS Signatory Stockholders, as applicable, covenant and agree that except as otherwise provided in this Agreement, from the date hereof until the first to occur of the Closing Date and the Termination Date:

     12.1Preservation. HDS shall:

     12.1.1maintain its corporate existence in good standing;

     12.1.2preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of its current officers and perform all contracts to which HDS is or becomes a party;

     12.1.3maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

     12.1.4notify Nesco immediately of any litigation or other proceeding in which HDS or any of its executive officers or directors is named as a defendant or respondent.

     12.2 Negative Covenants. HDS shall not and the HDS Signatory Stockholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, do or propose to do or vote their shares of HDS Common or HDS Series B Preferred or otherwise consent to any of the following:

     12.2.1amend or otherwise modify its certificate of incorporation or by-laws;

     12.2.2issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or imposition of any Lien or Encumbrance on, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of capital stock of HDS or any security convertible into or exercisable for any such securities, or alter any of the terms of any outstanding security

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     or make any change in its  authorized or  outstanding  capital stock or its
     capitalization,    whether    by    reason    of   any    reclassification,
     recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

     12.2.3declare, set aside, make or pay any dividend or other distribution to any HDS Stockholder in respect of any class of capital stock of HDS;

     12.2.4redeem,   purchase  or  otherwise  acquire  any  of  its  outstanding securities;

     12.2.5increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee or consultant or agent;

     12.2.6adopt  or,  except as required by applicable  law,  amend or make any
     unscheduled   contribution  to  any  employee  benefit  plan  for  or  with employees, or hire any employees;

     12.2.7terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

     12.2.8create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $5,000, other than indebtedness in furtherance of the transactions contemplated by any of the Transaction Documents, any indebtedness to Nesco or any of its Affiliates and indebtedness incurred in the ordinary course of business consistent with past practices;

     12.2.9cancel, compromise, release or waive any material receivable, claim or right of HDS;

     12.2.10 adopt accounting principles or practices other than as required by GAAP or SEC accounting rules or as may be recommended by HDS's auditors;

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     12.2.11 make any loan or advance to any person or acquire any capital stock or other securities, or ownership interest in or any material amount of assets, of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

     12.2.12 adopt any plan of dissolution or liquidation;

     12.2.13 settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

     12.2.14 take any action that would render any of the representations or warranties of HDS contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth herein), or cause HDS or any HDS Signatory
     Stockholder to breach or fail to satisfy or comply with any covenant, condition or agreement of HDS or any HDS Signatory Stockholder contained herein or in any of the other Transaction Documents in any material respect; or

     12.2.15 violate the terms of the Standstill Agreement.

     12.3 Access and Information. Subject to the provisions of Section 10.2 hereof, HDS shall comply with the provisions of Section 5.2.

     12.4 Covenants of HDS Signatory Stockholders. The HDS Signatory Stockholders agree to vote their respective shares of HDS Common and/or HDS Series B Preferred in favor of, or consent to, an action that may be required to be taken by HDS Stockholders in connection with the transactions contemplated by this Agreement or any other Transaction Document.

13. CERTAIN COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING.

     13.1 Covenants of Nesco Signatory Stockholders and HDS Signatory Stockholders. By executing this Agreement, the Nesco Signatory Stockholders and the HDS Signatory Stockholders agree, subject to filing of the Information Statement, to vote their respective shares of voting securities of Nesco (whether held on the date hereof or acquired at any time from the date hereof through the Closing Date) in favor of, or to consent to, the following: (i) the Nesco Name Change, (ii) an increase in the number of authorized shares of Nesco Common pursuant to the Additional Capitalization Amendment and such Amendment,
(iii) the Reverse Split and the Reverse Split Amendment and (iv) election of the two HDS Directors to the Nesco Board as provided in Section 11.5 and any other

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actions that may be necessary or proper to effectuate  any of the foregoing (the
"Exchange Transactions"). Each of the Nesco Signatory Stockholders and the HDS Signatory Stockholders further acknowledges and agrees that except for the exercise or exchange of securities contemplated by this Agreement, such Stockholders may not offer, sell, transfer, pledge, assign, hypothecate or otherwise dispose of their respective securities of Nesco (whether held on the date hereof or acquired at any time from the date hereof through the Closing
Date) until the Exchange Transactions shall have been effected. Each Nesco Signatory Stockholder who is and each HDS Signatory Stockholder who becomes a member of the Nesco Board agrees to act in furtherance of the obligations provided in Section 11.5, provided, however, that anything contained in this
Section 13.1 to the contrary notwithstanding, no such Stockholder shall have any obligation under this Section to do any act or thing which violates its duties as a director under applicable law or any other provision of applicable laws, rules or regulations, whether applicable state corporate law or applicable state or Federal securities laws, rules or regulations.

     13.2 Initial 8-K. Upon execution and delivery of this Agreement, Nesco shall prepare and cause its counsel to prepare and provide to HDS and its counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to such execution and delivery (the "Initial 8-K"). HDS and its counsel shall provide Nesco and its counsel with any comments on the Initial 8-K no later than one business day prior to the due date for filing same with the SEC, provided that HDS and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. HDS shall provide Nesco with such information as Nesco may reasonably request in connection with the preparation of the Initial 8-K.

     13.3 Confidentiality. Each of the parties covenants and agrees to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from Nesco or HDS pursuant to this Agreement or otherwise, and agrees to use the same only for the purposes of this Agreement but without disclosing the same to any party except as provided below, without Nesco's prior written consent; provided that the terms of this Section 13.3 shall not extend to any such information that: (a) is already publicly known; (b) has become publicly known without any fault of the disclosing party or anyone to whom HDS or Nesco has made disclosure in compliance with the terms of this Section 13.3; or (c) is required to be disclosed to any Governmental Authority as a result of operation of law, regulation, or court order; provided, however, that party wishing to make any disclosure pursuant to this clause (c) shall have first given prompt written notice, if permitted, of such requirement to HDS and Nesco and cooperates with Nesco and HDS to restrict such disclosure and/or obtain confidential treatment thereof. The foregoing notwithstanding, each of HDS and Nesco may disclose such information to its Affiliates and its directors, officers and employees and representatives or the directors, officers, employees and representatives of any of its Affiliates that have a need to know such information (collectively, the "HDS Parties" and the "Nesco Parties," respectively); provided that HDS or Nesco, as the case may be, informs such Persons of the restrictions set forth in this Section 13.3 with respect to such information and such Persons agree to comply with the provisions of this Section 13.3. Each of HDS and Nesco further agrees to give prompt notice to the other of any disclosure made by any of the HDS Parties or the Nesco Parties, respectively, in breach of this Section 13.3,

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to the extent HDS or Nesco,  respectively,  has  knowledge  of such  disclosure;
provided that HDS or Nesco, respectively, shall have no liability for losses incurred by the other party or any of its Affiliates or their respective officers, directors, stockholders, employees, or representatives solely as the result of the failure by Nesco or HDS, respectively, following its actual receipt of notice from HDS or Nesco, respectively, of disclosure of information in breach of this Agreement, to make prompt public disclosure of the information so disclosed. For purposes of this Section 13.3, the knowledge of HDS shall mean the actual knowledge of Matthew Harriton or any successors to him as Chief Executive Officer of HDS and the knowledge of Nesco shall mean the actual knowledge of its Chief Executive Officer.

     13.4 Standstill Agreement. Except as otherwise provided in this Agreement, the parties agree that the following affirmative and negative covenants apply between the date hereof and the first to occur of (a) the Closing Date and (b) termination of this Agreement (the "Standstill Agreement"):

     13.4.1neither  Nesco  or any  of the  Nesco  Signatory  Stockholders  shall discuss or negotiate with any other Person, or entertain or consider any inquiries, or proposals relating to any the possible issuance of any capital stock or other securities of Nesco in connection with any acquisition of another Person by Nesco or Nesco's acquisition by another Person, whether through an exchange of securities, stock or asset acquisition, merger, consolidation or otherwise; and Nesco shall, and the Nesco Signatory Stockholders shall cause Nesco to, conduct business only in the ordinary course.

     13.4.2neither HDS or any of the HDS Signatory Stockholders shall discuss or negotiate with any other Person, or entertain or consider any inquiries, or proposals relating to any the possible issuance of any capital stock or other securities of HDS in connection with any acquisition of another Person by HDS or HDS's acquisition by another Person, whether through an exchange of securities, stock or asset acquisition, merger, consolidation or otherwise; and HDS shall, and the HDS Signatory Stockholders shall cause HDS to, conduct business only in the ordinary course.

     13.4.3Notwithstanding the foregoing provisions of this Section 13.4, Nesco and HDS shall be free to engage in activities described in Sections 13.4.1 and 13.4.2, respectively, which are designed to further the mutual interests of the parties for the contemplated Exchange, their reorganization and advancement of HDS's business plan.

     13.5 Notification as to Certain Events. Each party shall promptly notify the others of (a) the occurrence or non-occurrence of any fact or event of which such party has knowledge that would be reasonably likely (i) to cause any representation or warranty of such party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any

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material respect; provided,  however, that no such notification shall affect any of the representations or warranties of such party, or the right of the other party to rely thereon, or the conditions to the obligations of the parties, or the remedies available hereunder, except as otherwise provided in Section 16. The parties shall give prompt notice to the other parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

     13.6 Reasonable Efforts; Further Action. Upon the terms and subject to the conditions contained herein, each of the parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Nesco and HDS immediately prior to the Closing are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary or desirable action.

     13.7 Nesco Charter Amendments. As promptly as practicable following the Closing and otherwise in compliance with the terms of this Agreement, Nesco shall increase to 400,000,000 the number of shares of Nesco Common which it is authorized to issue and thereafter effectuate the Reverse Split. Prior to the Closing Date, Nesco shall file the Certificate of Designation in Nevada in compliance with the applicable provisions of the NRS.

     13.8 Closing Report. Upon Closing, Nesco shall prepare and cause its counsel to prepare and provide to HDS and its counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to the consummation of the transactions contemplated by this Agreement (the "Closing Report"). HDS and its counsel shall provide Nesco and its counsel with any comments on the draft of the Closing 8-K no later than one business day prior to the due date for filing same with the SEC, provided that HDS and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. HDS shall provide Nesco with such information as Nesco may reasonably request in connection with the preparation of the Closing 8-K. HDS and Nesco shall, and shall cause their respective auditors to, cooperate in the preparation of the financial statements required to be filed with or as an amendment to the Closing Report (the "Exchange Financial Statements").

     13.9 Additional Filings. The parties shall cooperate with respect to all other filings, applications and notices required to be submitted to any Governmental Authorities and other Persons, or necessary or proper to carry out the transactions contemplated by any of the Transaction Documents.

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     13.10  Lock-Up.  Each  participant  in the Exchange,  other than holders of
Nesco Series A Preferred and Nesco Warrants, agrees not to offer, sell, transfer, assign pledge, hypothecate or otherwise dispose of the Nesco Common or Nesco Series B Preferred (or the Nesco Common same will convert into upon filing of the Additional Capitalization Amendment) such stockholder receives in the Exchange for a period commencing on the date on which such holder receives such securities in the Exchange and continuing until the first anniversary of the Closing Date (the "Lock-Up").

     13.11 Underwritten Public Offering. In the event that shares of Nesco Common are registered in connection with an underwritten public offering undertaken at any time after one hundred twenty (120) days following the Closing Date, all shares of Nesco Common held by the Nesco Signatory Stockholders, the HDS Signatory Stockholders, the holder of the Nesco Stockholder Debt, and the holders of the NAC Shares, the Nesco Warrants and the Nesco Series A Preferred shall be entitled to include their shares of Nesco Common outstanding or issuable on the date hereof or immediately following the Closing, subject to underwriter cutbacks, in the underwriter's sole discretion (an "Underwritten Offering"). In the event that Nesco does not have a written agreement providing for an Underwritten Offering by the 180th day following the Closing Date, the Nesco Signatory Stockholders holding 50.1% or more, in the aggregate, of the then outstanding voting securities held by them, shall have the right to demand that Nesco register their shares for resale under the Securities Act.

14. DELIVERIES AT CLOSING.

     14.1 Nesco Deliveries. Nesco and the Nesco Signatory Stockholders shall deliver to HDS at Closing:

     14.1.1certificates representing the Nesco Exchange Shares, duly endorsed in blank for transfer;

     14.1.2the Nesco Exchange Debentures issuable to the holders of the HDS Term Debt and the holder of the Nesco Stockholder Debt, if such holder exercises its option to receive debentures in exchange for such Debt;

     14.1.3a certificate of an executive officer of Nesco certifying that the representations and warranties of Nesco contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that Nesco has satisfied all of the conditions to Closing which it is required to satisfy pursuant to this Agreement;

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     14.1.4a copy of a  certificate  of good  standing for Nesco issued not more than five (5) days prior to Closing by the Nevada Secretary or Department of State; and

     14.1.5a certificate of the Secretary of Nesco certifying as to the incumbency and signatures of the officers of Nesco executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the certificate of incorporation and by-laws of Nesco, each as amended to the Closing Date, and including the Additional Capitalization Amendment.

     14.1.6opinion of counsel to Nesco to be annexed as Exhibit 14.1.6 hereto, in form and substance substantially as delivered in transactions of this nature and legally satisfactory to counsel for HDS, in the exercise of its reasonable legal judgment, provided that such opinion may be given by Nesco's New York State counsel and may refer to, and rely upon, an opinion of Nevada counsel to Nesco as to matters of Nevada law.

     14.2 HDS Deliveries. HDS and/or the HDS Signatory Stockholders shall deliver to Nesco at Closing:

     14.2.1certificates representing their shares of HDS Common and HDS Series B Preferred or other evidence of issuance and ownership thereof;

     14.2.2Evidence of the HDS Term Debt for cancellation upon conversion;

     14.2.3a certificate of an executive officer of HDS certifying that the representations and warranties of HDS contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that HDS has satisfied all of the conditions to Closing which it is required to satisfy pursuant to Section 15 hereof;

     14.2.4a copy of a certificate of good standing for HDS issued not more than five (5) days prior to Closing by the Department or Secretary of State of Delaware; and

     14.2.5a certificate of the Secretary of HDS certifying as to the incumbency and signatures of the officers of HDS executing and delivering documents at Closing, and that attached to such certificate are true and correct copies

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     of the certificate of incorporation  and by-laws of HDS, each as amended to the Closing Date; and

     14.2.6an opinion of counsel to HDS to be annexed as Exhibit 14.2.6 hereto, in form and substance substantially as delivered in transaction of this nature and legally satisfactory to counsel for Nesco, in the exercise of its reasonable legal judgment.

15. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

     15.1 Conditions Precedent to Obligations of All Parties. The obligations of the parties to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

     15.1.1Nesco shall have filed Form 99 and all other documents required to be filed by it in connection with the Exchange under New York Blue Sky Laws;

     15.1.2there shall be no default subsisting under the secured equipment debt of HDS to Becton, Dickinson in the outstanding principal amount of $800,000 which shall not have been waived or cured, and the note evidencing such debt shall have been restructured on terms which Nesco and HDS agree can be serviced and amortized by Nesco in the ordinary course of business;

     15.1.3HDS shall have entered into an amended deposit agreement with Cygnus Corp., pursuant to which the $800,000 deposit shall have become non-refundable and terms for applying the deposit or otherwise satisfying the deposit obligation shall have been set forth; and

     15.1.4All required approvals of or consents to the Exchange and this Agreement of any Governmental Authority shall have been obtained which may be legally obtained on or before Closing Date.

     15.2 Conditions Precedent to Obligations of Nesco and the Nesco Signatory Stockholders. The obligations of Nesco and the Nesco Signatory Stockholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

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     15.2.1Each of HDS and the HDS Signatory  Stockholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it or them prior to the Closing Date;

     15.2.2the respective representations and warranties of HDS and the HDS Signatory Stockholders contained in this Agreement and in any certificate or other writing delivered by HDS or any such Stockholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Nesco shall have received a certificate signed by an executive officer of HDS (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

     15.2.3there shall have occurred no material adverse changes in the business or financial condition of HDS between the date hereof and the Closing Date; and

     15.2.4the holder (s)of the HDS Term Debt shall have agreed to effect the HDS Term Debt Conversion upon Closing.

     15.3 Conditions to Obligations of HDS and the HDS Signatory Stockholders. The obligations of HDS and the HDS Signatory Stockholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, any of which may be waived by the HDS Board with the consent of HDS Signatories holding a majority of the HDS Common and HDS Series B Preferred held by such HDS Signatories:

     15.3.1Each of Nesco and the Nesco Signatory Stockholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing or the Closing Date;

     15.3.2the respective representations and warranties of Nesco and the Nesco Signatory Stockholders contained in this Agreement and in any certificate or other writing delivered by Nesco or any such Stockholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified

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     date or dates, in which event,  they shall be true in all material respects as of such other date or dates, respectively, and Nesco shall have received a certificate signed by an executive officer of Nesco (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

     15.3.3there shall have occurred no material adverse changes in the business or financial condition of Nesco between the date hereof and the Closing Date; and

     15.3.4The Nesco Warrant Conversion shall have been effected and the Nesco Special Warrants shall have been cancelled prior to the Closing Date;

     15.3.5The Nesco Stockholder Debt shall have been converted into Nesco Debentures as provided in this Agreement prior to the Closing Date;

     15.3.6Nesco shall have disposed of all of its right, title and interest in the NAC Entities on the terms set forth in Section 4.6 hereof prior to the Closing Date;

     15.3.7Nesco shall use its best efforts to have its shares of Nesco Common re-admitted for quotation on the OTCBB as soon as practicable, and there shall be no inquiry pending or threatened that could bar such readmission or result in de-listing of Nesco Common for quotation or trading on the OTCBB; Nesco and the Nesco Signatory Stockholders shall be current in filing all reports and other documents required to be filed by them, respectively, with the SEC;

     15.3.8 On the Closing Date, Nesco shall have cash on hand of not less than $550,000 and outstanding payables or debt not exceeding $200,000, after giving effect to conversion of the Nesco Stockholder Debt as provided in
     Section 4.4 hereof. The outstanding principal and accrued interest on the Secured Term Loan in the principal amount of $125,000 between Hydrogel, as borrower, and Nesco, as lender, shall be deemed part of the cash on hand as required hereby;

     15.3.9 The Exchange shall not violate any Federal or state law, rule or regulation to which Nesco is subject, and Nesco shall have received all necessary approvals and consents of the Nesco Board and its Stockholders, if applicable.

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     15.3.10 Other than as provided in this Agreement,  immediately prior to the
     Closing, the number of shares of Nesco Common outstanding shall be no greater than the number outstanding on the date hereof and no other securities of Nesco shall be outstanding and there shall be no commitment outstanding to issue any such securities.

16.  TERMINATION.

     16.1 Right to Terminate. This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned at any time prior to the Closing Date without liability to either party, except as specified below in this
Section 16:

     16.1.1by mutual written agreement of Nesco and HDS;

16.1.2by Nesco or HDS if (a) any provision of any applicable law or regulation or (b) any judgment, injunction, order or decree of a court of competent jurisdiction that prohibits the consummation of the Exchange is entered and shall have become final and non-appealable, which law, regulation, judgment, injunction, order or decree is not based upon the requirement of approval of Nesco's Stockholders, provided that the party seeking to terminate this Agreement pursuant to the foregoing provisions of paragraph (b) of this Section
16.1.2 shall have used its reasonable best efforts to remove any such injunction, order or decree.

     16.1.3by Nesco if: (i) any of the conditions precedent to the obligations of Nesco set forth in Section 16.2 hereof shall not have been satisfied in any material respect by the Closing Date or any other date prior to the Closing provided herein for satisfaction thereof; or (ii) if, on or prior to the Closing Date, the due diligence review by Nesco or its representatives of the books and records of HDS reveals a material breach of any of the representations and warranties of HDS or any HDS Signatory Stockholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the financial condition or results of operations of HDS from those as presented in the HDS Balance Sheet, unless such change is reflected herein or in the HDS Disclosure Schedule.

     16.1.4by HDS (i) if any of the conditions to the obligations of HDS set forth in Section 16.3 hereof shall not have been satisfied in any material respect by the Closing Date or any other date prior to the Closing provided herein for satisfaction thereof; (ii) if, on or prior to the Closing Date, the due diligence review by HDS or its representatives of Nesco's books and records reveals a material breach of any of the representations and

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     warranties of Nesco or any Nesco Signatory  Stockholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the business or financial condition or its results of operations of Nesco from those as presented in the Nesco Annual Report and the Nesco 10-QSB for the period ended October 31, 2003; or (iii) pursuant to Section 4.5.2.

     16.2 Termination Date; Notice of Termination. Any party may exercise its right under Section to terminate this Agreement by giving notice thereof in writing to each of the other parties (the "Termination Notice"). This Agreement shall terminate on the date on which the first Termination Notice shall have been given by HDS or Nesco pursuant to Section 18.

     16.3 Effects of Termination. In the event of termination of this Agreement pursuant to this Section 16 ("Termination"), each of the parties hereby expressly waive their rights to recover all other damages, fees, costs, and expenses, including incidental, consequential and punitive damages, from any of the other parties as a result of any termination of this Agreement; provided, however, that: (a) If either HDS or Nesco terminates this Agreement in bad faith, the non-terminating party shall be entitled to recover reasonable attorneys' and auditors' fees, costs and expenses expended in connection with the Exchange; and (b) HDS may terminate this Agreement pursuant to the provisions of Section 4.5.2. Effective as of the Termination Date, this Agreement shall forthwith become void and of no further force or effect, except for (i) the obligations set forth in this Section 16.3; and (ii) the obligations of confidentiality set forth in Section 13.3 hereof.

17. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of the parties contained herein or in any certificate or other instrument delivered by or on behalf of any of the parties pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by such party, respectively, but shall not survive the Closing, provided, however, that representations of any party with respect to any Tax matter, any Environmental Liability, any ERISA matter or matter related to any employee benefit plan shall survive until expiration of the applicable statute of limitations.

18. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     If to Nesco or any Nesco Signatory Stockholder, to:

        Nesco Industries, Inc.
        22-09 Queens Plaza North

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
        Long Island City, NY 11101
        Fax No.: ____________________
        Attention: ___________________

with a copy to:

        Davidoff & Malto LLP
        605 Third Avenue
        34th Floor
        New York, NY 10158
        Fax No.: (212) 557-7200
        Attention: Jeffrey Citron

If to HDS or any HDS Signatory Stockholder, to:

        Hydrogel Design Systems, Inc.
        305 Madison Avenue
        Suite 4510
        New York, NY 10165
        Fax No.: (212) 808-0113
        Attention: Matthew Harriton
        Chief Executive Officer

with a copy to:

                                          Share Exchange Agreement Page 60 of 67
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

        Beckman, Lieberman & Barandes
        116 John Street
        Suite 1313
        New York, New York 10038
        Fax No.: (212) 608-9687
        Attention: Robert Barandes, Esq.

     or to such other address or fax number as such party may hereafter specify for purposes of notice by giving notice to the other parties hereto. All such notices, requests and other communications shall be deemed given on the date of receipt by the recipient thereof, if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt, or if received later, the next succeeding business day in the place of receipt.

19. AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived prior to the first to occur of the Closing Date and the Termination Date but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20. GOVERNING LAW; ARBITRATION. This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by, and construed in accordance with, the laws of that State, without giving effect to the principles thereof relating to the conflict of laws. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in New York, New York, in accordance with the rules and regulations of the American Arbitration Association then obtaining. The laws of New York shall govern the disposition of any such arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court of competent jurisdiction. Each party hereby submits to the jurisdiction of the American Arbitration Association and consents to the venue stated in this Section.

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

21. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

22. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

23. ENTIRE AGREEMENT. This Agreement, including all Exhibits and Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written between or among any of the parties with respect to the subject matter hereof and thereof.

24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                             SIGNATURE PAGES FOLLOW


                           COUNTERPART SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT
                                   NESCO-HDS

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

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

NESCO INDUSTRIES, INC.


By:________________________________

       Chief Executive Officer


                           COUNTERPART SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT
                                   NESCO-HDS


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.


NESCO SIGNATORY STOCKHOLDERS:


-----------------------------------              -------------------------------


-----------------------------------              -------------------------------

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



                           COUNTERPART SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT
                                   NESCO-HDS

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

HYDROGEL DESIGN SYSTEMS, INC.


By:_________________________________
           Matthew Harriton
        Chief Executive Officer



                           COUNTERPART SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT
                                   NESCO-HDS

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

HDS SIGNATORY STOCKHOLDERS

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


-----------------------------
       Matthew Harriton


-----------------------------------              -------------------------------


-----------------------------------              -------------------------------

                                LIST OF EXHIBITS


Exhibit A                    NESCO DISCLOSURE SCHEDULE

Exhibit B                    HDS DISCLOSURE SCHEDULE

Exhibit 4.1                  ADDITIONAL CAPITALIZATION AMENDMENT

Exhibit 8.1                  EMPLOYMENT AGREEMENT

Exhibit 9.4                  NESCO BOARD CONSENT

Exhibit 10.4                HDS BOARD CONSENT

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

Exhibit 10.9                HDS BALANCE SHEET

Exhibit 14.1.6             OPINION OF COUNSEL TO NESCO

Exhibit 14.2.6             OPINION OF COUNSEL TO HDS

                                   Exhibit A

                           NESCO DISCLOSURE SCHEDULE


                                   Exhibit B

                            HDS DISCLOSURE SCHEDULE

No additional information required.

                                  Exhibit 4.1

                      ADDITIONAL CAPITALIZATION AMENDMENT

                                  Exhibit 8.1

                              EMPLOYMENT AGREEMENT

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

                                  Exhibit 9.4

                              NESCO BOARD CONSENT


                                  Exhibit 10.4

                               HDS BOARD CONSENT


                                  Exhibit 10.9

                               HDS BALANCE SHEET


                                 Exhibit 14.1.6

                          OPINION OF COUNSEL TO NESCO



                                 Exhibit 14.2.6

                           OPINION OF COUNSEL TO HDS

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



                                                                      APPENDIX B

         AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION CHANGING
                            THE NAME OF THE COMPANY


     The following sets forth the changes to Article FIRST of the Company's Articles of Incorporation:

     FIRST; The name of the Corporation is: AQUAMATRIX, INC.

                                                          Amendments Page 1 of 2
                               Page 165 of total

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     The following sets forth the changes to Article FOURTH of the Company's Articles of Incorporation:


     FOURTH: That the total number of shares of stock which the corporation is authorized to issue is:

     (a) Common. 400,000,000 shares of Common Stock having a par value of $.001 per share.

     (b) Preferred. 1,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designations as determined by the Board of Directors of the Corporation.

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